July 23, 2007

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$2,555,252,000

(Approximate Offered Certificates)

$2,897,955,917

(Approximate Total Pooled Collateral Balance)

COMM 2007-C9

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Capmark Finance Inc.

KeyBank National Association

Sponsors and Mortgage Loan Sellers

	Initial Certificate or Notional Balance	Ratings (Moody’s / S&P)	Subordination Levels	Expected WAL (yrs.)	Principal Window	Assumed Final Distribution Date
Class A-1	$ 26,500,000	Aaa / AAA	30.000%	2.93	9/07–2/12	February 10, 2012
Class A-2	$ 172,300,000	Aaa / AAA	30.000%	4.60	2/12–7/12	July 10, 2012
Class A-3	$ 55,700,000	Aaa / AAA	30.000%	6.69	3/14–6/14	June 10, 2014
Class A-AB	$ 63,549,000	Aaa / AAA	30.000%	7.24	7/12–1/17	January 10, 2017
Class A-4	$1,433,365,000	Aaa / AAA	30.000%	9.77	1/17–7/17	July 10, 2017
Class A-1A	$ 277,153,000	Aaa / AAA	30.000%	7.30	9/7–7/17	July 10, 2017
Class AM-FX	$ 189,796,000	Aaa / AAA	20.000%	9.91	7/17–7/17	July 10, 2017
Class A-J	$ 195,613,000	Aaa / AAA	13.250%	9.91	7/17–7/17	July 10, 2017
Class B	$ 32,602,000	Aa1 / AA+	12.125%	9.91	7/17–7/17	July 10, 2017
Class C	$ 28,980,000	Aa2 / AA	11.125%	9.91	7/17–7/17	July 10, 2017
Class D	$ 32,602,000	Aa3 / AA–	10.000%	9.91	7/17–7/17	July 10, 2017
Class E	$ 25,357,000	A1 / A+	9.125%	9.91	7/17–7/17	July 10, 2017
Class F	$ 21,735,000	A2 / A	8.375%	9.91	7/17–7/17	July 10, 2017

Deutsche Bank Securities

Sole Bookrunner and Lead Manager

Capmark Securities	KeyBanc Capital Markets
Co-Manager	Co-Manager
Citigroup	Morgan Stanley
Co-Manager	Co-Manager

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

KEY FEATURES OF SECURITIZATION

Key Features(1):

Bookrunner & Lead Manager:	Deutsche Bank Securities Inc.
Co-Managers:	Capmark Securities, Citigroup Global Markets Inc., KeyBanc Capital Markets Inc. and Morgan Stanley & Co. Incorporated
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) 74.05%, Capmark Finance Inc. (“Capmark”) 14.73% and KeyBank National Association (“KeyBank”) 11.22%
*An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicers:	KeyCorp Real Estate Capital Markets, Inc. (“KRECM”) 85.27%, Capmark Finance Inc. 14.73%
Special Servicer:	LNR Partners, Inc.
Trustee:	Wells Fargo Bank, N.A.
Certificate Administrator:	Deutsche Bank Trust Company Americas
Rating Agencies:	Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc.
Distribution Date:	10th of each month, or the following business day commencing September 2007
Cut-off Date:	With respect to each mortgage loan, the related due date of such mortgage loan in August 2007.
Settlement Date:	On or about August 14, 2007
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered classes are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered classes will be SMMEA eligible.
Tax Treatment:	REMIC
Rated Final Distribution Date:	December 10, 2049
Minimum Denominations:	(i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, and Class A-J Certificates, and (ii) $25,000 with respect to the Class B, Class C, Class D, Class E and Class F Certificates and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%
(1)	Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus

Pooled Collateral Facts(2):

Initial Pooled Collateral Balance:	$2,897,955,917
Initial Trust Collateral Balance:	$2,913,455,917
Number of Mortgage Loans:	110
Number of Mortgaged Properties:	272
Average Mortgage Loan Cut-Off Date Balance:	$26,345,054
Average Mortgaged Property Cut-Off Date Balance:	$10,654,250
Weighted Avg Mortgage Loan UW DSCR(3)(4):	1.40	x
Range of Mortgage Loan UW DSCR(3)(4):	1.02 x – 3.45	x
Weighted Avg Mortgage Loan Cut-Off Date LTV(3)(4):	67.1%
Range of Mortgage Loan Cut-Off Date LTV(3)(4):	24.0% – 82.4%
Weighted Avg Mortgage Loan Maturity Date LTV(3)(4):	64.2%
Range of Mortgage Loan Maturity Date LTV(3)(4):	22.2% – 80.0%
Weighted Avg Mortgage Loan Original Term to Maturity/ARD (months):	113
Weighted Average Mortgage Loan Remaining Term to Maturity/ARD (months):	111
Weighted Avg Mortgage Loan Seasoning (months):	2
% of Pooled Collateral Balance with Full Interest Only:	59.60%
% of Pooled Collateral Balance with Partial Interest Only:	31.94%
% of Pooled Collateral Balance with Amortization for Full Term:	7.50%
% of Pooled Collateral Balance Fully Amortizing:	0.00%
% of Pooled Collateral Balance with Partial Interest Only Hyper Am:	0.83%
% of Pooled Collateral Balance with Hyper Am:	0.14%
% of Pooled Collateral Balance with Upfront or Ongoing Tax Reserves:	51.25%
% of Pooled Collateral Balance with Upfront or Ongoing Replacement Reserves:	34.48%
% of Pooled Collateral Balance with Upfront or Ongoing Insurance Reserves:	43.04%
% of Pooled Collateral Balance with Upfront or Ongoing TILC Reserves:	42.06%
% of Pooled Collateral Balance with Upfront or Ongoing Other Reserves:	37.87%
(2)	For purposes of calculating distributions on the Certificates, the 135 East 57th Street loan will be divided into a pooled trust component having a cut-off date balance of $69,500,000 and a non-pooled trust component having a cut-off date balance of $15,500,000. The pooled trust component of the 135 East 57th Street loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled trust component of the 135 East 57th Street loan will be available to make distributions in respect of each Class of Certificates other than the Class E57 Certificates. The non-pooled trust component of the 135 East 57th Street loan will support the Class E57 Certificates. Although the non-pooled trust component of the 135 East 57th Street loan is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained herein, the non-pooled trust component of the 135 East 57th Street loan is not reflected and the term “mortgage loan” in that context does not include the non-pooled trust component of the 135 East 57th Street loan.
(3)	With respect to the 60 Wall Street loan, the DDR Portfolio loan, the 85 Tenth Avenue loan, the USFS Industrial Distribution Portfolio loan and the Georgian Towers loan, LTV and DSCR calculations include all related pari passu companion loans.
(4)	With respect to 5 mortgage loans, collectively representing 3.35% of the outstanding pool balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount. In addition, with respect to one mortgage loan, representing 0.83% of the outstanding pool balance as of the cut-off date, the Cut-Off Date LTV and the Maturity Date LTV are calculated after netting out a holdback amount and with respect to 2 mortgage loans, collectively representing 1.82% of the outstanding pool balance as of the cut-off date, the UW DSCR is calculated based on a sponsor guaranty.

Distribution of Pooled Collateral by Property Type

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

	Initial Principal or Notional Amount(1)(2)	Subordination Levels	Ratings (Moody’s/S&P)	Weighted Avg Life (years)(3)	Principal Window (months)(3)	Assumed Final Distribution Date(3)(4)
Class A-1(4)	$26,500,000	30.000%(6)	Aaa/AAA	2.93	1 – 54	February 10, 2012
Class A-2(4)	$172,300,000	30.000%(6)	Aaa/AAA	4.60	54 – 59	July 10, 2012
Class A-3(4)	$55,700,000	30.000%(6)	Aaa/AAA	6.69	79 – 82	June 10, 2014
Class A-AB(4)	$63,549,000	30.000%(6)	Aaa/AAA	7.24	59 – 113	January 10, 2017
Class A-4(4)	$1,433,365,000	30.000%(6)	Aaa/AAA	9.77	113 – 119	July 10, 2017
Class A-1A(4)	$277,153,000	30.000%(6)	Aaa/AAA	7.30	1 – 119	July 10, 2017
Class AM-FX	$189,796,000	20.000%	Aaa/AAA	9.91	119 – 119	July 10, 2017
Class A-J	$195,613,000	13.250%	Aaa/AAA	9.91	119 – 119	July 10, 2017
Class B	$32,602,000	12.125%	Aa1/AA+	9.91	119 – 119	July 10, 2017
Class C	$28,980,000	11.125%	Aa2/AA	9.91	119 – 119	July 10, 2017
Class D	$32,602,000	10.000%	Aa3/AA–	9.91	119 – 119	July 10, 2017
Class E	$25,357,000	9.125%	A1/A+	9.91	119 – 119	July 10, 2017
Class F	$21,735,000	8.375%	A2/A	9.91	119 – 119	July 10, 2017

PRIVATE CERTIFICATES(7)
	Initial Principal or Notional Amount(1)(2)	Subordination Levels	Ratings (Moody’s/S&P)	Weighted Avg Life (years)(3)	Principal Window (months)(3)	Assumed Final Distribution Date(3)(4)
Class X(5)	$2,897,955,917	N/A	Aaa/AAA	N/A	N/A	N/A
Class AM-FL(8)	$100,000,000	20.000%	Aaa/AAA	9.91	119 – 119	July 10, 2017
Class G	$25,357,000	7.500%	A3/A–	9.91	119 – 119	July 10, 2017
Class H	$36,224,000	6.250%	Baa1/BBB+	9.91	119 – 119	July 10, 2017
Class J	$36,225,000	5.000%	Baa2/BBB	9.91	119 – 119	July 10, 2017
Class K	$32,602,000	3.875%	Baa3/BBB–	9.95	119 – 120	August 10, 2017
Class L	$21,734,000	3.125%	Ba1/BB+	9.99	120 – 120	August 10, 2017
Class M	$14,490,000	2.625%	Ba2/BB	9.99	120 – 120	August 10, 2017
Class N	$10,867,000	2.250%	Ba3/BB–	9.99	120 – 120	August 10, 2017
Class O	$7,245,000	2.000%	B1/B+	9.99	120 – 120	August 10, 2017
Class P	$10,868,000	1.625%	B2/B	9.99	120 – 120	August 10, 2017
Class Q	$7,245,000	1.375%	B3/B–	9.99	120 – 120	August 10, 2017
Class S	$39,846,917	0.000%	NR/NR	9.99	120 – 120	August 10, 2017
Class E57-1(9)	$4,767,000	N/A	–/A–	9.49	57 – 116	April 10, 2017
Class E57-2(9)	$2,374,000	N/A	–/BBB	9.49	57 – 116	April 10, 2017
Class E57-3(9)	$8,359,000	N/A	–/BB+	9.49	57 – 116	April 10, 2017

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class AM-FL Regular Interest will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass through rate for that class in the table above and the weighted average net mortgage pass through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only), (iii) a rate equal to the weighed average net mortgage pass through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only) less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balance of the pooled trust component only). The pass-through rate applicable to the Class AM-FL Certificates will equal LIBOR plus a specified percentage so long as the related swap agreement is in effect and there is no continuing payment default thereunder. The pass-through rate for the Class E57 Certificates will be the net mortgage rate of the non-pooled trust component of the 135 East 57th Street loan, which will be converted to the annualized rate of interest at which interest would have to accrue on the principal balance of such Certificates (on the basis of a 360-day year consisting of twelve 30-day months) to produce the aggregate amount of interest that actually accrues on the Class E57 Certificates.
(3)	Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 86 mortgage loans, representing approximately 90.44% of the outstanding pool balance. Loan Group 2 will consist of 24 mortgage loans, representing approximately 9.56% of the outstanding pool balance. Loan Group 2 will include approximately 100.00% of all the mortgage loans secured by multifamily and manufactured housing properties.
So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

SUMMARY OF THE CERTIFICATES
Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2 and (ii) the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class A-4 certificates has been reduced to zero, from Loan Group 1.
However, on and after any distribution date on which the certificate principal balances of the Class AM-FX, Class AM-FL, Class A-J and Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata.
(5)

The Class X Certificates will not have a certificate balance. The interest accrual amounts on the Class X Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all of the classes of certificates (other than the Class X, Class AM-FL, Class E57, Class T, Class R and Class LR Certificates) and the Class AM-FL Regular Interest. The pass-through rate applicable to the Class X Certificates for each distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate (in the case of the 135 East 57th Street loan, taking into account the interest rate and principal balances of the pooled trust component only) and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class X, Class AM-FL, Class E57, Class T, Class R and Class LR Certificates, and the Class AM-FL Regular Interest (based on their certificate balances).

(6)	Represents the approximate subordination level for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.
(7)	Certificates to be offered privately pursuant to Rule 144A and Regulation S.
(8)	The Class AM-FL Certificates will represent an undivided interest in, among other things, the rights and obligations under a related swap agreement with a swap counterparty to be determined. The swap agreement will provide, among other things, that fixed amounts payable by the Trust Fund as interest with respect to the Class AM-FL Regular Interest will be exchanged for floating amounts at the applicable LIBOR-based rate. Under certain circumstances relating to an event of default under, or termination of, the related swap agreement, the pass-through rate applicable to the Class AM-FL Certificates may convert to the fixed pass-through rate applicable to the Class AM-FL Regular Interest. Holders of the offered certificates will not own any interest in, or have any rights under, the swap agreement.
(9)	The Class E57 Certificates will represent interests solely in a designated portion of the 135 East 57th Street loan, which (for purpose of determining calculations on the Certificates) will be divided into a pooled trust component having a cut-off date balance of $69,500,000 and a non-pooled trust component having a cut-off date balance of $15,500,000. The pooled trust component of the 135 East 57th Street loan will be pooled together with the other mortgage loans and interest and principal received in respect of the pooled trust component of the 135 East 57th Street loan will be available to make distributions in respect of each class of certificates other than the Class E57 Certificates. The non-pooled trust component of the 135 East 57th Street loan will support the Class E57 Certificates.

The Class T, Class R and Class LR Certificates are not represented by this table.

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Property Name	Property Type	Aggregate Cut-off Date Balance	Remaining Term to Maturity (Months)	UW DSCR	Cut-off Date LTV Ratio
A-1 / A-2	Capmark	Fashion Outlet of Las Vegas	Retail	$103,000,000	54	1.37x	76.3%
A-2	GACC	Fishkill Holiday Inn	Hotel	$ 12,433,120	56	1.29x	73.1%
A-2	GACC	233 Norman Avenue	Industrial	$ 7,100,000	57	1.23x	78.0%
A-2	KeyBank	110 Shawmut Road	Industrial	$ 4,725,000	57	1.50x	64.7%
A-2	GACC	Silverado & Grand Canyon	Retail	$ 31,500,000	58	1.20x	60.7%
A-2	KeyBank	Oakland Shopping Center	Retail	$ 6,500,000	58	1.79x	46.1%
A-2 / A-AB	KeyBank	Days Inn - SeaTac Airport	Hotel	$ 3,346,334	59	1.36x	51.5%
A-AB / A-3	GACC	100 Enterprise Place	Industrial	$ 4,000,000	79	1.68x	65.6%
A-AB / A-3	GACC	Silver Lake Office	Office	$ 18,000,000	79	1.27x	75.0%
A-AB / A-3	GACC	Regency North Whole Foods Center	Retail	$ 12,800,000	80	1.32x	80.0%
A-AB / A-3	Capmark	Courtyard by Marriott - Worcester	Hotel	$ 14,500,000	82	1.39x	82.4%
A-AB / A-3	Capmark	TownePlace Suites - Williston	Hotel	$ 8,000,000	82	1.47x	78.0%
A-AB / A-4	GACC	Hilton Garden Inn - Tysons Corner	Hotel	$ 23,500,000	113	1.39x	66.8%

(1)	This table identifies loans in Loan Group 1 with respective balloon payments due during the principal paydown window assuming 0% CPR and no losses for the indicated Certificates. Certain mortgage loans may balloon during principal paydown for one or more classes of Certificates. See "Yield and Maturity Considerations—Yield Considerations" in the Prospectus Supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

STRUCTURE OVERVIEW

Principal Payments:	In general: (i) principal from Loan Group 1 will be distributed on each Distribution Date to the Class A-AB (until its balance reaches a scheduled balance) and, thereafter sequentially to the Class A-1, A-2, A-3, A-AB and A-4 Certificates, in that order, in each case until the balance of the subject class is reduced to zero; and (ii) principal from Loan Group 2 will be distributed on each Distribution Date to the Class A-1A Certificates. However, the Class A-1, A-2, A-3, A-AB and A-4 Certificates (in the order described in clause (i) of the prior sentence) will be entitled to receive distributions of principal from Loan Group 2 after the total principal balance of the Class A-1A Certificates has been reduced to zero; and Class A-1A Certificates will be entitled to receive distributions of principal from Loan Group 1 after the total principal balance of the Class A-1, A-2, A-3, A-AB and A-4 Certificates has been reduced to zero. In addition, notwithstanding the foregoing, distributions of principal will be made with respect to the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates on a pro rata basis (by balance) if the total principal balance of the Classes AM-FX and A-J through S Certificates and the Class AM-FL Regular Interest has been reduced to zero as a result of loss allocation. The Class AM-FX Certificates and the Class AM-FL Regular Interest will be entitled to receive distributions of principal on a pari passu and pro rata basis after the total principal balance of Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates has been reduced to zero. The Class A-J Certificates will be entitled to receive distributions of principal after the total principal balance of the Class AM-FX Certificates and the Class AM-FL Regular Interest has been reduced to zero. Thereafter, principal will be allocated sequentially (in alphabetical order of Class designation) starting with the Class B Certificates and ending with the Class S Certificates, in each case until retired.

Interest Payments:	Class X Certificates will accrue interest on the total principal balance of the Class A-1 through S Certificates (but not the Class E57 Certificates) at a rate generally equal to the excess, if any, of the weighted average net coupon for the Mortgage Loans over the weighted average pass-through rate for the Class A-1 through S Certificates (but not the Class E57 Certificates). Class X Certificates will receive payments of interest pari passu and pro rata (based on interest entitlements) with interest on the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates each month, except that interest payments on the Class A-1, A-2, A-3, A-AB and A-4 Certificates are generally to be made out of collections and advances on Loan Group 1 and interest payments on the Class A-1A Certificates are generally to be made out of collections and advances on Loan Group 2. Interest payments with respect to Class AM-FL certificates will be subject to reduction if the net WAC of the Mortgage Loans declines below the fixed rate per annum at which interest is payable by the trust to the swap counterparty.

Prepayment Interest Shortfalls:	Net prepayment interest shortfalls will be allocated pro rata generally based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest bearing certificate classes (except for this purpose, Class AM-FL will be deemed to bear interest at the fixed/WAC cap pass-through rate that would be payable thereon without regard to the related interest rate swap agreement).

Loss Allocation:	Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class S through and including Class B, and next to the Class A-J Certificates, and then to the Class AM-FX Certificates and the Class AM-FL Regular Interest on a pro rata basis. Any remaining losses will be allocated to Classes A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates on a pro rata basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

STRUCTURE OVERVIEW

Prepayment Premiums:

Prepayment premiums collected with respect to each Loan Group will be allocated between the respective classes of investment grade Certificates (i.e. Class A-1, A-2, A-3, A-AB, A-4, A-1A, AM-FX, A-J, B, C, D, E, F, G, H, J and K Certificates and the Class AM-FL Regular Interest) then entitled to principal distributions with respect to such Loan Group and the Class X Certificates as follows: A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) collected with respect to each Loan Group will be allocated to each class of the investment grade Certificates then entitled to principal distributions with respect to such Loan Group, which percentage will be equal to the product of (a) the percentage of the principal distribution amount with respect to the relevant Loan Group that such Class receives, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of the investment grade Certificates currently receiving principal (in the case of, Class AM-FL Certificates interest at the fixed/WAC cap pass-through rate applicable to the related Class AM-FL Regular Interest) over the relevant discount rate, and the denominator of which is the excess of the mortgage rate of the related Mortgage Loan over the discount rate. However, as long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium allocable to Class AM-FL certificates will be payable to the related swap counterparty.

Prepayment Premium Allocation Percentage for all Investment Grade Certificates collectively =

(Pass-Through Rate – Discount Rate)

(Mortgage Rate – Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the investment grade Certificates then entitled to principal distributions relative to the Class X Certificates as discount rates decrease and a decrease in the percentage allocated to such Classes as discount rates rise.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – ALL LOANS

Distribution of Pooled Cut-Off Date Principal Balances(1)(2)
Range of Cut-off Date Pooled Mortgage Loan Balances	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
$ 2,500,000 — $ 9,999,999	48	$ 279,154,943	9.63%	5.932%	107	1.32x	71.4%	64.8%
$ 10,000,000 — $ 19,999,999	29	411,925,744	14.21%	5.967%	106	1.30x	71.8%	67.1%
$ 20,000,000 — $ 34,999,999	19	481,700,802	16.62%	5.906%	114	1.29x	71.2%	65.0%
$ 35,000,000 — $ 49,999,999	2	84,670,093	2.92%	6.379%	119	1.08x	76.9%	69.8%
$ 50,000,000 — $ 99,999,999	4	276,254,335	9.53%	5.952%	103	1.69x	56.1%	55.7%
$100,000,000 — $149,999,999	3	338,000,000	11.66%	5.632%	98	1.42x	71.8%	69.4%
$150,000,000 — $199,999,999	2	310,000,000	10.70%	5.862%	118	1.44x	62.0%	62.0%
$200,000,000 — $285,000,000	3	716,250,000	24.72%	5.715%	119	1.45x	63.0%	63.0%
Total/Weighted Average:	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
5.430% — 5.499%	2	$ 82,300,000	2.84%	5.432%	110	1.52x	32.7%	31.2%
5.500% — 5.749%	34	1,006,632,856	34.74%	5.604%	116	1.41x	68.5%	66.2%
5.750% — 5.999%	36	1,029,960,281	35.54%	5.809%	106	1.37x	68.1%	65.2%
6.000% — 6.249%	15	371,053,197	12.80%	6.120%	103	1.53x	63.6%	60.6%
6.250% — 6.760%	23	408,009,584	14.08%	6.408%	117	1.30x	71.3%	66.9%
Total/Weighted Average:	110	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
Office	68	$1,135,108,998	39.17%	5.763%	117	1.38x	63.6%	61.8%
Retail	101	826,291,802	28.51%	5.766%	107	1.33x	69.7%	66.3%
Anchored(3)	92	769,143,455	26.54%	5.746%	107	1.33x	69.8%	66.6%
Unanchored	9	57,148,347	1.97%	6.029%	112	1.33x	67.9%	61.7%
Hotel	16	426,261,533	14.71%	6.059%	113	1.54x	66.4%	62.6%
Full Service	9	340,303,120	11.74%	6.097%	115	1.56x	64.7%	62.5%
Limited Service	4	51,351,830	1.77%	5.961%	104	1.36x	76.0%	64.8%
Extended Stay	3	34,606,582	1.19%	5.831%	108	1.60x	68.4%	60.3%
Multifamily	32	268,256,869	9.26%	5.934%	90	1.40x	69.5%	65.9%
Industrial	47	172,470,978	5.95%	6.073%	113	1.52x	74.0%	71.7%
Land	1	23,500,000	0.81%	6.360%	119	1.06x	77.2%	73.5%
Mixed Use	4	18,575,737	0.64%	6.274%	118	1.24x	67.7%	59.5%
Golf Course	1	17,250,000	0.60%	5.960%	117	1.63x	60.6%	54.8%
Self Storage	1	5,840,000	0.20%	5.850%	114	1.14x	80.0%	72.1%
Manufactured Housing	1	4,400,000	0.15%	6.160%	55	1.35x	75.5%	75.5%
Total/Weighted Average:	272	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%

Geographic Distribution(1)(2)
State/Location	Number of Mortgaged Properties	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
New York	16	$ 603,744,870	20.83%	5.734%	114	1.34x	63.9%	63.0%
Florida	53	409,516,843	14.13%	5.907%	117	1.46x	66.7%	64.6%
Virginia	12	309,807,901	10.69%	5.840%	117	1.55x	54.9%	52.7%
Texas	17	279,303,047	9.64%	5.662%	118	1.33x	71.3%	65.8%
Maryland	9	199,728,000	6.89%	6.142%	97	1.41x	66.5%	64.1%
Nevada	5	156,167,500	5.39%	5.879%	64	1.37x	71.4%	70.4%
California(4)	20	119,950,380	4.14%	6.115%	112	1.28x	66.7%	62.1%
Southern	10	63,638,130	2.20%	6.165%	114	1.28x	71.0%	65.9%
Northern	10	56,312,250	1.94%	6.058%	111	1.28x	61.9%	57.9%
North Carolina	19	90,035,686	3.11%	5.785%	99	1.34x	74.0%	72.3%
Oregon	4	64,180,000	2.21%	6.007%	118	1.22x	67.5%	59.8%
Massachusetts	6	61,557,500	2.12%	5.622%	104	1.57x	69.6%	68.5%
Other	111	603,964,190	20.84%	5.886%	115	1.40x	72.7%	68.1%
Total/Weighted Average:	272	$2,897,955,917	100.00%	5.851%	111	1.40x	67.1%	64.2%
(1)

With respect to the 60 Wall Street loan, the DDR Portfolio loan, the 85 Tenth Avenue loan, the USFS Industrial Distribution Portfolio loan and the Georgian Towers loan, LTV and DSCR calculations include all related pari passu companion loans. With respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.

(2)	With respect to 5 mortgage loans, collectively representing 3.35% of the outstanding pool balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount. In addition, with respect to one mortgage loan, representing 0.83% of the outstanding pool balance as of the cut-off date, the Cut-Off Date LTV and the Maturity Date LTV are calculated after netting out a holdback amount and with respect to 2 mortgage loans, collectively representing 1.82% of the outstanding pool balance as of the cut-off date, the UW DSCR is calculated based on a sponsor guaranty.
(3)	Includes shadow anchored properties.
(4)	Northern California properties have a zip code greater or equal to 93600. Southern California properties have a zip code less than 93600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – ALL LOANS

Distribution of Pooled Cut-Off Date Loan-to-Value Ratios(1)(2)
Range of LTV Ratios as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
24.0% — 50.0%	5	$295,850,000	10.21%	5.704%	115	1.60	x	41.9%	41.4%
50.1% — 60.0%	7	125,896,388	4.34%	6.218%	83	1.60	x	55.9%	54.2%
60.1% — 70.0%	30	1,034,897,594	35.71%	5.799%	116	1.43	x	64.1%	61.2%
70.1% — 75.0%	26	816,438,173	28.17%	5.873%	116	1.35	x	73.1%	70.2%
75.1% — 80.0%	40	601,623,762	20.76%	5.918%	101	1.26	x	78.2%	74.2%
80.1% — 82.4%	2	23,250,000	0.80%	5.614%	96	1.31	x	81.9%	76.5%
Total/Weighted Average:	110	$2,897,955,917	100.0%	5.851%	111	1.40	x	67.1%	64.2%

Distribution of Pooled Loan-to-Value Ratios at Maturity/ARD(1)(2)
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
22.2% — 40.0%	2	$72,000,000	2.48%	5.456%	116	1.63	x	24.0%	22.3%
40.1% — 50.0%	7	257,361,464	8.88%	5.835%	114	1.55	x	49.2%	47.3%
50.1% — 60.0%	17	333,036,840	11.49%	5.995%	99	1.47	x	61.1%	55.7%
60.1% — 70.0%	48	1,182,712,385	40.81%	5.852%	117	1.37	x	67.4%	63.7%
70.1% — 75.0%	21	750,198,778	25.89%	5.860%	116	1.34	x	74.9%	73.2%
75.1% — 80.0%	15	302,646,450	10.44%	5.778%	83	1.36	x	78.4%	78.1%
Total/Weighted Average:	110	$2,897,955,917	100.0%	5.851%	111	1.40	x	67.1%	64.2%

Distribution of Pooled Underwritten Debt Service Coverage Ratios(1)(2)
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Avg Cut-Off Date LTV Ratio	Weighted Avg LTV Ratio at Maturity
1.02x — 1.09x	4	$98,190,000	3.39%	6.272%	119	1.06	x	76.7%	72.5%
1.10x — 1.19x	26	356,479,076	12.30%	5.925%	114	1.15	x	73.4%	66.1%
1.20x — 1.29x	24	536,084,439	18.50%	5.814%	111	1.26	x	66.7%	61.7%
1.30x — 1.39x	30	737,801,903	25.46%	5.852%	105	1.34	x	74.4%	72.3%
1.40x — 1.49x	7	258,296,164	8.91%	5.634%	118	1.48	x	65.2%	64.1%
1.50x — 1.74x	13	745,479,335	25.72%	5.859%	117	1.59	x	58.0%	57.3%
1.75x — 2.49x	5	163,125,000	5.63%	5.863%	88	1.83	x	60.6%	59.8%
2.50x — 3.45x	1	2,500,000	0.09%	6.190%	119	3.45	x	24.3%	24.3%
Total/Weighted Average:	110	$2,897,955,917	100.00%	5.851%	111	1.40	x	67.1%	64.2%

Distribution of Original Term to Maturity/ARD(1)(2)
Range of Original Term to Maturity/ARD	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Avg Cut-Off Date LTV Ratio	Weighted Avg LTV Ratio at Maturity
60 — 83	14	$294,454,454	10.16%	5.941%	56	1.44	x	68.2%	67.5%
84 — 119	5	57,300,000	1.98%	5.721%	80	1.37	x	77.8%	74.2%
120 — 121	91	2,546,201,463	87.86%	5.844%	118	1.39	x	66.7%	63.6%
Total/Weighted Average:	110	$2,897,955,917	100.00%	5.851%	111	1.40	x	67.1%	64.2%

Distribution of Pooled Remaining Term to Maturity/ARD(1)(2)
Range of Remaining Terms to Maturity/ARD	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Avg Cut-Off Date LTV Ratio	Weighted Avg LTV Ratio at Maturity
54 — 60	14	$294,454,454	10.16%	5.941%	56	1.44	x	68.2%	67.5%
61 — 84	5	57,300,000	1.98%	5.721%	80	1.37	x	77.8%	74.2%
85 — 120	91	2,546,201,463	87.86%	5.844%	118	1.39	x	66.7%	63.6%
Total/Weighted Average:	110	$2,897,955,917	100.00%	5.851%	111	1.40	x	67.1%	64.2%
(1)

With respect to the 60 Wall Street loan, the DDR Portfolio loan, the 85 Tenth Avenue loan, the USFS Industrial Distribution Portfolio loan and the Georgian Towers loan, LTV and DSCR calculations include all related pari passu companion loans. With respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.

(2)	With respect to 5 mortgage loans, collectively representing 3.35% of the outstanding pool balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount. In addition, with respect to one mortgage loan, representing 0.83% of the outstanding pool balance as of the cut-off date, the Cut-Off Date LTV and the Maturity Date LTV are calculated after netting out a holdback amount and with respect to 2 mortgage loans, collectively representing 1.82% of the outstanding pool balance as of the cut-off date, the UW DSCR is calculated based on a sponsor guaranty.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 1

Distribution of Pooled Cut-Off Date Principal Balances(1)(2)
Range of Cut-off Date Pooled Mortgage Loan Balances	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
$2,500,000 — $2,999,999	2	$ 5,395,054	0.21%	6.254%	118	2.34x	41.3%	37.0%
$3,000,000 — $3,999,999	4	13,346,334	0.51%	5.919%	103	1.32x	69.5%	60.2%
$4,000,000 — $5,999,999	11	53,694,832	2.05%	5.918%	108	1.30x	73.3%	65.0%
$6,000,000 — $6,999,999	5	32,736,520	1.25%	5.794%	106	1.43x	69.5%	64.7%
$7,000,000 — $9,999,999	12	102,028,507	3.89%	5.914%	111	1.26x	73.0%	67.0%
$10,000,000 — $24,999,999	32	543,410,143	20.73%	6.037%	113	1.33x	70.6%	64.8%
$25,000,000 — $49,999,999	9	296,686,497	11.32%	5.925%	112	1.19x	72.6%	66.3%
$50,000,000 — $149,999,999	6	547,254,335	20.88%	5.731%	106	1.51x	65.9%	64.2%
$150,000,000 — $285,000,000	5	1,026,250,000	39.16%	5.759%	118	1.45x	62.7%	62.7%
Total Weighted Average:	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates as of the Cut-off Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
5.430% — 5.499%	2	$ 82,300,000	3.14%	5.432%	110	1.52x	32.7%	31.2%
5.500% — 5.749%	29	951,132,856	36.29%	5.604%	117	1.42x	68.1%	65.8%
5.750% — 5.999%	24	913,048,295	34.84%	5.804%	107	1.38x	67.1%	64.6%
6.000% — 6.249%	13	299,653,197	11.43%	6.115%	115	1.47x	65.4%	61.6%
6.250% — 6.760%	18	374,667,874	14.30%	6.404%	118	1.31x	71.6%	67.4%
Total Weighted Average:	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Property Type Distribution(1)(2)
Property Type	Number of Mortgage Properties	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
Office	68	$ 1,135,108,998	43.31%	5.763%	117	1.38x	63.6%	61.8%
Retail	100	821,794,975	31.36%	5.761%	107	1.33x	69.6%	66.3%
Anchored(3)	92	769,143,455	29.35%	5.746%	107	1.33x	69.8%	66.6%
Unanchored	8	52,651,520	2.01%	5.981%	111	1.34x	67.1%	61.3%
Hotel	16	426,261,533	16.26%	6.059%	113	1.54x	66.4%	62.6%
Full Service	9	340,303,120	12.98%	6.097%	115	1.56x	64.7%	62.5%
Limited Service	4	51,351,830	1.96%	5.961%	104	1.36x	76.0%	64.8%
Extended Stay	3	34,606,582	1.32%	5.831%	108	1.60x	68.4%	60.3%
Industrial	47	172,470,978	6.58%	6.073%	113	1.52x	74.0%	71.7%
Land	1	23,500,000	0.90%	6.360%	119	1.06x	77.2%	73.5%
Mixed Use	4	18,575,737	0.71%	6.274%	118	1.24x	67.7%	59.5%
Golf Course	1	17,250,000	0.66%	5.960%	117	1.63x	60.6%	54.8%
Self Storage	1	5,840,000	0.22%	5.850%	114	1.14x	80.0%	72.1%
Total/Weighted Average:	238	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Geographic Distribution(1)(2)
State/Location	Number of Mortgage Properties	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
New York	14	$ 585,144,870	22.33%	5.733%	116	1.34x	63.5%	62.6%
Florida	53	409,516,843	15.63%	5.907%	117	1.46x	66.7%	64.6%
Virginia	12	309,807,901	11.82%	5.840%	117	1.55x	54.9%	52.7%
Texas	15	260,553,047	9.94%	5.670%	118	1.33x	71.1%	65.6%
Nevada	5	156,167,500	5.96%	5.879%	64	1.37x	71.4%	70.4%
Maryland	7	104,728,000	4.00%	6.213%	119	1.22x	72.4%	70.0%
California(4)	15	89,233,553	3.40%	6.085%	119	1.29x	66.3%	61.1%
California – Southern	6	40,271,303	1.54%	6.209%	119	1.26x	69.4%	63.1%
California – Northern	9	48,962,250	1.87%	5.983%	119	1.31x	63.8%	59.4%
Oregon	4	64,180,000	2.45%	6.007%	118	1.22x	67.5%	59.8%
North Carolina	17	61,535,686	2.35%	5.794%	118	1.39x	71.7%	69.5%
South Carolina	4	57,964,500	2.21%	5.724%	116	1.80x	69.0%	68.7%
Other	92	521,970,322	19.92%	5.869%	113	1.39x	72.2%	67.9%
Total Weighted Average:	238	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%
(1)	With respect to the 60 Wall Street loan, the DDR Portfolio loan, the 85 Tenth Avenue loan and the USFS Industrial Distribution Portfolio loan, LTV and DSCR calculations include all related pari passu companion loans. With respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.
(2)	With respect to 3 mortgage loans, collectively representing 2.06% of the outstanding Loan Group 1 balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount. In addition, with respect to one mortgage loan, representing 0.92% of the outstanding Loan Group 1 balance as of the cut-off date, the Cut-Off Date LTV and the Maturity Date LTV are calculated after netting out a holdback amount and with respect to 2 mortgage loans, collectively representing 2.02% of the outstanding Loan Group 1 balance as of the cut-off date, the UW DSCR is calculated based on a sponsor guaranty.
(3)	Includes shadow anchored properties.
(4)	Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

    $2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 1

Distribution of Pooled Cut-Off Date Loan-to-Value Ratios(1)(2)
Range of Cut-Off Date LTV Ratios	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
24.0% — 50.0%	4	$288,500,000	11.01%	5.682%	116	1.61x	41.7%	41.2%
50.1% — 60.0%	6	58,896,388	2.25%	6.307%	115	1.34	56.8%	53.2%
60.1% — 70.0%	27	1,020,497,594	38.94%	5.798%	116	1.43	64.1%	61.2%
70.1% — 75.0%	19	732,938,709	27.97%	5.870%	116	1.37	73.1%	70.5%
75.1% — 82.4%	30	519,969,531	19.84%	5.921%	102	1.26	78.3%	74.4%
Total/Wtd. Avg.:	86	$2,620,802,222	100.0%	5.841%	113	1.40x	66.8%	64.0%

Distribution of Pooled Loan-to-Value Ratios at Maturity/ARD(1)(2)
Range of LTV Ratios at Maturity	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
22.2% — 40.0%	2	$72,000,000	2.75%	5.456%	116	1.63x	24.0%	22.3%
40.1% — 50.0%	6	250,011,464	9.54%	5.813%	116	1.56	49.2%	47.3%
50.1% — 60.0%	15	262,636,840	10.02%	5.952%	110	1.38	62.6%	55.9%
60.1% — 70.0%	36	1,080,308,690	41.22%	5.845%	117	1.39	66.9%	63.5%
70.1% — 75.0%	17	711,248,778	27.14%	5.862%	117	1.35	74.8%	73.2%
75.1% — 80.0%	10	244,596,450	9.33%	5.787%	85	1.37	78.4%	78.1%
Total/Wtd. Avg.:	86	$2,620,802,222	100.0%	5.841%	113	1.40x	66.8%	64.0%

Distribution of Pooled Underwritten Debt Service Coverage Ratios(1)(2)
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
1.02x — 1.19x	22	$349,581,018	13.34%	6.014%	118	1.12x	74.5%	67.6%
1.20x — 1.29x	21	521,697,643	19.91%	5.807%	111	1.26	66.4%	61.5%
1.30x — 1.39x	21	668,257,643	25.50%	5.854%	107	1.34	74.3%	72.2%
1.40x — 1.49x	6	255,411,582	9.75%	5.631%	118	1.48	65.1%	64.1%
1.50x — 1.74x	11	727,229,335	27.75%	5.866%	117	1.59	57.5%	56.9%
1.75x — 2.49x	4	96,125,000	3.67%	5.671%	112	1.83	64.5%	63.1%
2.50x — 3.45x	1	2,500,000	0.10%	6.190%	119	3.45	24.3%	24.3%
Total/Wtd. Avg.:	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Distribution of Pooled Original Term to Maturity/ARD(1)(2)
Range of Original Term to Maturity/ARD	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
60 — 83	7	$168,604,454	6.43%	5.878%	55	1.35x	71.2%	70.4%
84 — 119	5	57,300,000	2.19%	5.721%	80	1.37	77.8%	74.2%
120 — 121	74	2,394,897,767	91.38%	5.842%	118	1.40	66.2%	63.3%
Total/Wtd. Avg.:	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%

Distribution of Pooled Remaining Term to Maturity/ARD(1)(2)
Range of Remaining Term to Maturity/ARD	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
54 — 60	7	$ 168,604,454	6.43%	5.878%	55	1.35x	71.2%	70.4%
61 — 84	5	57,300,000	2.19%	5.721%	80	1.37	77.8%	74.2%
85 — 120	74	2,394,897,767	91.38%	5.842%	118	1.40	66.2%	63.3%
Total/Wtd. Avg.:	86	$2,620,802,222	100.00%	5.841%	113	1.40x	66.8%	64.0%
(1)	With respect to the 60 Wall Street loan, the DDR Portfolio loan, the 85 Tenth Avenue loan and the USFS Industrial Distribution Portfolio loan, LTV and DSCR calculations include all related pari passu companion loans.
With	respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.
(2)	With respect to 3 mortgage loans, collectively representing 2.06% of the outstanding Loan Group 1 balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount. In addition, with respect to one mortgage loan, representing 0.92% of the outstanding Loan Group 1 balance as of the cut-off date, the Cut-Off Date LTV and the Maturity Date LTV are calculated after netting out a holdback amount and with respect to 2 mortgage loans, collectively representing 2.02% of the outstanding Loan Group 1 balance as of the cut-off date, the UW DSCR is calculated based on a sponsor guaranty.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 2

Distribution of Pooled Cut-Off Date Principal Balances(1)(2)
Range of Cut-off Date Pooled Mortgage Loan Balances	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio(3)(4)	Weighted Average LTV Ratio at Maturity
$2,774,788 —$2,999,999	3	$ 8,654,253	3.12%	6.035%	118	1.35x	74.7%	63.5%
$3,000,000 — $3,999,999	2	6,900,000	2.49%	6.080%	115	1.34x	66.6%	59.5%
$4,000,000 — $6,999,999	5	25,144,854	9.07%	6.041%	107	1.24x	77.6%	68.5%
$7,000,000 — $9,999,999	4	31,254,589	11.28%	5.961%	88	1.30x	66.3%	62.9%
$10,000,000 —$14,999,999	5	64,720,000	23.35%	5.712%	80	1.36x	78.0%	77.6%
$15,000,000 — $29,999,999	4	73,480,000	26.51%	5.922%	118	1.14x	74.1%	67.5%
$30,000,000 — $67,000,000	1	67,000,000	24.17%	6.140%	55	1.83x	55.1%	55.1%
Total/Weighted Average:	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio(3)(4)	Weighted Average LTV Ratio at Maturity
5.516% — 5.749%	5	$ 55,500,000	20.02%	5.608%	101	1.31x	74.8%	72.3%
5.750% — 5.999%	12	116,911,986	42.18%	5.849%	101	1.26x	75.9%	70.5%
6.000% — 6.249%	2	71,400,000	25.76%	6.141%	55	1.80x	56.4%	56.4%
6.250% — 6.590%	5	33,341,709	12.03%	6.449%	106	1.16x	67.8%	61.3%
Total/Weighted Average:	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

Property Type Distribution(1)(2)
Property Type	Number of Mortgage Properties	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio(3)(4)	Weighted Average LTV Ratio at Maturity
Multifamily	32	$268,256,869	96.79%	5.934%	90	1.40x	69.5%	65.9%
Retail(3)	1	$4,496,826	1.62%	6.590%	119	1.23x	76.9%	66.4%
Manufactured Housing	1	$4,400,000	1.59%	6.160%	55	1.35x	75.5%	75.5%
Total/Weighted Average:	34	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%

Geographic Distribution(1)(2)
Location	Number of Mortgage Properties	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance(1)	Weighted Avg Mortgage Rate(2)(4)	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio(3)(4)	Weighted Average LTV Ratio at Maturity
Maryland	2	$ 95,000,000	34.28%	6.063%	74	1.62x	59.9%	57.6%
California(4)	5	30,716,826	11.08%	6.203%	94	1.26x	67.8%	65.3%
California – Southern	4	23,366,826	8.43%	6.091%	105	1.32x	73.6%	70.8%
California – Northern	1	7,350,000	2.65%	6.560%	59	1.10x	49.3%	47.7%
North Carolina	2	28,500,000	10.28%	5.764%	57	1.25x	79.2%	78.2%
Alabama	5	25,561,986	9.22%	5.890%	118	1.29x	76.7%	65.0%
Ohio	2	19,300,000	6.96%	5.594%	117	1.46x	78.1%	75.9%
Texas	2	18,750,000	6.77%	5.554%	117	1.22x	73.9%	68.0%
New York	2	18,600,000	6.71%	5.770%	57	1.35x	76.1%	76.1%
Pennsylvania	1	15,130,000	5.46%	5.950%	119	1.18x	78.8%	73.7%
Washington	11	15,100,000	5.45%	6.380%	119	1.13x	73.7%	66.7%
Massachusetts	1	7,500,000	2.71%	5.660%	119	1.38x	64.7%	64.7%
Missouri	1	2,994,883	1.08%	6.310%	118	1.34x	74.9%	64.2%
Total/Weighted Average:	34	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%
(1)

With respect to the Georgian Towers loan, LTV and DSCR calculations include all related pari passu companion loans. With respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.

(2)	With respect to 2 mortgage loans, collectively representing 15.55% of the outstanding Loan Group 2 balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount.
(3)	With respect to the Pacific Boulevard Retail loan, six apartment units represent 7.5% of gross revenue.
(4)	Northern California properties have zip codes greater or equal to 93600. Southern California properties have zip codes less than 93600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 2

Distribution of Pooled Cut-Off Date Loan-to-Value Ratios(1)(2)
Range of LTV Ratios as of the Cut-off Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
49.3% — 60.0%	2	$ 74,350,000	26.83%	6.182%	55	1.76x	54.5%	54.4%
60.1% — 70.0%	3	14,400,000	5.20%	5.861%	117	1.36x	65.6%	62.2%
70.1% — 75.0%	7	83,499,465	30.13%	5.892%	112	1.21x	73.2%	67.5%
75.1% — 77.5%	5	25,216,173	9.10%	6.062%	107	1.30x	76.4%	67.0%
77.6% — 80.0%	7	79,688,057	28.75%	5.769%	88	1.30x	78.8%	76.0%
Total/Weighted Average:	24	$277,153,695	100.0%	5.948%	90	1.40x	69.7%	66.1%

Distribution of Pooled Loan-to-Value Ratios at Maturity/ARD(1)(2)
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
47.7% — 50.0%	1	$ 7,350,000	2.65%	6.560%	59	1.10x	49.3%	47.7%
50.1% — 60.0%	2	70,400,000	25.40%	6.155%	58	1.80x	55.5%	55.2%
60.1% — 70.0%	12	102,403,695	36.95%	5.924%	118	1.21x	73.4%	65.4%
70.1% — 80.0%	9	97,000,000	35.00%	5.777%	85	1.32x	77.6%	76.1%
Total/Weighted Average:	24	$277,153,695	100.0%	5.948%	90	1.40x	69.7%	66.1%

Distribution of Pooled Underwritten Debt Service Coverage Ratios(1)(2)
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
1.10x — 1.19x	8	$105,088,057	37.92%	5.954%	106	1.15x	72.9%	67.0%
1.20x — 1 .29x	3	14,386,796	5.19%	6.071%	119	1.22x	77.5%	66.9%
1.30x — 1.49x	10	72,428,842	26.13%	5.832%	87	1.36x	75.3%	72.7%
1.50x — 1.83x	3	85,250,000	30.76%	6.019%	68	1.77x	59.6%	59.3%
Total/Weighted Average:	24	$277,153,695	100.0%	5.948%	90	1.40x	69.7%	66.1%

Distribution of Original Term to Maturity/ARD(1)(2)
Range of Original Term to Maturity/ARD	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
60 — 115 months	7	$125,850,000	45.41%	6.025%	56	1.57x	64.0%	63.7%
116 — 120 months	17	151,303,695	54.59%	5.884%	118	1.25x	74.4%	68.1%
Total/Weighted Average:	24	$277,153,695	100.0%	5.948%	90	1.40x	69.7%	66.1%

Distribution of Pooled Remaining Term to Maturity/ARD(1)(2)
Range of Remaining Term to Maturity/ARD	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
55 — 115 months	9	$140,420,000	50.67%	5.996%	62	1.55x	65.0%	64.5%
116 — 119 months	15	136,733,695	49.33%	5.899%	118	1.24x	74.5%	67.7%
Total/Weighted Average:	24	$277,153,695	100.00%	5.948%	90	1.40x	69.7%	66.1%
(1)

With respect to the Georgian Towers loan, LTV and DSCR calculations include all related pari passu companion loans. With respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.

(2)	With respect to 2 mortgage loans, collectively representing 15.55% of the outstanding Loan Group 2 balance as of the cut-off date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out a holdback amount.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

TEN LARGEST LOANS OR GROUPS OF CROSS-COLLATERALIZED LOANS(1)

Property Name	Loan No.	Loan Seller	Loan Group	City	State	Property Type	Cut-Off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group 1 Balance	Cut-Off Date LTV	Balloon LTV	DSCR
60 Wall Street	1	GACC	1	New York	NY	Office	285,000,000	9.83%	10.87%	74.0%	74.0%	1.31x
DDR Portfolio	2	GACC	1	Various	Various	Retail	221,250,000	7.63%	8.44%	63.4%	63.4%	1.49
Waterview	3	GACC	1	Rosslyn	VA	Office	210,000,000	7.25%	8.01%	47.6%	47.6%	1.60
Ritz-Carlton Key Biscayne	4	GACC	1	Key Biscayne	FL	Hotel	160,000,000	5.52%	6.11%	63.3%	63.3%	1.59
85 Tenth Avenue	5	GACC	1	New York	NY	Office	150,000,000	5.18%	5.72%	60.7%	60.7%	1.28
HCPI Medical Office Building Portfolio	6	KeyBank	1	Various	Various	Office	122,000,000	4.21%	4.66%	70.3%	70.3%	1.58
Market Street at The Woodlands	7	Capmark	1	The Woodlands	TX	Retail	113,000,000	3.90%	4.31%	69.2%	62.0%	1.29
Fashion Outlet of Las Vegas	8	Capmark	1	Primm	NV	Retail	103,000,000	3.55%	3.93%	76.3%	76.3%	1.37
USFS Industrial Distribution Portfolio	9	GACC	1	Various	Various	Various	89,754,335	3.10%	3.42%	75.0%	75.0%	1.60
135 East 57th Street	10	GACC	1	New York	NY	Office	69,500,000	2.40%	2.65%	24.0%	22.2%	1.56
Total/Wtd. Avg. for Top 10							$1,523,504,335	52.57%	58.13%	63.7%	63.1%	1.46x

(1)

With respect to the 60 Wall Street loan, the DDR Portfolio loan, the 85 Tenth Avenue loan and the USFS Industrial Distribution Portfolio loan, LTV and DSCR calculations include all related pari passu companion loans. With respect to the 135 East 57th Street loan, all figures presented, including LTV and DSCR calculations, exclude the non-pooled trust component of the 135 East 57th Street loan.

PARI PASSU NOTE LOAN SUMMARY

Loan Name	Loan Group	Loan No.	Trust Asset Cut-Off Date Balance	Non-Trust Asset Cut-Off Date Balance	Controlling Pooling & Servicing Agreement	Servicer	Special Servicer	Voting Rights	Consultation Rights
60 Wall Street	1	1	$285,000,000	$640,000,000	COMM 2007-C9	KRECM	LNR Partners, Inc.	COMM 2007-C9	Pari Passu Noteholders
DDR Portfolio	1	2	$221,250,000	$663,750,000	CGCMT 2007-C6	Wachovia Bank, N.A.	CWCapital Asset	CGCMT 2007-C6	COMM 2007-C9
							Management LLC
85 Tenth Avenue	1	5	$150,000,000	$120,000,000	COMM 2007-C9	KRECM	LNR Partners, Inc.	COMM 2007-C9	Pari Passu Noteholders
USFS Industrial Distribution Portfolio	1	9	$ 89,754,335	$382,636,913	COMM 2007-C9	KRECM	LNR Partners, Inc.	COMM 2007-C9	Pari Passu Noteholders
Georgian Towers(1)	2	13	$ 67,000,000	$ 58,000,000	COMM 2007-C9	KRECM	LNR Partners, Inc.	B Noteholder	None

(1)	Upon the occurrence of a control appraisal event with respect to Note B, COMM 2007-C9

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

A/B NOTE AND POOLED/NON-POOLED COMPONENT LOAN SUMMARY

Loan Name	Loan Group	Loan No.	A-Note or Pooled Component Cut-Off Date Balance	B-Note or Non-Pooled Component Cut-Off Date Balance	Whole Loan Cut-Off Date Balance	Trust DSCR	Whole Loan DSCR	Trust Cut-Off Date LTV	Whole Loan Cut-Off Date LTV
Ritz-Carlton Key Biscayne	1	4	$160,000,000	$38,000,000	$198,000,000	1.59x	1.15x	63.3%	78.4%
135 East 57th Street	1	10	$69,500,000	$15,500,000	$85,000,000	1.56x	1.27x	24.0%	29.3%
Georgian Tower	2	13	$67,000,000	$60,000,000	$185,000,000	1.83x	1.24x	55.1%	81.6%
Mission Mayfield Downs	2	42	$15,250,000	$985,000	$16,235,000	1.15x	1.02x	74.8%	79.6%
Western Plaza	1	75	$7,750,000	$305,000	$8,055,000	1.15x	1.07x	79.1%	82.2%

AMORTIZATION CHARACTERISTICS

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only Balloon Loans	53	925,558,443	31.94%	31.24%	38.53%
12 month IO Loans	4	40,875,000	1.41%	1.56%	0.00%
24 month IO Loans	14	130,895,000	4.52%	4.41%	5.56%
36 month IO Loans	21	481,368,443	16.61%	16.04%	22.01%
48 month IO Loans	2	56,050,000	1.93%	2.14%	0.00%
60 month IO Loans	12	216,370,000	7.47%	7.10%	10.96%
Interest Only Loans	31	1,727,145,785	59.60%	60.66%	49.55%
Balloon Loans	21	217,207,128	7.50%	7.03%	11.93%
ARD Loans	1	4,089,561	0.14%	0.16%	0.00%
Partial Interest Only ARD Loans	4	23,955,000	0.83%	0.91%	0.00%
24 month IO Loans	1	3,200,000	0.11%	0.12%	0.00%
36 month IO Loans	1	6,280,000	0.22%	0.24%	0.00%
60 month IO Loans	2	14,475,000	0.50%	0.55%	0.00%
Total:	110	2,897,955,917	100.00%	100.00%	100.00%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Acquisition

Original TMA Balance:	$285,000,000

Cut-off Date TMA Balance(1):	$285,000,000

% by Initial UPB:	9.83%

Interest Rate:	5.7710%

Payment Date:	1st of each month

First Payment Date:	August 1, 2007

Maturity Date:	July 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date for the last pari passu note securitized, then defeasance is permitted. On and after April 1, 2017, prepayment is permitted without penalty.

Sponsor:	Paramount Group, Inc. Morgan Stanley Real Estate Special Situations Fund III, L.P.

Borrower:	PGREF II 60 Wall Street, LP

Pari Passu Debt(1):	Yes

Additional Financing(2):	Future Mezzanine Debt Permitted

Lockbox/Cash Management:	Hard / Springing

Initial Reserves:	None

Monthly Reserves(3) :	Tax: Springing

Insurance: Springing

(1)	The original Trust Mortgage Asset (“TMA”) amount of $285,000,000 represents a portion of a $925,000,000 whole loan evidenced by four pari passu notes. Only the TMA is included in the Trust. It is anticipated that the pari passu notes will be contributed to one or more future fixed rate securitizations. See “The Loan” section herein for additional information.
(2)	See “Future Mezzanine or Subordinate Indebtedness” section herein for additional information.
(3)	See “Reserves” section herein for additional information.

Financial Information(1)
Cut-off Date Loan Balance / Sq. Ft.:	$569

Balloon Balance / Sq. Ft.:	$569

Cut-off Date LTV:	74.0%

Balloon LTV:	74.0%

Underwritten DSCR(2):	1.31x

(1)	Financial information is based on the aggregate original balance of the whole first mortgage loan amount of $925.0 million.
(2)	Based on average rent over the initial 15-year lease term.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Class “A” Office

Collateral:	Fee Simple

Location:	New York, NY

Year Built/Renovated:	1988/NA

Collateral Sq. Ft.:	1,625,483

Property Management:	Paramount Group, Inc. (a borrower affiliate)

Occupancy (8/1/2007):	100.0%

Underwritten Net Operating
Income:	$71,737,983

Underwritten Net Cash Flow(1):	$71,169,064

Appraised Value:	$1,250,000,000

Appraisal Date:	June 1, 2007

(1)	Based on average rent over the initial 15-year lease term.

Tenant Information
Tenant	Ratings (S/F/M)(1)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	% GPR	Base Rent Per Sq. Ft.(2)	Lease Expiration	Extension Options
Deutsche Bank AG New York Branch	AA-/AA-/Aa1	1,625,483	100.0%	100.0%	$44.13	6/5/2022	5, 5-year options

(1)	Credit ratings (except for the Moody’s rating, which applies to both) are of the parent company (Deutsche Bank AG) even though the parent company does not guarantee the lease. Deutsche Bank AG New York Branch is rated Aa1 by Moody’s.
(2)	Represents the rent average for the 15 year lease term, as described herein under “The Lease” section.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

60 Wall Street Loan

The Loan.  The 60 Wall Street Loan (the “60 Wall Street Loan”) is a $285.0 million 10-year, interest only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 60 Wall Street, a 1,625,483 sq. ft. Class “A” office building located in New York City’s Financial District (the “60 Wall Street Property”). The 60 Wall Street Property serves as the Deutsche Bank AG North American headquarters. The 60 Wall Street Whole Loan was used by the borrower to acquire the 60 Wall Street Property for a total purchase price of $1.207 billion including closing costs. The borrower has approximately $285.8 million of hard equity in the 60 Wall Street Property.

The 60 Wall Street Loan is part of a $925.0 million whole loan (the “60 Wall Street Whole Loan”) that consists of the 60 Wall Street Loan and $640.0 million of pari passu indebtedness, which is currently owned by GACC. It is anticipated that the notes evidencing the pari passu indebtedness will be contributed to one or more future fixed rate securitizations. The respective rights of the holders of the 60 Wall Street Whole Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.  The borrower, PGREF II 60 Wall Street, LP is a single purpose, bankruptcy-remote entity that has two independent directors. The 60 Wall Street Loan is sponsored by the Paramount Group, Inc. (“Paramount”) (62.3%) and Morgan Stanley Real Estate Special Situations Fund III, L.P. (37.7%).

The borrower is sponsored by Paramount, a privately owned real estate, acquisition, redevelopment and management firm with a portfolio that is primarily focused on Class ‘‘A’’ office space. Paramount’s portfolio includes in excess of 8 million sq. ft. of office space in Manhattan’s Midtown and Downtown Financial Districts. Paramount’s significant Manhattan holdings include 1177 Avenue of the Americas, 745 Fifth Avenue, 1325 Avenue of the Americas, 1633 Broadway, 900 Third Avenue, 712 Fifth Avenue and 220 W. 42nd Street.

Paramount, was established in 1968 and is part of a multi-billion-dollar international group of companies founded by German entrepreneur Werner Otto. Paramount’s member companies include real estate, retail and mail order businesses such as: Crate & Barrel; Otto Versand; ECE Projektmanagement GmbH (‘‘ECE’’); and Park Property Management, Inc. Dr. Michael Otto, the son of the founder and Chairman and Chief Executive Officer, of Otto Group, was a member of the Supervisory Board of Deutsche Bank AG from 1989 to 2004. Paramount is a repeat sponsor of a Deutsche Bank borrower and the sponsor of a trust fund loan known as Waterview, with a cut-off date balance of $210.0 million.

Morgan Stanley Real Estate Special Situations Fund III, L.P. is a global diversified fund with over $2.24 billion of equity managed by Morgan Stanley Real Estate. Morgan Stanley Real Estate Special Situations Fund III, L.P. makes non-controlling, minority investments in public and private real estate companies. Morgan Stanley Real Estate is comprised of three major global businesses: Investing, Banking, and Lending. Since 1991, Morgan Stanley has acquired $87.7 billion of real estate assets worldwide and currently manages approximately $51 billion in real estate assets on behalf of its clients.

The Property.  The 60 Wall Street Property is a 47-story Class “A” office property comprising approximately 1,625,483 sq. ft. of net rentable area (“NRA”) situated on a 53,632 sq. ft. land parcel located in Manhattan’s Financial District. The 60 Wall Street Property was built to suit in 1988 for J.P. Morgan Bank, which utilized the building as its headquarters until its merger with Chase Manhattan Bank in 2001. The building was sold in September 2001 to Deutsche Bank AG New York Branch (“DB”), which has utilized the 60 Wall Street Property as its North American headquarters since shortly after the purchase. The base of the 60 Wall Street Property contains trading floors on the 2nd through 4th floors with 168,682 sq. ft. of NRA and seating capacity for over 1,500 employees.

The 60 Wall Street Property is located on the north side of Wall Street through-block to Pine Street between William and Pearl Streets in Downtown Manhattan and offers convenient access to many forms of public transportation including the 2, 3, 4, 5, A, C, J, Z subway lines, numerous bus lines, the Staten Island Ferry, PATH train, the New York Waterway Ferry and the Brooklyn Water Taxi. The 60 Wall Street Property offers amenities such as in-building access to the 2 & 3 subway lines, an atrium with 3,990 sq. ft. of retail space that is accessible to the public and cafeteria space totaling 54,669 sq. ft. of NRA.

The Lease.  In connection with the sale of the 60 Wall Street Property to the borrower, DB executed a net lease for 100% of the NRA at the 60 Wall Street Property. The lease is structured with a 15 year term with five, five-year renewal options. The lease provides for rent of $40.00 per sq. ft. with increases of 10% on the fifth and tenth year lease anniversaries. Any renewal must be for at least 50.0% of the 60 Wall Street Property’s NRA at a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

fair market rent with a minimum 24-month extension notice period. The lease does not provide for a free rent period or a tenant improvement allowance. DB is responsible for payments for all real estate taxes, insurance premiums, operating expenses and capital expenditures. The landlord is required to maintain the core and shell of the 60 Wall Street Property and DB is required to maintain the improvements. The borrower may terminate the lease if DB is in default of its contractual lease obligations and DB may terminate the lease if, in the event of casualty or condemnation, the borrower decides not to rebuild the 60 Wall Street Property. Additionally, in both the 6th and 11th years of the lease term, DB has the option to require the landlord to sublease up to 150,000 sq. ft. of office space above the seventh floor at the 60 Wall Street Property, provided that in such case, Paramount will be required to lease such surrendered space under a master lease subject to the same lease terms contained in the current DB lease. DB is permitted to sublease all or part of the 60 Wall Street Property so long as DB remains fully liable for all obligations of the lease.

Base Lease Term Schedule of Rents
Period	Rentable Sq. ft.	Rent Per Sq. ft.	Annual Rental Income
Years 1-5	1,625,483	$40.00	$65,019,320
Years 6-10	1,625,483	$44.00	$71,521,252
Years 11-15	1,625,483	$48.40	$78,673,377
Annual Average:		$44.13	$71,737,983

The Tenant.  Deutsche Bank AG New York Branch (rated Aa1 by Moody’s), an affiliate of GACC, is a subsidiary of Deutsche Bank AG (rated AA-/AA-/Aa1 by S/F/M), which is a leading global provider of financial services with approximately 13 million customers and 73,114 employees in 76 countries. According to its 2006 Annual Report, Deutsche Bank AG has approximately €1.13 trillion in total assets on its balance sheet and revenues of approximately €28.3 billion, an increase of approximately 10.5% over the 2005 reported annual revenues of approximately €25.6 billion. Deutsche Bank AG is comprised of two Group Divisions: Corporate and Investment Banking (“CIB”) and Private Clients and Asset Management (“PCAM”). CIB is comprised of Global Markets, Corporate Finance, Cash Management, Clearing, Trust & Securities Services and Trade Finance. PCAM is comprised of Private & Business Clients, Private Wealth Management, Deutsche Asset Management, DWS Scudder, DWS Investments and RREEF.

Deutsche Bank AG is one of the largest foreign-based employers in New York City and the only investment bank physically located on Wall Street. Deutsche Bank AG began its operations in the United States in 1978 and currently maintains a strong presence in North America with over 13,000 employees or approximately 17.8% of all Deutsche Bank AG employees. In addition, the North American region accounts for approximately 26.0% of Deutsche Bank AG’s total revenues.

The Market.  The Downtown Manhattan office market contains two submarkets, the west of Broadway (“Financial West”) submarket which is anchored by the World Financial Center and the existing and planned buildings of the World Trade Center, and the east of Broadway (“Financial East”) submarket which is home to the New York Stock Exchange, Wall Street and a variety of newer and historic office buildings located between Broadway and the East River. Rebounding from the aftermath of September 11, 2001, the first building to be constructed at the World Trade Center site, Seven World Trade, contains 1,674,695 sq. ft. and is currently 64.2% leased with asking rents reported by the appraiser ranging between $65.00 and $75.00 per sq. ft. Additionally, J.P. Morgan recently purchased the right to build at 130 Liberty Street from the Port Authority for $300 million ($231 per buildable sq. ft.). The Financial East submarket has seen recent leasing activity evidenced by a 10-year lease signed in May 2007 at Financial Square located at 32 Old Slip for 32,515 sq. ft. encompassing the entire 7th floor at an initial gross rent of $68.00 per sq. ft. (after adjusting for concessions).

The 60 Wall Street Property is located in the Financial East submarket of Downtown Manhattan. According to REIS, as of the first quarter of 2007, the Downtown Class “A” office market had an inventory of approximately 39.3 million sq. ft., a vacancy rate of 7.8%, and an average gross asking rental rate of $44.83 per sq. ft. During the same time period, the Financial East submarket had approximately 23.6 million sq. ft. of Class “A” office space (the highest concentration of Class “A” office space in the Downtown market) and exhibited a vacancy rate of 3.5% and an average gross rental rate of $39.60 per sq. ft. Buildings competitive with the 60 Wall Street Property (35.7 million sq. ft.) exhibited a vacancy rate of 2.9% and an average net rental rate of $44.52 per sq. ft. as reported by the appraiser. Over the past five years several high-end retailers have opened new locations in the area. Recent or under development retail additions to the Wall Street area include Tiffany & Co., Hermes, BMW and Hickey Freeman. Since 2001 the population in Lower Manhattan increased by 66.2% from approximately 26,900 to 44,700 residents. The loss of office rental space

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

from the residential conversions will continue to exert further pressure on declining vacancy rates and increase rental rates. Since 2002, 59 office buildings in the Downtown Manhattan market have been converted to residential usage, including the old J.P Morgan headquarter building encompassing 15 Broad and 23 Wall Street.

Property Management.  The property is managed by Paramount Group, Inc., a borrower affiliate.

Lockbox / Cash Management.  The 60 Wall Street Loan is structured with a hard lockbox and springing cash management. Cash management becomes effective upon the occurrence and continuation of an Event of Default (as defined in the 60 Wall Street Loan documents) or upon a “Reserve Event.” A Reserve Event occurs if, at any time after termination of the lease, the debt service coverage ratio is less than 1.10x for the immediately preceding 12 month period.

Reserves.  The 60 Wall Street Loan is structured with springing reserves for taxes and insurance upon a “Reserve Event.” During a Reserve Event, the borrower is required to deposit a monthly amount equal to one-twelfth of the annual impositions and other charges that the lender reasonably estimates.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness.  The limited partners of the limited partner of the borrower (other than Paramount or any affiliate of Paramount) are permitted to transfer up to 49% of their equity interest without lender consent and may encumber such indirect interest in borrower with mezzanine debt.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

60 Wall Street New York, NY 10005	COLLATERAL TERM SHEET 60 Wall Street	TMA Balance:	$285,000,000
		TMA DSCR:	1.31x
		TMA LTV:	74.0%

60 Wall Street
New York, NY 10005
CIVIC CENTER
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
WORLD TRADE CENTER DEVELOPMENT SITE
CITY HALL
CITY HALL PARK
TRINITY CHURCH
NEW YORK STOCK EXCHANGE
BOWLING GREEN
BATTERY PARK
ROBERT F. WAGNER JR. PARK
VIETNAM VETERANS PLAZA
DOWNTOWN MANHATTAN HELIPORT
STATUE OF LIBERTY FERRY
STATEN ISLAND FERRY
GOVERNORS ISLAND FERRY
BATTERY PARK
WEST STREET
BROADWAY
WALL STREET
UPPER WEST SIDE
CENTRAL PARK
UPPER EAST SIDE
WEST SIDE
GARMENT DISTRICT
EAST SIDE
MURRAY HILL
GRAMERCY
WEST VILLAGE
GREENWICH VILLAGE
STUYVESANT TOWN
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 EARTHDATA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Publix

Shoppes of Lithia
Valrico, FL 33596

Kroger
FOOD & PHARMACY

Clearwater Crossing
Flowery Branch, GA 30542

Kroger

Cofer Crossing
Tucker, GA 30084

publix
FOOD

Aberdeen Square
Boynton Beach, FL 33436

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 States	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Acquisition

Original Balance:	$ 221,250,000

Cut-off Date Balance(1):	$ 221,250,000

% by Initial UPB:	7.63%

Interest Rate:	5.6000%

Payment Date:	5th of each month

First Payment Date:	August 5, 2007

Maturity Date:	July 5, 2017

Amortization:	Interest Only

Call Protection:	None, with respect to up to 10%
in the aggregate of the original
principal balance of the Loan; for the
remaining balance, Lockout until
June 5, 2009, then prepayment with
yield maintenance or 1.0% is
permitted. On and after January 5,
2017, prepayment is permitted
without penalty.

Sponsor:	Developers Diversified Realty Corporation

Borrowers(2):	52 borrowing entities

Pari Passu Debt(1):	Yes

Additional Financing(3):	Future Mezzanine Debt Permitted

Lockbox/Cash Management:	None

Initial Reserves:	None

Monthly Reserves (4):	Tax:	Springing

	Insurance:	Springing

	Replacement:	Springing

(1)	The original Trust Mortgage Asset (“TMA”) amount of $221,250,000 (evidenced by a pari passu A-3 note) represents a portion of an $885,000,000 whole loan evidenced by three pari passu notes. Only the TMA is included in the Trust. LaSalle Bank N.A. currently owns the $442,500,000 pari passu A-1 Note and it is anticipated this note will be deposited in the CGCMT 2007-C6 Securitization. The $221,250,000 pari passu A-2 Note was owned by Wachovia and was transferred to the depositor for the WBCMT 2007-C32 securitization. See “The Loan” section herein for additional information.
(2)	A complete list of borrower names is included as an appendix to the Free-Writing Prospectus.
(3)	See “Future Mezzanine or Subordinate Indebtedness” section herein for additional information.
(4)	See “Reserves” herein for additional information.

Financial Information(1)
Cut-off Loan Balance / Sq. Ft.:	$122
Balloon Balance / Sq. Ft.:	$122
Cut-off Date LTV:	63.4%
Balloon LTV:	63.4%
Underwritten DSCR:	1.49x
(1)	Financial information is based on the aggregate original balance of the DDR Portfolio Whole Loan.

Property Information
Single Asset / Portfolio:	Portfolio

Property Type:	Retail – Anchored

Collateral:	Fee Simple

Location:	Various

Year Built/Renovated:	Various/Various

Total Sq. Ft.:	7,239,096

Property Management:	Developers Diversified Realty Corporation (a borrower affiliate)

Occupancy (5/31/2007):	96.4%

Underwritten Net Operating Income:	$80,378,581

Underwritten Net Cash Flow:	$74,964,789

Appraised Value:	$1,395,900,000

Appraisal Dates:	Various(1)

(1)	Ranging from March 11, 2007 through June 1, 2007.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Tenant Summary
Tenant	Ratings(1) (S/M/F)	Net Rentable Area Sq. Ft.	% of Net Rentable Area	Base Rent Per Sq. Ft.	Annual Base Rent	% of Total Annual Base Rent	Lease Expiration
Major Tenants
Publix	NR/NR/NR	1,250,475	17.3%	$8.37	10,464,888	12.2%	27 Leases	(2)
Kohl’s	A-/A3/A	354,613	4.9	8.19	2,903,149	3.4	4 Leases	(3)
Beall’s	NR/NR/NR	201,945	2.8	7.77	1,569,426	1.8	8 Leases	(4)
Ross Dress for Less	BBB/NR/NR	189,234	2.6	8.85	1,674,471	2.0	7 Leases	(5)
Kroger	BBB-/Baa2/BBB	173,210	2.4	6.30	1,091,648	1.3	3 Leases	(6)
Harris Teeter	NR/Ba3/NR	127,676	1.8	12.86	1,641,798	1.9	3 Leases	(7)
Circuit City	NR/NR/NR	99,993	1.4	12.90	1,289,684	1.5	3 Leases	(8)
K-Mart	BB+/Ba1/BB	95,810	1.3	2.83	271,142	0.3	7/1/2009
Office Max	B+/Ba2/NR	93,995	1.3	11.64	1,094,496	1.3	4 Leases	(9)
Michael’s	B-/B2/NR	92,642	1.3	10.07	932,916	1.1	4 Leases	(10)
Total Major Tenants		2,679,593	37.0%	$8.56	$22,933,619	26.8%
Non-Major Tenants		4,299,711	59.4%	$14.60	$62,793,551	73.2%
Occupied Total		6,979,304	96.4%	$12.28	$85,727,171	100.0%
Vacant		259,792	3.6%
Property Total		7,239,096	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Under the terms of multiple leases, approximately 42,112 sq. ft. expire in April 2008, approximately 39,795 sq. ft. expire in November 2008, approximately 42,968 sq. ft. expire in February 2009, approximately 48,890 sq. ft. expire in August 2010, approximately 48,555 sq. ft. expire in October 2010, approximately 42,112 sq. ft. expire in April 2011, approximately 65,537 sq. ft. expire in July 2011, approximately 109,181 sq. ft. expire in November 2011, approximately 47,813 sq. ft. expire in February 2014, approximately 47,814 sq. ft. expire in April 2014, approximately 37,912 sq. ft. expire in March 2017, approximately 51,420 sq. ft. expire in February 2018, approximately 37,888 sq. ft. expire in October 2019, approximately 27,887 sq. ft. expire in December 2019, approximately 44,271 sq. ft. expire in June 2021, approximately 44,271 sq. ft. expire in September 2021, approximately 44,271 sq. ft. expire in October 2021, approximately 44,271 sq. ft. expire in March 2022, approximately 98,650 sq. ft. expire in October 2022, approximately 44,271 sq. ft. expire in December 2022, approximately 61,166 sq. ft. expire in May 2023, approximately 54,379 sq. ft. expire in July 2023, approximately 44,271 sq. ft. expire in August 2023 and approximately 44,840 sq. ft. expire in September 2023.
(3)	Under the terms of multiple leases, approximately 98,037 sq. ft. expire in January 2016, approximately 84,000 sq. ft. expire in January 2018, approximately 86,584 sq. ft. expire in February 2019 and approximately 85,992 sq. ft. expire in January 2024.
(4)	Under the terms of multiple leases, approximately 12,000 sq. ft. expire in April 2008, approximately 24,000 sq. ft. expire in April 2010, approximately 13,845 sq. ft. expire in October 2011, approximately 15,724 sq. ft. expire in April 2012, approximately 30,000 sq. ft. expire in April 2014, approximately 66,700 sq. ft. expire in April 2016 and approximately 55,400 sq. ft. expire in April 2017.
(5)	Under the terms of multiple leases, approximately 29,997 sq. ft. expire in January 2010, approximately 126,395 sq. ft. expire in January 2013 and approximately 32,842 sq. ft. expire in January 2014.
(6)	Under the terms of multiple leases, approximately 64,905 sq. ft. expire in March 2019, approximately 54,139 sq. ft. expire in October 2021 and approximately 54,166 sq. ft. expire in September 2023.
(7)	Under the terms of multiple leases, approximately 46,750 sq. ft. expire in August 2020, approximately 36,000 sq. ft. expire in August 2021 and approximately 44,926 sq. ft. expire in April 2022.
(8)	Under the terms of multiple leases, approximately 33,000 sq. ft. expire in October 2008, approximately 28,010 sq. ft. expire in January 2016 and approximately 38,983 sq. ft. expire in January 2017.
(9)	Under the terms of multiple leases, approximately 22,956 sq. ft. expire in November 2011, approximately 24,239 sq. ft. expire in January 2012, approximately 23,350 sq. ft. expire in April 2012 and approximately 23,450 sq. ft. expire in June 2014.
(10)	Under the terms of multiple leases, approximately 47,572 sq. ft. expire in February 2009, approximately 23,764 sq. ft. expire in February 2010 and approximately 21,306 sq. ft. expire in February 2012.

Lease Rollover Schedule(1)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Rent/Sq. Ft	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
MTM	36	106,835	1.5%	1.5%	$13.66	1.7%	1.7%
2007	60	141,997	2.0	3.4	16.85	2.8	4.5
2008	233	688,678	9.5	13.0	15.18	12.2	16.7
2009	196	755,652	10.4	23.4	11.71	10.3	27.0
2010	178	774,955	10.7	34.1	13.56	12.3	39.3
2011	172	866,742	12.0	46.1	13.41	13.6	52.8
2012	119	385,339	5.3	51.4	17.72	8.0	60.8
2013	37	291,128	4.0	55.4	11.99	4.1	64.9
2014	23	332,985	4.6	60.0	10.51	4.1	68.9
2015	12	156,727	2.2	62.2	8.73	1.6	70.5
2016	18	470,575	6.5	68.7	10.26	5.6	76.2
2017	13	341,371	4.7	73.4	10.27	4.1	80.3
Thereafter	41	1,666,320	23.0	96.4	10.15	19.7	100.0%
Vacant	114	259,792	3.6	100.0%	—	—	—
Total/Weighted Average:	1,252	7,239,096	100.0%	—	$12.28	100.0%	—

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

DDR Portfolio Summary
Property name	Location	Allocated Cut-Off Date Whole Loan Balance	% of Cut-Off Date Balance	Year Built / Renovated	Net Rentable Area	Allocated Cut-Off Date Balance Per Sq. Ft.	Occupancy	Underwritten Net Cash Flow	Appraised Value	Appraised Value PSF
Hilltop Plaza	Richmond, CA	$ 38,110,000	4.31%	1997-2002/NA	245,774	$155	97.7%	$3,254,060	$60,800,000	$247
Largo Town Center	Largo, MD	36,270,000	4.10%	1991/NA	260,797	139	96.6%	2,983,929	57,100,000	219
Midway Plaza	Tamarac, FL	34,610,000	3.91%	1985/2006	227,209	152	97.7%	2,605,612	52,900,000	233
Riverstone Plaza	Canton, GA	33,980,000	3.84%	1998/NA	302,131	112	94.1%	2,849,279	52,500,000	174
Highland Grove	Highland, IN	33,530,000	3.79%	1996/NA	312,546	107	98.8%	3,080,037	53,100,000	170
Riverdale Shops	West Springfield, MA	32,330,000	3.65%	1985/2003	273,307	118	90.7%	2,603,536	50,900,000	186
Skyview Plaza	Orlando, FL	29,530,000	3.34%	1994/1998	281,244	105	98.9%	2,360,522	48,000,000	171
Apple Blossom Corners	Winchester, VA	29,220,000	3.30%	1990/2004	240,560	121	100.0%	2,241,994	46,000,000	191
Fayetteville Pavilion	Fayetteville, NC	28,000,000	3.16%	1998/NA	272,385	103	100.0%	2,745,418	41,000,000	151
Creekwood Crossing	Bradenton, FL	26,670,000	3.01%	2001/NA	180,746	148	100.0%	2,046,232	43,600,000	241
Flamingo Falls	Pembroke Pines, FL	25,090,000	2.84%	2001/NA	108,565	231	98.6%	2,162,759	39,500,000	364
Harundale Plaza	Glen Burnie, MD	24,710,000	2.79%	1958, 1999/NA	217,619	114	100.0%	2,284,905	38,900,000	179
Meadowmont Village Center	Chapel Hill, NC	24,530,000	2.77%	2002/NA	132,745	185	92.9%	2,388,834	39,000,000	294
Springfield Commons	Holland, OH	24,070,000	2.72%	1999/2000	271,729	89	99.3%	2,410,317	37,900,000	139
Northlake Commons	Palm Beach Gardens, FL	21,100,000	2.38%	1987/2003	149,658	141	72.7%	1,663,964	39,200,000	262
Village Square at Golf	Boynton Beach, FL	19,750,000	2.23%	1983/2005	126,486	156	93.9%	1,486,528	29,800,000	236
Oviedo Park Crossing	Oviedo, FL	19,690,000	2.22%	1999-2001/2004	186,212	106	100.0%	1,647,126	30,000,000	161
Shoppes of Golden Acres	New Port Richey, FL	19,150,000	2.16%	2002/2006	130,609	147	85.3%	1,503,785	32,100,000	246
Bardmoor Shopping Center	Largo, FL	19,050,000	2.15%	1981/1991	152,667	125	98.5%	1,597,906	29,300,000	192
Rosedale Shopping Center	Huntersville, NC	17,530,000	1.98%	2000/NA	119,197	147	98.3%	1,720,379	27,900,000	234
Casselberry Commons	Casselberry, FL	17,300,000	1.95%	1973/1998	243,176	71	92.9%	1,144,650	31,300,000	129
Shoppes at New Tampa	Wesley Chapel, FL	16,800,000	1.90%	2002/NA	158,222	106	96.9%	1,433,139	26,900,000	170
Crossroads Plaza	Lumberton, NJ	15,050,000	1.70%	2003/NA	89,627	168	100.0%	1,467,579	21,600,000	241
Plaza Del Paraiso	Miami, FL	13,440,000	1.52%	2003/NA	82,441	163	100.0%	1,023,505	19,200,000	233
North Pointe Plaza	Tampa, FL	13,340,000	1.51%	1990/2004	104,460	128	96.2%	1,005,755	21,300,000	204
Melbourne Shopping Center	Melbourne, FL	13,340,000	1.51%	1959/2005	204,217	65	98.5%	965,315	21,000,000	103
Market Square	Douglasville, GA	12,700,000	1.44%	1974/2003	121,766	104	89.3%	1,265,312	19,900,000	163
Shoppes of Lithia	Valrico, FL	12,600,000	1.42%	2003/NA	71,430	176	100.0%	1,100,600	19,000,000	266
West Oaks Towne Center	Ocoee, FL	12,380,000	1.40%	2000/2004	66,539	186	95.2%	1,024,460	20,500,000	308
Sharon Greens	Cumming, GA	12,070,000	1.36%	2001/NA	98,317	123	96.3%	1,097,206	19,100,000	194
Lakewood Ranch	Bradenton, FL	12,000,000	1.36%	2001/NA	69,471	173	96.7%	922,830	20,800,000	299
Cofer Crossing	Tucker, GA	11,940,000	1.35%	1999/2003	130,832	91	100.0%	1,050,440	18,600,000	142
Clayton Corners	Clayton, NC	11,750,000	1.33%	1999/NA	125,653	94	92.3%	1,147,357	19,000,000	151
Clearwater Crossing	Flowery Branch, GA	11,500,000	1.30%	2003/NA	90,566	127	96.9%	1,019,035	18,050,000	199
Shoppes at Paradise Pointe	Fort Walton Beach, FL	11,060,000	1.25%	1987/2000	83,929	132	96.8%	954,997	15,800,000	188
Killearn Shopping Center	Tallahassee, FL	11,050,000	1.25%	1980/NA	95,229	116	97.8%	819,070	17,300,000	182
Conway Plaza	Orlando, FL	10,800,000	1.22%	1985/1999	117,723	92	100.0%	915,616	17,500,000	149
River Run Shopping Center	Miramar, FL	10,610,000	1.20%	1989/NA	93,643	113	97.9%	954,616	16,700,000	178
Aberdeen Square	Boynton Beach, FL	10,160,000	1.15%	1990/NA	70,555	144	97.3%	739,001	15,700,000	223
Derby Square	Grove City, OH	9,910,000	1.12%	1989, 1991/2006	128,210	77	92.0%	895,015	15,600,000	122
Chickasaw Trails Shopping Center	Orlando, FL	9,910,000	1.12%	1994/NA	75,492	131	93.3%	736,594	15,700,000	208
Shoppes at Lake Dow	McDonough, GA	9,370,000	1.06%	2002/NA	73,271	128	88.8%	742,226	14,100,000	192
Shoppes of Ellenwood	Ellenwood, GA	8,920,000	1.01%	2003/NA	67,721	132	94.3%	812,970	14,050,000	207
Shops at Oliver’s Crossing	Winston-Salem, NC	8,570,000	0.97%	2003/NA	76,512	112	100.0%	842,681	13,100,000	171
Southwood Village Shopping Center	Tallahassee, FL	8,510,000	0.96%	2003/NA	62,840	135	98.1%	766,910	13,300,000	212
Paraiso Plaza	Hialeah, FL	8,470,000	0.96%	1997/NA	60,712	140	100.0%	741,632	12,100,000	199
Sheridan Square	Dania, FL	8,250,000	0.93%	1991/NA	67,475	122	96.2%	497,589	13,700,000	203
Countryside Shopping Center	Naples, FL	7,620,000	0.86%	1997/NA	73,986	103	100.0%	721,809	12,000,000	162
Shoppes of Citrus Hills	Hernando, FL	7,620,000	0.86%	1994/2002	68,927	111	100.0%	603,748	11,500,000	167
Crystal Springs Shopping Center	Crystal River, FL	7,490,000	0.85%	1994/2002	66,986	112	100.0%	651,098	11,800,000	176
Sexton Commons	Fuquay Varina, NC	7,140,000	0.81%	2002/NA	49,097	145	100.0%	715,655	10,200,000	208
Hairston Crossing	Decatur, GA	6,410,000	0.72%	2002/NA	57,884	111	98.0%	549,260	10,000,000	173
Total/Weighted Average		$885,000,000	100.00%		7,239,096	$122	96.4%	$74,964,789	$1,395,900,000	$193

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

The Loan.    The DDR Portfolio Loan (the “DDR Portfolio Loan”) is a $221,250,000 10-year, interest only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 52 anchored retail properties located in 10 states, primarily in the southeastern portion of the United States (the “DDR Portfolio Properties”). The DDR Portfolio Properties are sourced principally from DDR’s $6.2 billion acquisition in February 2007 of Inland Retail Real Estate Trust, Inc. (“IRREIT”), an unlisted REIT. The DDR Portfolio Loan was used by the borrower to acquire the DDR Portfolio Properties for a total purchase price of approximately $1.28 billion including approximately $537.6 million of hard equity.

The DDR Portfolio Loan, represented by the A-3 Note, is part of an $885,000,000 whole loan (the “DDR Portfolio Whole Loan”) that consists of the DDR Portfolio Loan, a $442,500,000 pari passu A-1 Note and a $221,250,000 pari passu A-2 note. The A-1 Note is currently owned by LaSalle Bank N.A. and it is anticipated this note will be transferred by LaSalle Bank N.A. to the depositor for CGCMT 2007-C6. The A-2 Note was owned by Wachovia Bank, N.A. and it was transferred by Wachovia Bank, N.A. to the depositor for WBCMT 2007-C32. The respective rights of the holders of the A-1 Note, the A-2 Note and the DDR Portfolio Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying prospectus supplement.

The Borrowers.    The 52 borrowers, each of which owns an individual mortgaged property, are single purpose, bankruptcy remote limited liability companies with two independent directors. Each borrower is a 100% owned subsidiary of a joint venture between Developers Diversified Realty Corporation (“DDR”) (20%), as managing member, and a syndicate of institutional investors (80%), of which The State Teachers Retirement System of Ohio is the largest investor.

DDR is a publicly traded REIT (NYSE: DDR) engaged in acquiring, developing, owning, leasing and managing shopping centers. DDR owns and manages approximately 800 retail centers across the United States totaling approximately 162 million sq. ft. As of July 18, 2007, DDR was rated “Baa3” by Moody’s and “BBB” by Fitch and S&P, and had a market capitalization of approximately $6.68 billion.

The State Teachers Retirement System of Ohio (“STRS Ohio”), founded by the state legislature in 1919, manages retirement, disability, and health plans, as well as other benefits for nearly 440,000 current and former public educators and employees of public colleges and universities. About 1,000 employers contribute to the system, which supports about 110,000 retired teachers and survivors of teachers. STRS Ohio has approximately $67.4 billion in assets under management of which over $7.0 billion is invested in real estate assets.

The Properties.    The DDR Portfolio Properties consist of 52 anchored retail centers comprising 7,239,096 sq. ft. of net rentable area (“NRA”). The DDR Portfolio Properties are comprised of anchored neighborhood/community retail centers with grocery anchored retail centers representing 75.0% of the DDR Portfolio Loan balance. The DDR Portfolio Properties are well diversified with no one property accounting for more than 4.3% of the DDR Portfolio Whole Loan balance.

The largest tenant is Publix Super Markets, Inc. (“Publix”) with 27 leases, which occupies 1,250,475 sq. ft., or approximately 17.3% of NRA. Publix and its wholly owned subsidiaries are primarily engaged in the retail food industry, operating supermarkets, in Florida, Georgia, South Carolina, Alabama and Tennessee. As of December 30, 2006, Publix operated five convenience stores, 39 Crispers’ restaurants, all located in Florida, 23 liquor stores in Florida, 645 supermarkets located in Florida, 167 in Georgia, 38 in South Carolina, 28 in Alabama and 14 in Tennessee. Publix currently employs over 143,000 people. Publix stock is not publicly traded. Recently, Publix received the following awards: The J.D. Power & Associates 2007 Retail Pharmacy Satisfaction Study rated Publix highest in Pharmacy satisfaction within the supermarket category (2007); Ranked No. 19 on BusinessWeek magazine’s list of the top 25 Customer Service Champs. (2006); One of the top 10 companies in Forbes list of the largest private companies (2005-2006); Highest rank among supermarkets in RealPeopleRatings.com, conducted by Corporate Research International (2007); and Named Finest in Retailing by Retailing Today (2006).

The second largest tenant is Kohl’s Corporation (“Kohl’s”) with four leases, which occupies 354,613 sq. ft., or approximately 4.9% of the NRA. Kohl’s is listed on the NYSE (KSS) and is rated “A3”, “A –” and “A” by Moody’s, S&P and Fitch, respectively. Kohl’s operates specialty department stores in the United States which sell national brand apparel, footwear, accessories, soft home products and housewares. Kohl’s currently operates 834 stores in 46 states. As of July 20, 2007, Kohl’s had a market capitalization of $21.07 billion.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

The third largest tenant is Beall’s, Inc. (“Beall’s”) with eight leases, which occupies 201,945 sq. ft., or approximately 2.8% of the NRA. Beall’s is a subsidiary of Stage Stores, Inc. which is listed on the NYSE (SSI) and operates as a specialty department store retailer in the United States. Stage Stores, Inc. offers various brand name and private label apparel, accessories, cosmetics, and footwear. It operates under the Stage, Beall’s, and Palais Royal names in the south central states, and under the Peebles name in the mid-Atlantic, southeastern, mid-western, and New England states. As of February 3, 2007, Stage Stores, Inc. operated 655 stores. Stage Stores, Inc. was founded in 1988 and is headquartered in Houston, Texas. As of July 18, 2007, Stage Stores, Inc. had a market capitalization of $888 million.

Anchor Tenant Sales Summary
Property Name	Location	Anchor Tenant	Tenant Net Rentable Area	Lease Expiration	2004 Sales Per Sq. Ft.		2005 Sales Per Sq. Ft.		2006 Sales Per Sq. Ft.	Occupancy Cost(3)
Aberdeen Square	Boynton Beach, FL	Publix	48,555	10/17/2010	$609		$634		$627	1.1%
Apple Blossom Corners	Winchester, VA	Kohl’s	84,000	1/31/2018	—		—		N/A	N/A
Bardmoor Shopping Center	Largo, FL	Publix	65,537	7/27/2011	504		512		524	1.5
Casselberry Commons	Casselberry, FL	Ross Dress for Less	42,862	1/31/2013	592		614		618	0.8
Chickasaw Trails Shopping Center	Orlando , FL	Publix	47,813	2/2/2014	476		458		408	1.9
Clayton Corners	Clayton, NC	Lowe’s Foods	45,374	9/21/2019	358		366		N/A	2.3
Clearwater Crossing	Flowery Branch, GA	Kroger	54,166	9/30/2023	268	(1)	331		408	2.3
Cofer Crossing	Tucker, GA	Kroger	64,905	3/31/2019	—		—		N/A	N/A
Conway Plaza	Orlando, FL	Publix	37,888	10/31/2019	581		627		629	1.2
Countryside	Naples, FL	Winn Dixie	51,261	4/30/2017	195	(1)	183		N/A	4.4
Creekwood Crossing	Bradenton, FL	Beall’s	66,700	4/30/2016	213		238		242	3.5
Crossroads Plaza	Lumberton, NJ	Shoprite	60,795	6/30/2024	—		—		N/A	N/A
Crystal Springs Shopping Center	Crystal River, FL	Publix	44,271	10/31/2021	495		551		585	1.5
Derby Square	Grove City, OH	Giant Eagle	70,000	6/30/2016	—		—		N/A	N/A
Fayetteville Pavilion	Fayetteville, NC	Food Lion Creative Basket Express	45,000	3/15/2020	—		—		218	N/A
Flamingo Falls	Pembroke Pines, FL	Fresh Market	18,400	2/28/2022	487		—		N/A	2.4
Hairston Crossing	Decatur, GA	Publix	44,271	12/31/2022	238		249		258	3.2
Harundale Plaza	Glen Burnie, MD	Value City	81,713	3/31/2015	181		179		180	2.3
Highland Grove	Highland, IN	Kohl’s	98,037	1/31/2016	—		—		N/A	N/A
Hilltop Plaza	Richmond, CA	Century Theater	51,840	9/30/2016	—		—		N/A	N/A
Killearn Shopping Center	Tallahasse, FL	Publix	53,096	11/30/2011	557		568		578	1.0
Lakewood Ranch	Bradenton, FL	Publix	44,271	9/30/2021	470		548		619	1.4
Largo Town Center	Upper Marlboro, MD	Regency Furniture	71,042	5/31/2017	—		—		N/A	N/A
Market Square	Doulasville, GA	Office Depot	24,920	12/31/2013	—		—		N/A	N/A
Meadowmont Village Center	Chapel Hill, NC	Harris Teeter	44,926	4/30/2022	381		408		N/A	3.3
Melbourne Shopping Center	Melbourne, FL	Big Lots	37,500	1/31/2009	590		583		570	1.5
Midway Plaza	Tamarac, FL	Publix	56,085	11/3/2011	506		507		500	1.3
North Pointe Plaza	Tampa, FL	Publix	48,890	8/21/2010	490		524		536	1.4
Northlake Commons	Palm Beach Garden, FL	Ross Dress for Less	30,000	1/31/2014	—		183		N/A	6.1
Oviedo Park Crossing	Oviedo, FL	Linens ‘N Things	30,000	1/31/2011	183		192		N/A	4.7
Paraiso Plaza	Hialeah, FL	Publix	37,912	3/13/2017	469		495		536	2.0
Plaza Del Paraiso	Miami, FL	Publix	61,166	5/31/2023	633		739		753	1.3
River Run	Miramar, FL	Publix	42,968	2/15/2009	433		467		455	1.3
Riverdale Shops	Springfield, MA	Kohl’s	85,992	1/31/2024	—		—		N/A	N/A
Riverstone Plaza	Canton, GA	Belk	60,103	10/9/2018	316		348		389	2.2
Rosedale Shopping Center	Huntersville, NC	Harris Teeter	46,750	8/31/2020	401		433		454	2.4
Sexton Commons	Fuquay Varina, NC	Harris Teeter	36,000	8/22/2021	350		362		358	4.1
Sharon Greens	Cumming, GA	Kroger	54,139	10/31/2021	350		292	(2)	405	2.0
Sheridan Square	Dania, FL	Publix	42,112	4/17/2011	827		850		850	0.8
Shoppes at Lake Dow	McDonough, GA	Publix	44,271	3/31/2022	453		548		609	1.6
Shoppes at New Tampa	Tampa, FL	Bealls	55,400	4/30/2017	141		171		N/A	5.0
Shoppes of Citrus Hills	Hernando	Publix	47,814	4/3/2014	520		558		573	1.4
Shoppes of Ellenwood	Ellenwood, GA	Publix	44,271	8/31/2023	146		173		196	5.2
Shoppes of Golden Acres	New Port Richey, FL	Publix	44,271	10/31/2022	321		372		394	2.5
Shoppes of Lithia	Valrico, FL	Publix	54,379	7/31/2023	449		568		580	2.4
Shops at Oliver’s Crossing	Winston-Salem, NC	Lowe’s Foods	42,362	4/15/2023	262	(1)	289		N/A	4.0
Shops at Paradise Pointe	Fort Walton Beach, FL	Publix	44,814	6/30/2021	344		388		410	2.7
Skyview Plaza	Orlando , FL	K-Mart	95,810	7/31/2009	137		143		N/A	2.0
Southwood Plantation	Tallahasse, FL	Publix	44,840	9/30/2023	332		427		463	2.1
Springfield Commons	Toledo, OH	Kohl’s	86,584	2/2/2019	—		—		N/A	N/A
Village Square at Golf	Boynton Beach, FL	Publix	39,795	11/30/2008	455		483		488	0.9
West Oaks Towne Center	Ocoee, FL	Michaels	23,764	2/28/2010	$217		$223		N/A	5.4
Total/Weighted Average:			2,699,635		$387		$416		$473	2.4%

(1)	Certain 2004 sales figures based on annualized partial year data.

(2)	Certain 2005 sales figures based on annualized partial year data.

(3)	Based on most recent sales data available.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Rental Rate Summary and Demographic Data
					3 Mile Radius		5 Mile Radius
Property Name	Location	In-Place Base Rent Per Sq. Ft.	Market Rent Per Sq. Ft.	% Above (Below) Market	Population	Average Household Income	Population	Average Household Income
Aberdeen Square	Boynton Beach, FL	$10.41	$13.75	(24.3%)	58,402	$65,191	168,162	$66,425
Apple Blossom Corners	Winchester, VA	10.20	18.43	(44.7%)	39,052	58,038	57,951	61,495
Bardmoor Shopping Center	Largo, FL	11.72	14.44	(18.8%)	95,321	53,800	266,308	54,312
Casselberry Commons	Casselberry, FL	8.82	12.23	(51.8%)	94,479	70,995	224,242	68,439
Chickasaw Trails Shopping Center	Orlando, FL	11.65	13.48	(13.6%)	100,839	50,668	214,124	54,556
Citrus Hills	Hernando, FL	10.47	12.14	(13.8%)	19,706	49,370	31,226	51,213
Clayton Corners	Clayton, NC	11.24	12.94	(12.3%)	18,928	60,322	33,614	64,580
Clearwater Crossing	Flowery Branch, GA	12.76	12.47	2.3%	15,866	87,677	50,411	87,640
Cofer Crossing	Tucker, GA	8.93	12.38	(27.9%)	77,965	72,135	235,458	67,171
Conway Plaza	Orlando, FL	9.83	10.53	(6.6%)	124,906	55,811	273,025	57,052
Countryside	Naples, FL	11.43	14.47	(21.0%)	58,466	63,812	117,524	68,901
Creekwood Crossing	Bradenton, FL	10.88	12.18	(10.7%)	27,128	89,303	77,080	83,266
Crossroads Plaza	Lumberton, NJ	17.45	19.30	(9.6%)	12,615(1)	74,073	53,203	79,479
Crystal Springs Shopping Center	Crystal River, FL	11.09	11.94	(7.1%)	13,498	54,919	28,470	55,368
Derby Square	Grove City, OH	9.14	10.38	(11.9%)	42,873	71,566	NAV	NAV
Fayetteville Pavilion	Fayetteville, NC	11.34	12.08	(6.1%)	71,458	57,409	150,209	55,886
Flamingo Falls	Pembroke Pines, FL	21.92	23.75	(7.7%)	117,553	73,423	263,517	79,167
Hairston Crossing	Decatur, GA	11.51	11.90	(3.3%)	81,968	64,786	231,485	64,229
Harundale Plaza	Glen Burnie, MD	11.85	NAV	NAV	79,937	62,068	166,657	68,199
Highland Grove	Highland, IN	11.72	12.59	(38.3%)	68,226	80,014	178,489	69,586
Hilltop Plaza	Richmond, CA	15.82	17.34	(8.8%)	113,965	70,746	222,995	70,302
Killearn Shopping Center	Tallahassee, FL	11.01	13.75	(19.9%)	43,896	88,160	113,706	69,793
Lakewood Ranch	Bradenton, FL	12.02	14.18	(15.2%)	10,220	89,658	42,906	84,804
Largo Town Center	Upper Marlboro, MD	12.00	NAV	NAV	90,691	79,619	233,475	73,670
Market Square	Douglasville, GA	12.74	12.88	(1.1%)	36,189	70,596	72,786	68,834
Meadowmont Village Center	Chapel Hill, NC	20.66	20.09	2.8%	45,046	75,364	105,661	79,485
Melbourne Shopping Center	Melbourne, FL	6.73	9.73	(30.8%)	42,463	48,074	122,931	53,864
Midway Plaza	Tamarac, FL	13.21	16.50	(19.9%)	182,105	50,006	428,752	55,479
North Pointe Plaza	Tampa, FL	12.85	15.63	(17.8%)	79,316	75,304	211,936	63,663
Northlake Commons	Palm Beach Garden, FL	17.48	17.27	1.2%	83,220	74,452	156,633	78,971
Oviedo Park Crossing	Oviedo, FL	10.86	14.89	(27.1%)	63,408	92,685	149,367	80,930
Paraiso Plaza	Hialeah, FL	14.22	17.01	(16.4%)	131,230	55,105	284,502	55,432
Plaza Del Paraiso	Miami, FL	13.78	17.81	(22.6%)	152,684	73,873	405,681	72,031
River Run	Miramar, FL	12.62	16.42	(23.1%)	172,247	55,891	426,622	59,241
Riverdale Shops	Springfield, MA	12.54	13.57	(7.6%)	84,999	44,542	212,746	46,851
Riverstone Plaza	Canton, GA	11.56	11.82	(2.2%)	16,853	60,045	31,828	64,980
Rosedale Shopping Center	Huntersville, NC	16.31	17.07	(4.5%)	33,684	95,251	61,973	99,424
Sexton Commons	Fuquay Varina, NC	15.61	14.89	4.8%	19,159	71,595	41,484	74,988
Sharon Greens	Cumming, GA	12.49	12.71	(1.7%)	28,185	127,097	81,374	128,075
Sheridan Square	Dania, FL	10.41	14.95	(30.4%)	96,659	56,767	222,923	59,689
Shoppes at Lake Dow	McDonough, GA	12.62	12.72	(0.8%)	24,447	69,843	51,322	75,089
Shoppes at New Tampa	Westley Chapel, FL	12.51	14.04	(10.9%)	24,847	90,215	69,166	87,259
Shoppes at Paradise Pointe	Fort Walton Beach, FL	13.16	15.84	(16.9%)	31,983	55,491	69,207	58,232
Shoppes of Ellenwood	Ellenwood, GA	13.50	13.24	2.0%	31,812	73,191	110,205	65,950
Shoppes of Golden Acres	New Port Richey, FL	13.97	15.89	(12.1%)	61,970	41,236	123,757	43,688
Shoppes of Lithia	Valrico, FL	15.87	17.01	(6.7%)	63,995	92,367	139,618	77,814
Shops at Oliver’s Crossing	Winston-Salem, NC	12.50	13.72	(8.9%)	19,932	62,727	58,637	56,938
Skyview Plaza	Orlando , FL	9.69	9.71	(0.2%)	61,222	44,419	165,273	52,911
Southwood Plantation	Tallahassee, FL	12.60	12.58	0.2%	42,919	41,361	111,388	42,850
Springfield Commons	Toledo, OH	10.49	11.14	(22.7%)	60,836	60,066	140,288	65,989
Village Square at Golf	Boynton Beach, FL	13.93	15.83	(37.0%)	93,774	70,771	234,426	67,272
West Oaks Towne Center	Ocoee, FL	18.24	19.04	(4.2%)	75,223	73,972	198,816	66,138
Total/Weighted Average:		$12.18	$14.30	(15.4%)	63,380	$67,218	150,081	$65,369
(1)	Population within 2-mile radius.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Lockbox/Cash Management.    None.

Property Management.    Developers Diversified Realty Corporation is the property manager for the DDR Portfolio Properties.

Reserves.    The DDR Portfolio Loan is structured with springing replacement, tax and insurance reserves upon the occurrence and continuation of an Event of Default (as such term is defined in the DDR Portfolio Loan documents).

Release.    The DDR Portfolio Loan documents permit the release of an individual property subject to satisfaction of certain tests and conditions as set forth in the DDR Portfolio Loan documents including, but not limited to (i) no event of default, (ii) payment of a release price of (a) for releases of up to and including 35% of the initial principal loan balance, 100% of the allocated loan amount of the property, (b) for releases between 36% and 50% of the initial principal loan balance, 105% of the allocated loan amount of the property and (c) for releases greater than 50% of the initial principal loan balance, 110% of the allocated loan amount of the property, (iii) a minimum DSCR of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 1.20x and (b) for releases greater than 50% of the aggregate initial principal loan balance, the greater of (x) the DSCR of the DDR Portfolio Properties immediately prior to the release, (but not in excess of 1.35x) and (y) 1.20x, and (iv) a maximum LTV ratio of (a) for releases of up to and including 50% of the aggregate initial principal loan balance, 64% and (b) for releases greater than 50% of the aggregate initial principal loan balance, the lesser of (x) the LTV ratio of the DDR Portfolio Properties immediately prior to the release, (but not less than 60%) and (y) 64%. However, if the tenant at the Skyview Plaza property exercises its right of first refusal, the borrower may obtain a release of this property without satisfying (i), (iii) or (iv) above.

Substitution.    The borrowers may substitute properties of like kind and quality subject to satisfaction of certain tests and conditions as set forth in the related loan documents including, but not limited to (i) no event of default exists under the DDR Portfolio Loan documents, (ii) the aggregate value of all properties released (through one or more substitutions) during the term of the loan shall not exceed 50% of the value of the entire pool of properties, (iii) the borrowers deliver certain legal opinions from counsel concluding that the substitution will not adversely affect or impair the ability of the lender to enforce its remedies under all loan documents, (iv) the lender receives and approves all necessary property level due diligence with respect to the new property (including, but not limited to, appraisals, building conditions reports, environmental site assessments, seismic reports and title insurance policies), (v) a minimum DSCR of 1.20x for the remaining properties and (vi) the LTV ratio of the substitute property (based on the allocated loan amount for such substitute property) is less than or equal to the LTV ratio for the substituted property (based on the loan amount for such substituted property). No more than 35 DDR Portfolio Properties may be substituted during the term of the DDR Portfolio Loan.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The DDR Portfolio Loan documents permit future mezzanine indebtedness subject to conditions, including: (i) the combined LTV ratio does not exceed 75.0%, (ii) the DSCR (based on combined balances) does not fall below 1.10x, (iii) the mezzanine lender meets a pre-determined definition of “qualified lender”, (iv) the borrower delivers a no-downgrade confirmation from the rating agencies and (v) the mezzanine lender enters into an acceptable intercreditor agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

CALIFORNIA
Roseville
Davis
Placerville
Sacramento
Santa Rosa
Vacaville
Napa
Fairfield
Petaluma
Lodi
San Rafael
Concord
Stockton
San Francisco
Oakland
Daly City
Alameda
Livermore
Modesto
South San Francisco
San Mateo
Turlock
Redwood City
Milpitas
Santa Clara
San Jose
PACIFIC OCEAN
Santa Cruz
Salinas

CANADA
Toronto
Milwaukee
Hamilton
Rochester
Buffalo
Albany
Springfield
Boston
Providence
Hartford
Lansing
Flint
Detroit
Madison
Rockford
Chicago
Gary
Toledo
Cleveland
Erie
Stamford
Newark
New Haven
New York
Fort Wayne
Akron
Harrisburg
Allentown
Trenton
Philadelphia
Pittsburgh
Peoria
Columbus
Baltimore
Dover
Springfield
Indianapolis
Dayton
Washington D.C.
Annapolis
Cincinnati
Charleston
Saint Louis
Louisville
Frankfort
Lexington
Richmond
Evansville
Norfolk
Virginia Beach
Winston-Salem
Greensboro
Nashville
Knoxville
Raleigh
Charlotte
Memphis
Chattanooga
Huntsville
Columbia
Atlanta
Augusta
Birmingham
Macon
Montgomery
Columbus
Savannah
Jackson
Jacksonville
Baton Rouge
Mobile
Tallahassee
New Orleans
Orlando
Tampa
Clearwater
Saint Petersburg
Coral Springs
Fort Lauderdale
Hialeah
Miami
Nassau
BAHAMA ISLANDS
ATLANTIC OCEAN
GULF OF MEXICO

DDR PORTFOLIO

#	Property	City	State	ZIP
1	Hilltop Plaza	Richmond	CA	94806
2	Largo Town Center	Largo	MD	20774
3	Highland Grove	Highland	IN	46322
4	Midway Plaza	Tamarac	FL	33321
5	Riverstone Plaza	Canton	GA	30114
6	Riverdale Shops	West Springfield	MA	01089
7	Skyview Plaza	Orlando	FL	32809
8	Apple Blossom Corners	Winchester	VA	22601
9	Creekwood Crossing	Bradenton	FL	34203
10	Fayetteville Pavilion	Fayetteville	NC	28314
11	Flamingo Falls	Pembroke Pines	FL	33028
12	Northlake Commons	Palm Beach Gardens	FL	33403
13	Meadowmont Village Center	Chapel Hill	NC	27517
14	Harundale Plaza	Glen Burnie	MD	21061
15	Springfield Commons	Holland	OH	43528
16	Shoppes of Golden Acres	New Port Richey	FL	34654
17	Casselberry Commons	Casselberry	FL	32707
18	Oviedo Park Crossing	Oviedo	FL	32765
19	Village Square at Golf	Boynton Beach	FL	33436
20	Bardmoor Shopping Center	Largo	FL	33777
21	Rosedale Shopping Center	Huntersville	NC	28078
22	Shoppes of Lithia	Valrico	FL	33596
23	Crossroads Plaza	Lumberton	NJ	08048
24	North Pointe Plaza	Tampa	FL	33618
25	Melbourne Shopping Center	Melbourne	FL	32901
26	Lakewood Ranch	Bradenton	FL	34211
27	West Oaks Towne Center	Ocoee	FL	34761
28	Market Square	Douglasville	GA	30135
29	Plaza Del Paraiso	Miami	FL	33186
30	Sharon Greens	Cumming	GA	30041
31	Shoppes at New Tampa	Wesley Chapel	FL	33544
32	Clayton Corners	Clayton	NC	27520
33	Cofer Crossing	Tucker	GA	30084
34	Clearwater Crossing	Flowery Branch	GA	30542
35	Chickasaw Trails Shopping Center	Orlando	FL	32825
36	Killearn Shopping Center	Tallahassee	FL	32309
37	River Run Shopping Center	Miramar	FL	33025
38	Conway Plaza	Orlando	FL	32812
39	Shoppes at Paradise Pointe	Fort Walton Beach	FL	32548
40	Aberdeen Square	Boynton Beach	FL	33436
41	Derby Square	Grove City	OH	43123
42	Shoppes at Lake Dow	McDonough	GA	30252
43	Shoppes of Ellenwood	Ellenwood	GA	30294
44	Sheridan Square	Dania	FL	33004
45	Shops at Oliver's Crossing	Winston-Salem	NC	27127
46	Southwood Village Shopping Center	Tallahassee	FL	32301
47	Paraiso Plaza	Hialeah	FL	33018
48	Countryside Shopping Center	Naples	FL	34104
49	Crystal Springs Shopping Center	Crystal River	FL	34429
50	Shoppes of Citrus Hills	Hernando	FL	34442
51	Sexton Commons	Fuquay Varina	NC	27526
52	Hairston Crossing	Decatur	GA	30035

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Northam Street
La Mirada, CA
PACIFIC OCEAN

Charlotte
Gastonia
NORTH CAROLINA
Fayetteville
Columbia
Longs Pond Road
Lexington, SC
SOUTH CAROLINA
Augusta
Charleston
GEORGIA
ATLANTIC OCEAN
Savannah

East Hanna Avenue
Tampa, FL
Orlando
Tampa
Lakeland
Clearwater
St. Petersburg
Bradenton
Sarasota
FLORIDA

West Cheyenne Avenue
North Las Vegas, NV
North Las Vegas
Las Vegas
Spring Valley
Sunrise Manor
Winchester
Paradise
Henderson

Winston-Salem
Greensboro
High Point
Statesville Road
Charlotte, NC
Kannapolis
Concord
Charlotte

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

Hilltop Plaza

HIGHWAY I - 80
RICHMOND PARKWAY
Party City
BARNES&NOBLE
ROSS
DRESS FOR LESS
PETSMART
JO-ANN
BLUME DRIVE
KLOSE WAY
IHOP
CENTURY
THEATRES
PARCEL 4

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

Highland Grove Shopping Center

NEW YORK CENTRAL RAILROAD R.O.W.
FASHION BUG
Marshalls.
KOHL'S
TARGET
U2 JEWEL
OfficeMax
NORTHERN INDIANA PUBLIC SERVICE CO. R.O.W.
MAIN STREET
U.S. ROUTE NO. 41
BORDERS.
Lake Federal Bank
BURGER KING
BENNIGAN'S
Country Buffet

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

52 Anchored Retail Properties, Located in 10 states	COLLATERAL TERM SHEET DDR Portfolio	TMA Balance:	$221,250,000
		TMA DSCR:	1.49x
		TMA LTV:	63.4%

LargoTown Center

LARGO CENTER DRIVE
Cafe Villa
Largo Liquors
DOLLAR TREE
Shopper's Food Warehouse
Bojangles'
CHEVY CHASE BANK
LENSCRAFTERS
Golden Bowl
Largo Cleaners
Video Warehouse
WORLD GYM
Salon Plaza
AAA Driving School
GNC
Beauty Max
Parcel Plus
dressbarn
Payless ShoeSource
Radio Shack
Landover Dental
Marshalls
Advance Auto
Stone Gallery
Magic Nails
Uplift Salon
Largo One Barbershop
SUBWAY
C-1
Kung-Fu
Regency Furniture
McDonald's
Mobil
SUNTRUST
TACO BELL
Applebee's
ARENA DRIVE
MARYLAND ROUTE 202

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

Midway Plaza Tamarac

N.W. 79TH AVENUE
Publix
ROSS
DRESS FOR LESS
UNIVERSITY DRIVE
N.W. 57TH STREET

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original Balance:	$210,000,000
Cut-off Date Balance:	$210,000,000
% by Initial UPB:	7.25%
Interest Rate:	5.7600%
First Payment Date:	July 1, 2007
Maturity Date:	June 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout for 24 months from the securitization closing date then defeasance is permitted. On and after March 1, 2017, prepayment is permitted without penalty.
Sponsor:	Paramount Group, Inc.
Borrower:	MRI Waterview, LLC
Additional Financing(1):	Future Mezzanine Debt Permitted

Lockbox /Cash Management:	Hard / Springing
Initial Reserves(2):	Tenant Allowance:	$34,835,288
	Completion:	$22,026,954
	Debt Service:	$14,688,657
	Rent / Income
	Support:	$7,732,896
	Community Benefit
	Payments:	$1,790,625
Monthly Reserves(2):	Tax:	Springing
	Insurance:	Springing
	Replacement:	Springing
	TI/LC:	Springing
(1)	See “Future Mezzanine or Subordinate Indebtedness” section herein for additional information.
(2)	At closing, the borrower deposited (i) $22,026,954 into the Completion Reserve to complete all remaining construction obligations and pay all estimated operating costs in connection with the Waterview Property and (ii) $14,688,657 into the Debt Service Reserve for the purpose of (a) paying debt service from the Waterview Loan closing through September 2007 and (b) paying debt service and monthly operating expenses after September 2007. If 100% of the office space has not been delivered to CEB by September 1, 2007, the borrower is required to deposit $1,165,000 into the Debt Service Reserve each month until 100% of the office space has been delivered for each such month.
Additionally, in connection with the sale of the Waterview Property to the borrower, the seller escrowed with the escrow agent for the benefit of the borrower (and as part of the purchase price) (i) $34,835,288 into the CEB Tenant Allowance Escrow to fund the borrower’s portion of CEB’s tenant improvements (ii) $7,732,896 into the Rent/Income Support Escrow, representing the borrower’s estimate of the monthly rent due under the CEB lease beginning on February 1, 2008 up to, and including January 31, 2009; and (iii) $1,790,625 into the Community Benefit Payments Escrow to fund certain payments required by the County of Arlington and other municipal authorities. See “Reserves” section herein for additional information.

Financial Information
Cut-off Date Loan Balance / Sq. Ft.(1):	$331

Balloon Balance / Sq. Ft.(1):	$331

Cut-off Date LTV(2):	47.6%

Balloon LTV(2):	47.6%

Underwritten DSCR(3):	1.60x
(1)	Based on the anticipated final square footage total of 633,908.
(2)	The LTV is based on the stabilized appraised value as of February 1, 2008. The LTV based on the “as-is” appraised value is 56.9%.
(3)	The DSCR is based on the Underwritten Net Cash Flow, which is based on Corporate Executive Board (“CEB”) occupying 100% of the office space at the Waterview Property and paying full contractual rent per CEB’s contractual lease obligation. See “The Lease” and “Reserves” sections herein for additional information.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Class “A” Office

Collateral:	Fee Simple

Location:	Rosslyn, VA

Year Built / Renovated(1):	2007/ NA

Collateral Sq. Ft.(2):	633,908

Property Management:	Paramount Group, Inc. (a borrower affiliate)

Occupancy 8/1/2007(3):	98.6%

Underwritten Net Operating Income(4):	$19,775,366

Underwritten Net Cash Flow(4):	$19,616,889

Appraised Value:	$441,000,000

Appraisal Date:	February 1, 2008

(1)	The Waterview Property is currently under construction. As of June 19, 2007 the Waterview Property was 90.8% complete as reported by IVI.
(2)	Anticipated square footage subject to construction completion.
(3)	See the “Lease” section herein for additional information.
(4)	The Underwritten Net Operating Income and Underwritten Net Cash Flow are based on Corporate Executive Board (“CEB”) occupying 100% of the office space at the Waterview Property and paying full contractual rent per CEB’s contractual lease obligations. See “The Lease” and “Reserves” sections herein for additional information.

Tenant Information
Tenant	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	%GPR	Base Rent Per Sq. Ft.	Lease Expiration	Extension Options
Corporate Executive Board	625,062	98.6%	98.6%	$42.08(1)	1/31/2028(2)	2, 5-year extensions
(1)	Based on the blended rate of $41.00 per sq. ft. for 444,736 sq. ft. and $44.76 per sq. ft. for 180,326 sq. ft. See the “Additional Lease Structure” section herein for additional information.
(2)	The lease expiration date is 20 years after the February 1, 2008 anticipated rent commencement date. See the “Lease” section herein for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

The Waterview Loan

The Loan.    The Waterview Loan (the ‘‘Waterview Loan’’) is a $210.0 million 10-year, interest only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in Waterview, a 633,908 sq. ft. Class ‘‘A’’ office building, located in Rosslyn, Virginia (the ‘‘Waterview Property’’). The Waterview Loan was used by the borrower to acquire the Waterview Property for $435.0 million. The borrower has approximately $225.0 million of hard equity in the Waterview Property.

Initial Reserves	Amount ($)	% of Cut-Off Date Balance
CEB Tenant Allowance(1):	34,835,288	16.6%
Completion:	22,026,954	10.5%
Debt Service:	14,688,657	7.0%
Rent / Income Support(1):	7,732,896	3.7%
Community Benefit Payments(1):	1,790,625	0.9%
Total Reserves Escrowed at Closing:	$81,074,420	38.6%
(1)	These escrow accounts have been assigned by the borrower to the lender. See “Reserves” below.

The Borrower.    The borrower, MRI Waterview, LLC, is a single purpose, bankruptcy-remote entity with two independent directors.

The borrower is sponsored by the Paramount Group, Inc. (‘‘Paramount’’), a privately owned real estate, acquisition, redevelopment and management firm with a portfolio that is primarily focused on Class ‘‘A’’ office space. Paramount’s portfolio includes in excess of 8 million sq. ft. of office space in Manhattan’s Midtown and Downtown Financial Districts. Paramount’s significant Manhattan holdings include 1177 Avenue of the Americas, 745 Fifth Avenue, 1325 Avenue of the Americas, 1633 Broadway, 900 Third Avenue, 712 Fifth Avenue and 220 W. 42nd. Street.

Paramount, was established in 1968 and is part of a multi-billion-dollar international group of companies founded by German entrepreneur Werner Otto. Paramount’s member companies include real estate, retail and mail order businesses such as: Crate & Barrel; Otto Versand; ECE Projektmanagement GmbH (‘‘ECE’’); and Park Property Management, Inc. Dr. Michael Otto, the son of the founder and Chairman and Chief Executive Officer, of Otto Group, was a member of the Supervisory Board of Deutsche Bank AG from 1989 to 2004. Paramount is a repeat sponsor of a Deutsche Bank borrower and the sponsor of the trust fund loan known as 60 Wall Street, with a cut-off date balance of $285.0 million.

The Property.    The Waterview Property is a 24-story, 633,908 sq. ft. Class ‘‘A’’ office building located in Rosslyn, Virginia. The Waterview Property is one of two towers that comprise the newly developed Waterview complex. The Waterview Property stands at 300 feet tall (approximately twice the height permitted in Washington D.C) and offers unobstructed views of Georgetown and downtown Washington D.C. The other building will be a 29-story hotel/residential tower with a 154-room boutique hotel and 136 condo units. The hotel will be managed by the Kimpton Group as the Hotel Palomar. The hotel/residential portion of the development is not part of the collateral for the Waterview Loan.

The Waterview Property collateral includes a 337,288 sq. ft. 901 space, six level parking facility located on three underground levels and three above ground levels. Corporate Executive Board, the sole office tenant at the Waterview Property, has exclusive use of 625 parking spaces with the remaining 276 parking spaces allocated for use by the Hotel Palomar guests and residential condominium unit owners, subject to a reciprocal easement agreement. The above ground parking is masked with a glass facade to integrate with the exterior of the Waterview Property. The Waterview Property also includes 8,846 sq. ft. of retail and restaurant space located on the ground floor (1.4% of NRA) that is not yet leased.

The Waterview Property is considered part of the Rosslyn-Ballston Corridor (‘‘RBC’’) within the Washington-Arlington-Alexandria Metropolitan Statistical Area (‘‘MSA’’). The RBC is an ideal location for corporate offices because of its proximity to Washington, D.C. (directly across the Potomac River via the Key Bridge), and access to major interstates and airports. The Key Bridge offers access to downtown via Constitution Avenue provided by the Theodore Roosevelt Memorial Bridge and to the Georgetown area. Primary access to the neighborhood is provided by Interstate 66, U.S. Route 29 and U.S. Route 50. Additionally, the Rosslyn Metrorail subway station, which is located in the center of the neighborhood, links the Orange and Blue Lines. Interstate 395, connects to Interstate 95, and is located two miles south of Rosslyn. The Pentagon, Ronald Reagan Washington National Airport, Arlington National Cemetery and Fort Myer are also located with a 5.5 mile radius of the Waterview Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Tenant.    Corporate Executive Board (“CEB”) (NASDAQ: EXBD), the sole office tenant at the Waterview Property, plans to use the Waterview Property as its global headquarters and to consolidate all of its office space in the Washington, D.C. area into the Waterview Property. CEB took a one-time charge of approximately $5.4 million in 2006 in connection with the termination of its other office leases. CEB provides research and analysis on an annual subscription basis to a membership of the world’s largest and prestigious organizations. For a fixed annual fee, members of each subscription program have access to an integrated set of services, including the following:

■	Best practices research studies

■	Decision-support tools

■	Executive education seminars

■	Customized research briefs

■	Web-based access to program content database

CEB has operated for over 20 years and currently has 3,700 annual corporate members around the world, including 80% of Fortune 500 companies. Its client renewal rate is approximately 92%. CEB addresses issues related to corporate strategy, operations, and general management, identifying management initiatives, processes, tools, and frameworks that will allow its members to better address corporate problems they share in common with their peers. CEB currently serves its members with approximately 2,150 staff worldwide and 1,929 employees in its Washington, D.C. offices. CEB has a market capitalization of approximately $2.5 billion and gross profit of approximately $296.0 million, total hard assets of $330.1 million and no debt.

The Lease.    CEB executed a 20-year lease with two 5-year extension options for 100.0% of the office space (625,062 sq. ft. or 98.6% total NRA) at the Waterview Property. Following an expected six-month free rent period, CEB’s rent (assuming CEB is occupying 100% of the office space) will be $42.08 per sq. ft. (modified gross), 15% below the prevailing market rent of $49.35 per sq. ft. for class “A” office space in Washington D.C. as reported by REIS as of the 1st Quarter of 2007. CEB’s rent payments are expected to commence on February 1, 2008. For additional information regarding rent, see “Additional Lease Structure” below.

During any free-rent period the sponsor will master lease the space from Paramount. The master lease provides for a monthly base rental rate of $1,835,000, an amount equal to the CEB lease payments due at the Waterview Property. The master lease expires one day prior to the Rent Commencement Date (as defined below under “Additional Lease Structure”). The master lease rent may be reduced pro rata when an acceptable third party commences rent payment for any portion of the Waterview Property.

Floors 4-20 (90.8% of the office space) have been delivered to CEB in turnover condition (as required under the lease “Turnover Condition”) and the borrower has anticipated that it will deliver the remaining floors of office space (floors 21-24) in Turnover Condition to CEB on or around August 1, 2007. For a description of lease provisions in the event the remaining floors have not been delivered in Turnover Condition by August 1, 2007, see “Additional Lease Structure” below. At the Waterview Loan closing, $22,026,954 was escrowed by the borrower to complete all remaining construction obligations in connection with the Waterview Property. In addition, Clark Construction and the borrowers executed guaranties for the completion of all construction and landlord work at the Waterview Property. See “Completion Guaranty” and “Sponsor Guaranty” sections below.

CEB has already commenced its build-out on floors 4-20 of the Waterview Property. The build-out is currently anticipated to cost approximately $100.0 million to be split between CEB (approximately $65.0 million) and Paramount (approximately $35.0 million). Paramount’s contribution to the build out was part of the purchase price of the Waterview Property and was placed in escrow at the closing of the Waterview Property acquisition.

As additional collateral for the lease, CEB collaterally assigned $50,000,000 of treasury securities (the “Security Deposit”) to the borrower, who subsequently assigned its interest in the treasury securities to the lender as additional collateral for the Waterview Loan. The lease provides for a reduction in this additional collateral over the term of the Waterview Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Additional Lease Structure.

The 20-year term of the lease will commence on the “Rent Commencement Date,” which date, expected to be February 1, 2008, will be the date that is the later of

(i)	180 days following the delivery of 100% of the office space to CEB in Turnover Condition and

(ii)	the date on which the borrower’s required work under the lease (the “Borrower’s Work”) is substantially complete.

The borrower has anticipated completion of the Borrower’s Work shortly after August 1, 2007.

In the event floors 21-24 have not been delivered in Turnover Condition to CEB by August 1, 2007, the borrower will be required to deposit $1.165 million into a debt service escrow account each month beginning on September 1, 2007, until such time that 100% of the office space is delivered to CEB. (See ‘‘Reserves’’ section herein for additional information). In the event 100% of the Borrower’s Work is not completed by August 1, 2008, the tenant has an option to terminate the lease.

CEB is required to commence rent payments under the lease on the Rent Commencement Date either (i) at a rent of $42.08 per sq. ft. (modified gross) (in the event CEB is utilizing 100% of its leased space on such date) or (ii) at a rent of $41.00 per sq. foot (modified gross) on 71.2% of the CEB leased space (in the event CEB is not utilizing 100% of its leased space on the Rent Commencement Date). However, CEB is required to commence payment on the remaining 28.8% of the office space (the ‘‘Remaining Space’’) either (i) prior to the first anniversary of the Rent Commencement Date, at a base rental rate (on the Remaining Space only) of $44.76 per sq. ft. or (ii) between 12 and 18 months following the Rent Commencement Date, at a base rental rate (on the Remaining Space only) of $46.79 per sq. ft. Upon the 18th month anniversary of the Rent Commencement Date, CEB is required to commence rental payments of $46.79 per sq. ft. for the Remaining Space per its contractual lease obligation.

The Market.    The Waterview Property is located in Rosslyn, Virginia, which is part of the Washington-Arlington-Alexandria MSA, which has a population of over 5.2 million. The Washington-Arlington-Alexandria MSA has a strong economy that is closely tied to the Government, Services, Information and Professional Business Services, Manufacturing and Transportation employment sectors. The Washington-Arlington-Alexandria MSA’s strong economic performance is a result of its skilled and expanding labor force, low economic volatility, growing employment and continuous population growth. The median household income within the Washington-Arlington-Alexandria MSA is more than 37.0% higher than the Top 100 cities in the nation and 51.0% greater than the U.S. median.

The Washington, D.C. office market is comprised of three office markets, the District of Columbia, Suburban Maryland and Northern Virginia. Collectively, these three areas contain office market inventory of 268.4 million sq. ft. The Northern Virginia office market consists of four jurisdictions with 15 distinct submarkets. As of year end 2006, the Northern Virginia market contained an office space inventory of approximately 119.0 million sq. ft. of space within 869 buildings. During the same time period the Northern Virginia office market exhibited an 11.0% vacancy. As of year end 2006, the Rosslyn sub-market contained an office inventory of approximately 7.6 million sq. ft. of office space. In 2006, the Rosslyn office market exhibited a vacancy rate of 7.8% and a 6.0% vacancy rate for Class ‘‘A’’ space.

Lockbox / Cash Management.    The Waterview Loan is structured with a hard lockbox and springing cash management, upon the occurrence of a Cash Management Trigger Event. A ‘‘Cash Management Trigger Event’’ means (i) any uncured Event of Default (as such term is defined in the Waterview Loan documents), (ii) a monetary default by CEB under the terms of its lease, (iii) an uncured, material, non-monetary default by CEB under its lease, or (iv) if the DSCR falls below 1.20x after CEB has taken occupancy of at least 85.0% of the office space at the Waterview Property and is making rental payments based on CEB contractual lease obligations.

Property Management.    The Waterview Property is managed by Paramount Group, Inc., an affiliate of the borrower.

Completion Guaranty.    Clark Construction, the general contractor, guarantees to the borrower and lender the completion of the construction at the Waterview Property, payment of all amounts to subcontractors and the performance of all other covenants, agreements, liabilities and obligations related to construction completion under the construction contract. Clark Construction also guaranties the lien-free completion of the construction project in accordance with the plans and specifications on or before the date for completion set forth in the construction contract, including the payment of all related costs, expenses and liabilities.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Clark Construction, founded in 1906, employs over 1,200 full-time professionals and reports having completed 26 projects totaling over 15 million sq. ft. of office space. Clark Construction was the first builder to receive the LEEDTM Platinum Certification for the Philip Merrill Environmental Center in Annapolis, Maryland. Currently, Clark Construction has over $1.5 billion of LEEDTM projects in progress.

Sponsor Guaranty. Paramount has guaranteed the lien-free substantial completion of the borrower’s work prior to the date required under the CEB Lease, including the payment of all costs and expenses in connection therewith.

Reserves. At closing, the following reserves and escrows were established in connection with the remaining construction and tenant build-out costs at the Waterview Property:

(i)	$22,026,954 was deposited into the CEB Completion Reserve to complete all remaining construction obligations and pay all estimated operating costs in connection with the Waterview Property.

(ii)	$34,835,288 was deposited into the CEB Tenant Allowance escrow to fund the borrower’s portion of CEB’s tenant improvements. With respect to the CEB Tenant Allowance escrow, the borrower is required to advise the lender of any draw requests submitted by CEB for such tenant improvement work.

(iii)	$1,790,625 was deposited into the Community Benefit Payments escrow to fund certain payments required by the County of Arlington and other municipal authorities.

The escrows identified in (ii) and (iii) above are held by an escrow agent under an agreement that may not be amended without lender consent. The borrower assigned its interest in the escrow account to lender.

At closing the following reserves and escrows were established to fund debt service and/or operating expenses during the time that CEB is not in full occupancy at the Waterview Property:

(i)	$14,688,657 was deposited into the Debt Service Reserve for the purpose of paying debt service and certain operating expenses.

(ii)	$7,732,896 was deposited into the Rent/Income Support escrow, representing the borrower’s estimate of the monthly rent due under the CEB lease beginning on February 1, 2008 up to, and including January 31, 2009 for any portion of the office space not utilized by CEB.

The escrow identified in (ii) above is held by an escrow agent under an agreement that may not be amended without lender consent. The borrower assigned its interest in the escrow account to lender.

Upon the occurrence and during the continuance of a Cash Management Trigger Event, the borrower is required to deposit reserves on a monthly basis for (i) real estate taxes and insurance in the amount of 1/12th of the annual required amount; (ii) replacement reserves in the amount of $18,489 to pay the costs of replacements and repairs required to be made by the borrower; and (iii) rollover reserves in the amount equal to (a) one dollar per sq. ft. per year for any space at the Waterview Property not leased for at least two or more years beyond the Waterview Loan maturity date at the time the Cash Management Trigger Event occurs divided by (b) the number of months remaining until the Waterview Loan maturity date.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The Waterview Loan documents permit mezzanine financing upon the satisfaction of certain terms and conditions, including, among other things: (a) no Event of Default (as such term is defined in the Waterview Loan documents) has occurred and is continuing; (b) the mezzanine lender is a ‘‘Qualified Mezzanine Lender” (as such term is defined in the Waterview Loan documents), (c) the LTV ratio based on the combined loan balances is no greater than 65%; (d) lender approval and ‘‘no downgrade’’ confirmation from the applicable rating agencies; (e) collateral for the mezzanine loan consists of only pledges of the equity interests in the borrower; (f) the mezzanine loan is subordinate in all respects to the Waterview Loan; (g) the mezzanine loan is not cross-defaulted or cross-collateralized with any other properties or loans; (h) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the lender and the rating agencies; and (i) the mezzanine loan is coterminous with the Waterview Loan.

The Waterview Loan documents permit the borrower to obtain unsecured subordinate loans from certain affiliates provided the aggregate principal amount of such loans does not exceed $20,000,000 and the borrower delivers a subordination and stand-still agreement acceptable to the lender.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TAMA
Waterview
1919 North Lynn Street
Rosslyn, VA 22209
GEORGETOWN
Georgetown Univ
Central Business District
WASHINGTON, D.C.
George Washington University
World Bank
White House
The Ellipse
Washington Monument
Constitution Ave NW
Reflecting Pool
Lincoln National Memorial
Tidal Basin
Jefferson Memorial
Franklin D Roosevelt Mem Park
Roosevelt Island
Little Island
JFK Center
THEODORE ROOSEVELT MEM BRG
GEORGE WASHINGTON MEMORIAL
Arlington Memorial Brg
Lady Bird Johnson Park
POTOMAC RIVER
Arlington
Iwo Jima Memorial
The Pentagon
Bethesda
Silver Spring
College Park
Hyattsville
McLean
Washington DC
Arlington
VIRGINIA
MARYLAND
Suitland
Alexandria
Camp Springs

]

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Waterview

To G.W. Parkway
Key Bridge
To Georgetown
Lee Highway
Gateway Park
George Washington PKWY
Interstate 66
Potomac River
Office
90.8%
Complete
Roof
Plaza
Hotel
Parking Entrance
Future Metro Station
metro
North 19th Street
To Reagan National Airport
I-10 to National Airport
Roosevelt Bridge
Rosslyn Plaza
North Lynn Street
North Fort Myer St.

Note: This exhibit is provided for illustration purposes only.
The actual building area is not necessarily drawn to scale.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

1919 North Lynn Street Rosslyn, VA 22209	COLLATERAL TERM SHEET Waterview	Balance:	$210,000,000
		DSCR:	1.60x
		LTV:	47.6%

Delivered
To be Leased
24 Corporate Executive Board | 1/31/28 | 25,906 sf
23 Corporate Executive Board | 1/31/28 | 25,906 sf
22 Corporate Executive Board | 1/31/28 | 25,906 sf
21 Corporate Executive Board | 1/31/28 | 29,075 sf
20 Corporate Executive Board | 1/31/28 | 29,075 sf
19 Corporate Executive Board | 1/31/28 | 29,075 sf
18 Corporate Executive Board | 1/31/28 | 29,075 sf
17 Corporate Executive Board | 1/31/28 | 32,013 sf
16 Corporate Executive Board | 1/31/28 | 32,013 sf
15 Corporate Executive Board | 1/31/28 | 32,013 sf
14 Corporate Executive Board | 1/31/28 | 32, 013 sf
13 Corporate Executive Board | 1/31/28 | 31,766 sf
12 Corporate Executive Board | 1/31/28 | 31,562 sf
11 Corporate Executive Board | 1/31 /28 | 31,301 sf
10 Corporate Executive Board | 1/31/28 | 31,281 sf
9 Corporate Executive Board | 1/31/28 | 31,281 sf
8 Corporate Executive Board | 1/31/28 | 31,281 sf
7 Corporate Executive Board | 1/31/28 | 31,281 sf
6 Corporate Executive Board | 1/31/28 | 31,281 sf
5 Corporate Executive Board | 1/31/28 | 30,315 sf
4 Corporate Executive Board | 1/31/28 | 21,643 sf
Plaza /Terrace Level
90.8% Complete
3 Parking | 34,413 sf
2 Parking | 35,034 sf
1 Parking | 27,664 sf
Retail #1 5,535 sf
Retail #2 2,549 sf
Retail #3 (2) 762 sf
Street Level
B1 Parking | 66,462 sf
B2 Parking | 82,983 sf
B3 Parking | 90,732 sf

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Refinance

Original Balance(1):	$160,000,000

Cut-off Balance(1):	$160,000,000

% by Initial UPB:	5.52%

Interest Rate:	6.0932%

Payment Date:	1st of each month

First Payment Date:	June 1, 2007

Maturity Date:	June 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after December 1, 2016 prepayment permitted without penalty.

Sponsors:	The Gencom Group and TCC Companies

Borrower:	GB/JT Hotel Partners, L.P.

Additional Financing(2):	$38.0 million B-Note

Lockbox/Cash Management:	Hard / In-place

Initial Reserves:	Tax:	$451,133

Monthly Reserves(3):	Tax:	$70,176

	Insurance:	Springing

	Management Fee:	Springing

	FF&E:	Springing

	Low Coverage:	Springing

(1)	The original Trust Mortgage Asset (“TMA”) amount of $160,000,000 represents a portion of a $198,000,000 whole loan evidenced by the TMA and the subordinate B-note. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional detail.
(3)	See “Reserves” section herein for additional detail.

Financial Information[1]
	TMA(1)	Whole Loan
Cut-off Balance / Key(2):	$398,010	$492,537

Balloon Balance / Key(2):	$398,010	$492,537

Cut-off Date LTV:	63.3%	78.4%

Balloon LTV:	63.3%	78.4%
Underwritten DSCR:	1.59x	1.15x

(1)	Financial information is based on the TMA only unless otherwise specified.
(2)	The Ritz-Carlton Key Biscayne Property consists of 302 hotel rooms and 188 residential condominium units owned by third parties. The appraiser has determined that, on average, 100 of the 188 condominium units are available hotel room inventory on a nightly basis. Consequently, for the purpose of cash flow calculations, it is assumed that 402 keys contribute to the cash flow for the Ritz-Carlton Key Biscayne Loan.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Hotel (Full Service)

Collateral:	Fee Simple

Location:	Key Biscayne, FL

Year Built / Renovated:	2001/2007

No. of Keys(1):	402

Property Management:	The Ritz-Carlton Hotel Company, L.L.C. (subsidiary of Marriott International)

Occupancy (6/30/07):	74.0%

Underwritten Net Operating Income:	$18,855,436

Underwritten Net Cash Flow:	$15,692,545

Appraised Value:	$252,600,000

Appraisal Date:	May 21, 2007

(1)	The Ritz-Carlton Key Biscayne Property consists of 302 hotel rooms and 188 residential condominium units owned by third parties. The appraiser has determined that, on average, 100 of the 188 condominium units are available hotel room inventory on a nightly basis. Consequently, for the purpose of cash flow calculations, it is assumed that 402 keys contribute to the cash flow for the Ritz-Carlton Key Biscayne Loan.

Property Performance Summary
	2004	2005	2006	TTM (6/30/07)	UW
Occ %	67.8%	73.5%	73.0%	74.0%	73.5%
ADR	$319.69	$329.92	$360.11	$389.97	$396.12
RevPAR	$216.72	$242.37	$262.98	$288.69	$291.15
Total Revenues	$60,528,445	$66,972,958	$72,461,670	$78,959,090	$79,072,276
Expenses	$47,339,026	$54,126,350	$57,666,999	$60,379,171	$60,216,839
NOI	$11,373,566	$12,846,608	$14,794,671	$18,579,919	$18,855,436
NCF	$9,320,272	$10,167,669	$11,896,204	$15,421,555	$15,692,545
NCF Margin	15.4%	16.7%	16.4%	19.5%	19.8%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

The Ritz-Carlton Key Biscayne Loan

The Loan.    The Ritz-Carlton Key Biscayne Loan (the “Ritz-Carlton Key Biscayne Loan”) is a 10-year interest-only loan secured by a first priority mortgage on the borrower’s fee simple interest in a full service hotel featuring 302 hotel rooms and the income from 188 managed hotel/condominium units, located in Key Biscayne, Florida (the “Ritz-Carlton Key Biscayne Property”). The Ritz-Carlton Key Biscayne Loan proceeds were used to refinance existing debt, fund closing costs and buy-out a previous equity partner.

The $160.0 million Ritz-Carlton Key Biscayne Loan is part of a $198.0 million whole loan (the “Ritz-Carlton Key Biscayne Whole Loan”), which consists of the $160.0 million A-Note and a $38.0 million subordinate B-Note. The respective rights of the holders of the Ritz-Carlton Key Biscayne Whole Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying free writing prospectus.

The Borrower.    The borrower, GB/JT Hotel Partners, L.P., a Delaware limited partnership, is a single purpose bankruptcy remote entity with two independent directors. Equity ownership is held by a partnership consisting of affiliates of The Gencom Group (53.5%) and The TCC Companies (45.5%).

The Gencom Group (“Gencom”) is a private Miami-based hospitality investment firm owned by Karim Jamal Alibhai. Gencom focuses on the acquisition, ownership, development, leasing and management of hotel properties throughout the United States, Canada and Mexico. Gencom has invested in more than 100 hotel transactions over the past 20 years. Gencom currently has equity interests in five Ritz-Carlton properties in the United States.

The TCC Companies (“TCC”) is a Miami-based hotel and gaming development and management company, which has developed and operated properties throughout the United States, the Bahamas, the Caribbean, Mexico, and South America. TCC was founded in 1970 by Sherwood M. Weiser and Donald E. Lefton and currently owns and operates 82 hotels and casinos in 35 states and seven countries with over 17,000 rooms under management, approximately 17,000 employees and more than $2 billion in total assets.

The Property.    The Ritz-Carlton Key Biscayne Property is a full service resort hotel consisting of 302 hotel rooms and 188 condominium units situated on a 17.65-acre land parcel, located in Key Biscayne, Florida. Approximately 81% of the condominium units are included in one of two voluntary rental programs (See “Condominium Units”) section below), enabling these units to be included in the available hotel room inventory. The condominium units account for approximately 9.1% of total revenue and the appraiser has determined that, on average, 100 of the 188 third-party owned residential condominium units are contributed to the available room inventory of the hotel on a nightly basis. The Ritz-Carlton Key Biscayne Property room mix includes 235 standard rooms, 29 standard club level rooms, 31 one-bedroom suites, six one-bedroom club level suites and one “Ritz-Carlton” suite.

Demand Segmentation
Group/Meeting	48.0%
Leisure/Transient	25.0%
Discount	20.0%
Corporate	6.6%

The Ritz-Carlton Key Biscayne Property was built in 2001 and offers amenities such as: a 20,000 square foot spa which received the Conde Nast designation of Best Spa in Miami (#15 in North America); 11 tennis courts (the largest tennis complex of any Ritz-Carlton); two restaurants overlooking the ocean including Cioppino, ranked as one of the top 20 new restaurants in North America by Esquire Magazine; 22,500 square feet of meeting and function space; and 1,200 feet of direct beach frontage. The Ritz-Carlton Key Biscayne Property is also located five minutes away from the Crandon Park Golf Course. The Ritz-Carlton Key Biscayne Property exhibits the highest ADR within its competitive set and is one of three AAA ♦♦♦♦♦ rated hotel resorts in Southern Florida (the only such property in Key Biscayne).

The Ritz-Carlton Key Biscayne Property has received various awards and recognitions, including:

•	AAA ♦♦♦♦♦ rated 2006 and 2007

•	Ranked “Top Resort in the World” by Institutional Investor Magazine

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

•	Travel + Leisure “World’s Best” list

•	Condé Nast Traveler “Gold” list

•	Robb Report “Top 100 Best Places to Stay” 2006

•	Mobile Travel Guide “Four Star Spa Rating” 2006

•	Travel + Leisure, “World’s Best,” best in Miami; 2002 and 2003

•	Travel + Leisure, “500 Greatest Hotels in the World,” 2002, 2003, 2004 and 2005

•	Food & Wine, Aria restaurant one of “America’s 50 Best Hotel Restaurants,” 2003

•	Institutional Investor, “World’s Best Hotels,” #2 in United States, #4 Worldwide, 2003

•	Condé Nast Traveler, “Gold List,” 2005

•	Condé Nast Traveler, “2004 Spa Poll” The Ritz-Carlton Spa, Key Biscayne best in Miami, #15 in North America, #4 in treatments

•	Condé Nast Traveler, “Top 100 Golf Resorts,” 2004, 2006, 2007

•	Zagat “One of the top resorts in the United States,” 2004

The Ritz-Carlton Key Biscayne Property is currently undergoing an approximately $11.95 million room renovation program that is expected to be completed by May 9, 2009 pursuant to the Ritz-Carlton Key Biscayne Loan documents. Renovation expenditures are comprised of $6.47 million ($21,432 per key) for the 302 hotel rooms and $5.48 million ($29,145 per unit) for the 188 condominium units. All renovations to the condominium units are paid by the individual condominium unit owners. If the room renovation cannot with diligence be completed by May 9, 2009, the borrower will have an additional 90 days to complete the room renovation.

The Market.    The Ritz-Carlton Key Biscayne Property is located in Miami-Dade County, which is part of the Miami-Fort Lauderdale Metropolitan Statistical Area (“MSA”). Strong tourism and business travel benefit the area’s hotel industry with high utilization rates in the form of occupancy and room rate growth. Miami’s tourism industry saw 11.6 million overnight visitors in 2006 representing a 2.5% increase over 2005. The Greater Miami Convention & Visitors Bureau reported that in 2006 overnight visitors spent $16.3 billion in direct expenditures evidenced by an increased average daily expenditure rate of $245.41 and an average length of stay of 5.74 days. The Miami-Fort Lauderdale MSA is served by the Miami International Airport which accommodated 32.5 million passengers from over 80 different airlines in 2006.

According to Smith Travel Research (“STR”), the Miami-Fort Lauderdale MSA currently has 18 hospitality properties under construction which will result in 2,652 new rooms (6.2% of market). According to appraiser, CB Richard Ellis (“CBRE”), the only hotel project that is under development in Key Biscayne is the 380 room Sonesta, scheduled to open in 2008. The Sonesta competes at a lower price point than the Ritz-Carlton Key Biscayne Property. Despite the scheduled increase in supply, CBRE projects that the market occupancy will continue to improve from 73.4% in 2006 to 77.5% in 2010 supported by area economic indicators and historical demand growth.

The hotels summarized below are considered most competitive with the Ritz Carlton Key Biscayne Property as identified by CBRE. The competitive set represents Group/Meeting and Leisure/Transient oriented properties located within a reasonable traveling distance of the Ritz-Carlton Key Biscayne Property. These hotels indicate a relatively tight range of average daily rates per the March 2007 STR reports as reported by the appraiser.

Competitive Set Summary
Property	City	State	Built	Keys	Meeting Space (Sq. Ft.)	TTM Occ(1)	TTM ADR(1)	RevPAR(1)	Rev Par Penetration(1)
Ritz-Carlton Key Biscayne	Key Biscayne	FL	2001	402	225,000	74.0%	$390	$289	126.4%
Boca Raton Resort	Boca Raton	FL	1926	963	146,000	73.0%	$276	$201	87.9%
The Breakers	Palm Beach	FL	1963	560	40,000	73.0%	$388	$283	123.7%
Fairmont Turnberry Isle Resort	Aventura	FL	1972	392	40,000	65.0%	$366	$238	104.1%
Biltmore Hotel	Coral Gables	FL	1926	279	75,000	66.0%	$266	$176	77.0%
Loews Miami Beach Hotel	Miami Beach	FL	1998	790	65,000	68.5%	$304	$208	90.9%
The Mandarin Oriental Miami	Miami	FL	2000	326	15,000	63.0%	$361	$227	99.3%

(1)	The comparable property data was compiled by the appraiser per the March 2007 STR reports. The Ritz-Carlton Key Biscayne Property data is based on TTM June 30, 2007.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Market Penetration Analysis
	2004	2005	2006	TTM 4/2007
Property Average Occupancy	67.8%	73.5%	73.0%	72.3%
Property ADR	$319.69	$329.92	$360.11	$391.87
Property RevPAR	$216.72	$242.37	$262.98	$283.26
Comp Set Average Occupancy	70.6%	71.3%	71.5%	69.6%
Comp Set ADR	$264.36	$278.92	$304.98	$320.62
Comp Set RevPAR	$186.68	$199.0	$218.08	$223.18
Property Occupancy Penetration	96.0%	103.1%	102.1%	103.8%
Property ADR Penetration	120.9%	118.3%	118.1%	122.2%
Property RevPAR Penetration	116.1%	121.8%	120.6%	126.9%

Source: Smith Travel Research April 2007

Condominium Units.    The 188 condominium units, which account for 9.1% of total revenue, are comprised of 113 studios, 68 one-bedroom units and seven two-bedroom units. Each condominium unit incorporates the Ritz-Carlton Key Biscayne design so as to ease transition from inclusion in the hotel room inventory to individual ownership. For example, the two bedroom condominium units consist of a standard one bedroom plus a lockout studio unit, which allows for inclusion either in the two-bedroom or the one-bedroom hotel room inventories. Additionally, all condominium units were sold fully furnished so as to conform to the standards of the Ritz-Carlton brand. The condominium units at the Ritz-Carlton Key Biscayne Property receive the same quality of service and maintenance as provided to the Ritz Carlton Key Biscayne hotel. The condominium units subject to the voluntary rental programs described below are individually owned but are managed by the Ritz-Carlton Key Biscayne Property Manager (as defined below).

Approximately 81% of the condominium units are included in one of two voluntary rental programs, enabling these units to be included in the available hotel room inventory. Under the “guaranteed program”, the Ritz-Carlton Key Biscayne hotel enters into a lease agreement with the condominium unit owner whereby the Ritz-Carlton Key Biscayne hotel has the right to include such condominium unit in the available hotel room inventory for all but eight-weeks per year. The lease provides a fixed fee, ranging from $50 to $125 per night, for the use of the condominium units with all excess proceeds accruing to the benefit of the Ritz-Carlton Key Biscayne hotel. During the eight-weeks of use by the condominium unit owner, the Ritz-Carlton Key Biscayne hotel receives a service charge. Under the “flexible program”, owners are able to offer their condominium units for inclusion in the available hotel room inventory with limited advance notice. In such case, the gross proceeds of any rental, net of a 10% service fee payable to the Ritz-Carlton Key Biscayne Property Manager, will be divided equally between the condominium unit owner and the Ritz-Carlton Key Biscayne hotel.

Property Management.    The Ritz-Carlton Key Biscayne Property is managed by The Ritz-Carlton Hotel Company, L.L.C. (the “Ritz-Carlton Key Biscayne Property Manager”), a subsidiary of Marriott International.

Lockbox/Cash Management.    The Ritz-Carlton Key Biscayne Loan is structured with a hard lockbox and in-place cash management. In the event that the Ritz-Carlton Key Biscayne Property Manager does not reserve for taxes, insurance, FF&E and property management fees, amounts required to fund such reserves will be swept through the cash management account and any excess cash will be returned to the borrower unless a Low NCF Period (as defined below) exists. During a Low NCF Period, only 10% of the excess cash will be returned to the borrower and 90% of the excess cash will be deposited into the lender controlled Low NCF Reserve account, to be held as additional collateral for the Ritz-Carlton Key Biscayne Loan. “Low NCF Period” means that period (for which testing may not begin until June 1, 2009) (i) commencing on the payment date following the conclusion of any two consecutive fiscal quarters in which the net cash flow (“NCF”) for the Ritz-Carlton Key Biscayne Loan is less than $11,500,000 and (ii) ending on the day immediately preceding the payment date following the conclusion of any two consecutive fiscal quarters in which the NCF for the Ritz-Carlton Key Biscayne Loan equals or exceeds $11,500,000, at which time any amounts in the Low NCF Reserve account will be returned to the borrower.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Reserves.    The Ritz-Carlton Key Biscayne Loan documents require monthly reserves for FF&E, management fees, and real estate taxes. Reserves for casualty insurance and liability insurance are required only upon the occurrence of a Casualty Insurance Reserve Trigger or a Liability Insurance Reserve Trigger, respectively. A “Casualty Insurance Reserve Trigger” will occur if the coverage under the Marriott International blanket insurance policy is not maintained in accordance with the Ritz-Carlton Key Biscayne Loan documents. A “Liability Insurance Reserve Trigger” means the occurrence of any of the following: (i) the Ritz-Carlton Property Manager no longer maintains the Marriott blanket insurance policy, (ii) the Ritz-Carlton Key Biscayne Property Manager no longer manages the Ritz-Carlton Key Biscayne Property or (iii) the Ritz-Carlton Property Manager fails to make any required insurance payments.

Insurance.    The borrower is required to maintain property insurance coverage in an amount at least equal to 100% of replacement cost and business interruption coverage of at least 18 months. The Ritz-Carlton Key Biscayne property insurance coverage is provided by Marriott International, Inc. under a blanket insurance policy that provides $200 million of flood insurance, $400 million of earthquake insurance and $500 million of “Named Windstorm” insurance. According to the Phase II Hurricane Risk Assessment performed at the Ritz-Carlton Key Biscayne Property, the total replacement value of $187.5 million consists of the following: (i) $124 million for buildings, (ii) $45.5 million for contents and (iii) $18 million for business interruption.

Current Mezzanine or Subordinate Indebtedness.    The Ritz-Carlton Key Biscayne Property also secures a subordinate B-Note with an original principal balance of $38.0 million that is currently owned by GACC and will not be an asset of the 2007 COMM-C9 Mortgage Trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

455 Grand Bay Drive Key Biscayne, FL 33149	COLLATERAL TERM SHEET Ritz-Carlton Key Biscayne	TMA Balance:	$160,000,000
		TMA DSCR:	1.59x
		TMA LTV:	63.3%

Ritz Carlton Key Biscayne
455 Grand Bay Drive
Key Biscayne, FL 33149
Fort Lauderdale
FT LAUDERDALE INT'L
Plantation
Hollywood
Miramar
Hialeah
MIAMI INT'L
Miami
Miami Beach
Key Biscayne
ATLANTIC OCEAN
Biscayne Park
Indian Creek
Surfside
Miami Shores
El Portal
North Bay Village
INTERCOSTAL WATERWAY
Miami Beach
Miami
Coral Gables
Fisher Island
BISCAYNE BAY
DOLPHIN EXPY
AIRPORT EXPY
MACARTHUR CSWY
Key Biscayne
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Floor:
11
GSA
56,000
1/17/15 $43.58
10
GSA
56,000
6/05/15 $43.61
9
GSA
56,000
6/05/15 $43.61
8
GSA
56,000
11/11/13 $43.16
Assumed Market Rent PSF
$65
7
Lehman Brothers
56,000
2/18/17 $50.50
6
Level 3
56,000
12/31/17 $34.00
5
Level 3
56,000
12/31/17 $34.00
4
State of New York
56,000
3/31/14 $38.97
$50
3
NCSN
56,000
3/31/14 $31.62
2
Moet
56,000
3/31/21 $31.62
$45
GRD
Craft
7,950
2/09/21 $63.00
Del Posto Espansion
1,440
2/27/30 $173.61
Del Posto
8,498
1/31/30 $24.12
GSA Lobby Entrance
1,000
5/01/17 $50.00
Vacant
6,194
$150
BM
State of New York
1,458
12/31/07 –
Lehman Brothers
1,168
2/28/17 $25.25
Craft
3,138
2/09/21
Del Posto
11,302
1/31/30
$40

Sq. Ft; Lease Expiration Date; $ PSF Rent
Sub-Tenant (Company)
1- Craft also leases 1sq.ft of Mezzanine space, expiring 01/09/21, paying annual rent of $7,200 PSF

Vacant:
MTM:
2007:
2010:
2013:
2014:
2015:
2016:
2017:
2018+:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original TMA Balance(1):	$ 150,000,000
Cut-off Date TMA Balance(1):	$ 150,000,000
% by Initial UPB:	5.18%
Interest Rate:	5.6155%
Payment Date:	1st of each month
First Payment Date:	July 1, 2007
Maturity Date:	June 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout for 24 months from the securitization closing date for the last pari passu note securitized, then defeasance is permitted. On and after March 1, 2017 prepayment permitted without penalty.
Sponsor:	Stephen M. Ross Jeff T. Blau Jorge M. Perez
Borrower:	85 Tenth Avenue Associates, L.L.C.
Pari Passu Debt(1):	Yes
Additional Financing(2):	$75.0 million Senior Mezzanine Loan;
	$35.0 million Junior 1 Mezzanine Loan;
	$35.0 million Junior 2 Mezzanine Loan
Lockbox/Cash Management:	Hard / In-place
Initial Reserves:	Tax:	$1,529,430
	Insurance:	$173,080
	TI and Leasing:	$500,000
	Cash Flow Deficit(3):	$6,500,000
Monthly Reserves(4):	Tax:	$254,905
	Insurance:	$28,847
	CapEx:	$12,532
(1)	The original Trust Mortgage Asset (“TMA”) amount of $150,000,000 represents a portion of a $270,000,000 whole loan evidenced by two pari passu notes. Only the TMA is included in the Trust. It is anticipated that the pari passu notes will be included in one or more future fixed rate securitizations. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein.
(3)	At closing the borrower deposited $6,500,000 into a Cash Flow Deficit Reserve. The funds in the Cash Flow Deficit Reserve may be used to cover any debt service shortfalls under the 85 Tenth Avenue Whole Loan and the senior mezzanine loan. See “Initial Reserves” section herein for additional information.
(4)	See “Monthly Reserves” section herein for additional information.

Financial Information(1)
Cut-off Balance / Sq. Ft.:	$449
Balloon Balance / Sq. Ft.:	$449
Cut-off Date LTV:	60.7%
Balloon LTV:	60.7%
Underwritten DSCR(2):	1.28x
(1)	Financial information is based on the aggregate original principal balance of the 85 Tenth Avenue whole loan.
(2)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913 / 2002
Collateral Sq. Ft.:	601,548
Property Management:	Related Management Company, L.P. (a borrower affiliate)
Occupancy (May 10, 2007):	99.0%
Underwritten Net Operating Income:	$19,627,738
Underwritten Net Cash Flow(1):	$19,627,738
Appraised Value:	$445,000,000
Appraisal Date:	April 1, 2007
(1)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Tenants
Tenants	Type	Rating (S/M/F)(3)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Exp. Date	Rent Per Sq. Ft.	% of Base Rent	Market Rent Per Sq. Ft.(7)	% Below Market
General Services Administration (GSA)	Office	AAA/Aaa/AAA	224,000	37.2%	11/30/2013(4)	$43.49	41.5%	$65.00	33.1%
Level 3	Office/Telecom	B-/Caa2/CCC-	112,000	18.6	12/31/2017	34.00	16.2	50.00	32.0
State of New York	Office	NR/Aa3/AA-	57,858	9.6	3/31/2014(5)	38.10	9.4	50.00	23.8
Lehman Brothers	Office/Telecom	A+/A1/A+	57,168	9.5	2/28/2017	50.45	12.3	49.90	N/A
Moet(1) (LVMH)	Office	A-/NR/BBB+	56,000	9.3	3/31/2021	31.62	7.6	45.00	29.7
NCSN(2)	Office	BBB/Baa3/BBB	56,000	9.3	8/31/2015	31.62	7.6	45.00	29.7
Del Posto	Retail/Restaurant	NR/NR/NR	21,240	3.5	1/31/2030(6)	45.78	1.9	150.00	69.5	(8)
Craft (TC Enterprises)	Retail/Restaurant	NR/NR/NR	11,088	1.8	2/9/2021	63.00	2.2	150.00	58.0	(9)
Subtotal/Wtd.Avg.			595,354	99.0%		$39.83	100.0%	$57.89	29.0%
(1)	Subsidiary of LVMH Moet Hennessy Louis Vuitton which is the lease guarantor through the 89th month of the lease term, limited to $868,002, which amount is required to be reduced on the first day of the 90th month to $434,001. The space serves as Moet Hennessy’s North American headquarters.
(2)	Subsidiary of CBS Corporation. National College Sports Network is the lease guarantor.
(3)	Credit Ratings are of the parent company whether or not the parent company guarantees the lease.
(4)	56,000 sq. ft. expiring on 11/30/2013, 56,000 sq. ft. expiring on 1/17/2015 and 112,000 sq. ft. expiring on 6/5/2015.
(5)	The State of New York leases 1,858 sq. ft. on a month-to-month basis.
(6)	Del Posto is subject to two leases with 1,440 sq. ft. expiring on 1/31/2030 and 19,800 sq. ft. expiring on 1/31/2030.
(7)	Based on appraisal from Cushman & Wakefield. Market rental rates for office space on Floors 2-3, 4-7 and 8-11 are $45.00, $50.00, and $65.00, respectively. Market rental rates for retail space on the ground floor and in the basement are $150.00 and $45.00, respectively. Market rental rate for storage space is $30.00.
(8)	Weighted average rental rate based on retail space only. Del Posto occupies 11,302 sq. ft. of basement space through 1/31/2030 with no rental charge. Market rent is for ground floor only.
(9)	Weighted average rental rate based on retail space only. Craftsteak New York occupies 3,138 sq. ft. of basement space through 2/09/2021 at a rental rate of $2.22 per sq. ft. Market rent is for ground floor only.

Rollover Scheule(1)
Year	Number of Leases	Expiring Sq. Ft.	% of Total	Cumulative Sq. Ft.	Cumulative Sq. Ft. %	Annual Rent/ Sq. Ft.	% Base Actual Rent Rolling	Cumulative % of Base Actual Rent
MTM(2)	2	1,858	0.3%	1,858	0.3%	$15.23	0.1%	0.1%
2007	0	—	—	1,858	0.3	—	—	0.1
2008	0	—	—	1,858	0.3	—	—	0.1
2009	0	—	—	1,858	0.3	—	—	0.1
2010	0	—	—	1,858	0.3	—	—	0.1
2011	0	—	—	1,858	0.3	—	—	0.1
2012	0	—	—	1,858	0.3	—	—	0.1
2013	1	56,000	9.3	57,858	9.6	43.16	10.3	10.4
2014	1	56,000	9.3	113,858	18.9	38.97	9.3	19.7
2015	3	224,000	37.2	337,858	56.2	40.61	38.8	58.5
2016	0	—	—	337,858	56.2	—	—	58.5
2017	5	169,168	28.1	507,026	84.3	41.33	29.8	88.3
Thereafter	3	88,328	14.7	595,354	99.0	31.03	11.7	100.0
Vacant	—	6,194	100.0	601,548	100.0%	—	—	—
Total/Wtd. Avg.	15	601,548	100.0%			$38.99	100.0%	100.0%
(1)	Assumes no tenant exercises an early termination option.
(2)	The State of New York and City Central Services have month-to-month leases.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The 85 Tenth Avenue Loan

The Loan.    The 85 Tenth Avenue Loan (the “85 Tenth Avenue Loan”) is a $150.0 million, 10-year interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in a 601,548 sq. ft. class A office building located on the corner of West 15th Street and Tenth Avenue in Manhattan, New York (the “85 Tenth Avenue Property”). The 85 Tenth Avenue Loan proceeds were used towards the acquisition of the 85 Tenth Avenue Property from Somerset Partners, LLC on February 26, 2007 for $450 million. The borrower has $35 million of hard cash equity in the 85 Tenth Avenue Property.

The 85 Tenth Avenue Loan is part of a $270.0 whole loan (the “85 Tenth Avenue Whole Loan”) which consists of the 85 Tenth Avenue Loan and an additional $120.0 million of pari passu indebtedness, currently owned by GACC. It is anticipated the note or notes evidencing the pari passu indebtedness will be contributed to one or more future fixed rate securitizations. The respective rights of the holders of the 85 Tenth Avenue Whole Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.    The borrower, 85 Tenth Avenue Associates, L.L.C., is a Delaware limited liability company, single-purpose, bankruptcy-remote entity with an independent director. The borrower is sponsored by The Related Companies, L.P. and The Related Group of Florida (collectively, the “Sponsor”). The Sponsor is owned by Stephen M. Ross, Jeff T. Blau and Jorge M. Perez.

Founded in 1972, The Related Companies, L.P. has affiliated companies and developments in Miami, Los Angeles and Chicago with a team of more than 2,000 professionals. Currently, the Related Companies, L.P. owns and/or manages real estate assets worth over $15 billion with another $9 billion currently in development. Since 1986, The Related Companies, L.P. has developed 33 properties in Manhattan, including over 6,200 apartment units and 3 million sq. ft. of commercial space. In 2004, the Related Companies completed the development of the Time Warner Center in New York City. The Related Companies, L.P. is a repeat sponsor of a Deutsche Bank borrower.

The Related Group of Florida, Inc., founded in 1979 by Chairman and CEO Jorge M. Pérez, has built and managed more than 55,000 condominium and apartment residences in major markets throughout Florida. The Related Group of Florida, Inc. has a current development portfolio that includes projects valued in excess of $10 billion.

The Property.    The 85 Tenth Avenue Property is an 11-story class “A” office/retail building situated on a 1.05-acre land parcel located in the Chelsea district of Manhattan, New York. The 85 Tenth Avenue Property contains 601,548 sq. ft. of net rentable area (“NRA”) that is allocated between office and retail space as follows: (i) 560,000 sq. ft. of office space (93.1% NRA); (ii) 24,378 sq. ft. of retail space (4.1% NRA); and (iii) 10,976 sq. ft. of storage space (1.8% NRA). The 85 Tenth Avenue Property offers 56,000 sq. ft. floor plates, as well as 14 foot ceilings and oversized windows. The 85 Tenth Avenue Property also offers views of the Hudson River, including views of the harbor and New Jersey’s Hudson Waterfront, as well as the Statue of Liberty.

The 85 Tenth Avenue Property is currently 99.0% occupied primarily by six office tenants and two retail tenants. The weighted average rental rate is $39.83 per sq. ft., which, according to the appraiser, is approximately 29.0% below the weighted average market rental rate of $57.89 per sq. ft. for these tenants. Investment grade tenants occupy approximately 56% of the NRA.

Largest Office Tenants:

GSA (224,000 sq. ft., 37.2% of NRA, $43.49 per sq. ft., rated Aaa/AAA/AAA by M/S/F). The tenant is subject to four 10-year gross leases expiring between 11/1/2013 and 06/05/2015 at a weighted average base rental rate of $43.49 per sq. ft. These leases do not provide for renewal options or any termination options, including options related to appropriations of Congress. The GSA space is occupied by the FBI-New York Police Department Joint Terrorism Task Force as a backup headquarters for the main task force facility. The GSA has invested approximately $3.7 million into its space since taking occupancy at the 85 Tenth Avenue Property.

Level 3 Communications Inc. (NASDAQ: LVLT) (112,000 sq. ft., 18.6% of NRA, $34.00 per sq. ft., rated Caa2/B–/CCC– by M/S/F). The tenant is subject to two 15-year gross leases expiring on 12/31/2017 at a rental rate of $34.00 per sq. ft. The leases are structured with contractual rent increases of $4.00 per sq. ft. on 12/31/2009 and 12/31/2013 and one 5-year renewal option at the greater of (i) fair market rent or (ii) fixed rent payable as of the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

expiration date. Level 3 provides telephone, internet protocol (VoIP) and telecommunication services in Europe and North America. Since taking occupancy on 12/31/2002, Level 3 has invested approximately $150 million into its space to meet the exacting technological requirements of its mission critical data and telecom facility.

State of New York, Division of State Police    (57,858 sq. ft., 9.6% of NRA, $38.10 per sq. ft., rated Aa3/AA– by M/F). The tenant is subject to a 10-year gross lease expiring on 3/31/2014 at a rental rate of $38.10 per sq. ft. The lease does not provide for renewal options. The tenant has the right to terminate this lease only if the State of New York terminates its lease at nearby Chelsea Market (40,592 sq. ft.) as a result of a decrease in federal drug enforcement funding.

Lehman Brothers (NYSE: LEH)    (57,168 sq. ft., 9.5% of NRA, $50.45 per sq. ft., rated A1/A+/A+ by M/S/F). Lehman Brothers utilizes its space as a data center that is an integral part of its data infrastructure. The tenant is subject to a 10-year gross leases expiring on 2/28/2017 at a weighted average rental rate of $50.45 per sq. ft. The lease is structured with contractual rent increases occurring on 3/1/2013 of $5.00 per sq. ft. for 56,000 sq. ft. and $2.50 per sq. ft. for 1,168 sq. ft. The lease provides for two, 5-year renewal options at fair market rent.

Moet Hennessy    (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company LVMH Moet Hennessy Louis Vuitton rated A–/BBB by S/F). Moet Hennessy is one of the leading importers of luxury wines and spirits in the United States, and is headquartered at the 85 Tenth Avenue Property. Once the Highline is complete, the Moet Hennessy space will directly connect to the park. The tenant is subject to a 20-year gross lease expiring on 3/31/2021 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $47.74 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal options at fair market rent.

National College Sports Network (CBS)     (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company CBS Corporation is rated Baa3/BBB/BBB by M/S/F) is headquartered at the 85 Tenth Avenue Property and is comprised of two primary business units; College Sports TV, an independent cable network and CSTV.com, an online destination for sports news and scores. The tenant is subject to a 10-year gross lease expiring on 8/31/2015 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $41.38 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal option at the greater of (i) fixed rent with a 2% increase for each year of the renewal term and (ii) 95% of the fair market rent with a 2% increase for each year of the renewal term.

Restaurant Tenants:

Del Posto    (21,240 sq. ft., 3.5% of NRA, $45.78 per sq. ft.). The tenant is subject to two 25-year gross leases expiring on 1/31/2030 at a weighted average rental rate of $45.78 per sq. ft., excluding 11,302 sq. ft. of basement space which is leased rent free. The lease is structured with contractual rent increases of $4.69 per sq. ft. every five years. Del Posto’s owner, an award winning chef, Mario Batali has invested over $8,000,000 ($403 per sq. ft.) in the build out of the space. In addition to the restaurant, the space also acts as a catering facility, which can host private functions for up to 250 people on the lower level. As of June 10, 2007, the tenant signed an additional lease for expansion space on the ground floor level and basement expiring on 1/31/2030. The expansion lease is structured at a minimum fixed rent of $250,000 per annum ending on April 30, 2008 with contractual rent increases of 3.0% thereafter. The expansion lease provides for percentage rent in the amount of 7.0% of the excess gross sales as further described in the lease. The landlord is required to contribute to the tenant’s construction allowance amounts up to $350,000 for direct hard costs and $25,000 for soft costs.

Craftsteak New York    (11,088 sq. ft., 1.8% of NRA, $63.00 per sq. ft.). The tenant is subject to a 15-year modified gross lease expiring on 2/9/2021 at a weighted average rental rate of $63.00 per sq. ft. which excludes 3,138 sq. ft. of basement space which is leased at $2.22 per sq. ft. The lease is structured with contractual rent increases of 8.7% every three years. The owner of the restaurant, Tom Colicchio, was selected for his management of the Mondrian restaurant by Food & Wine Magazine as one of the top ten “Best New Chefs” in the United States.

The Market.    The 85 Tenth Avenue Property is situated in the West Chelsea/Meatpacking District, which continues to experience significant enhancement and development. The neighborhood includes the Chelsea Market, the Gansevoort Hotel, the Soho House Hotel, the Maritime Hotel, Chelsea Piers, the new Frank Gehry designed IAC/InterActiveCorp office building, high-end retail boutiques and art galleries, and several well known restaurants and bars. Additionally, the High Line, a 75-year-old elevated railway that hovers over the Meatpacking District, is being redeveloped into a 1.45-mile long elevated public park which is expected to open in 2008. A portion of the Highline will connect directly into the 85 Tenth Avenue Property. Additional development in the area that is currently underway includes a Standard Hotel being developed by André Balazs, which will straddle the High Line and the Caledonia, a high-end condo development being completed by The Related Companies which is sold out.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The 85 Tenth Avenue Property occupies the entire block bounded by Tenth Avenue, Eleventh Avenue, West 15th and West 16th Streets in the Chelsea submarket of the Midtown South office market in Manhattan. The Midtown South office market has an office inventory of approximately 64.0 million sq. ft. segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The Chelsea office submarket is defined by the area north of 14th Street, south of West 34th Street and west of Avenue of the Americas (to the Hudson River). The Chelsea office submarket is the second largest of the Midtown South submarkets with approximately 14.2 million sq. ft. of inventory, as reported by Cushman & Wakefield. As of 2006, the Chelsea submarket exhibited a vacancy rate of 2.7%, which is below the overall Midtown South vacancy rate of 5.6%. The Midtown South office market contains 2.8 million sq. ft. of Class A office space with a vacancy rate of 3.9% as of the first quarter of 2007. This represents an improvement from the 2006 vacancy rate of 5.2%.

The 85 Tenth Avenue Property competes with the greater Midtown South office market rather than the Chelsea office market due to its large floor plates, infrastructure, amenity base, and lack of Class A office inventory in the Chelsea office submarket. Class A office space in the Midtown South office market commanded an average gross rent of $56.53 per sq. ft. in 2006, up 14.5% from 2005, as reported by REIS. The first quarter 2007 showed a continued trend in increasing rents evidenced by an average gross rent of $59.70 per sq. ft., a 5.6% increase over 2006. Furthermore, REIS reports that gross rents in the overall Manhattan office market will increase from $51.45 per sq. ft. in 2006 to $72.78 per sq. ft. in 2011. The appraiser reports market gross rental rates per sq. ft. for the 85 Tenth Avenue Property of $45.00, $50.00, and $65.00 for floors 2-3, 4-7, and 8-11, respectively. The appraiser assigned a weighted average market rent for the 85 Tenth Avenue Property of $56.62 per sq. ft. The appraiser determined that the market rental rate for the retail space at the 85 Tenth Avenue Property is $150.00 per sq. ft., which is 65.6% above the in-place retail rent at the 85 Tenth Avenue Property of $51.67 per sq. ft.

Within the Chelsea submarket, Cushman & Wakefield identified five buildings to be directly competitive with the 85 Tenth Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The chart below summarizes the relevant statistics for the five competitive buildings:

Directly Competitive Office Buildings
	Office Area (Sq. Ft.)	Vacancy (Sq. Ft.)	% Occupied (Total)	Direct Asking Rent
Property				Low	High
111 Eighth Avenue	2,300,000	8,251	99.02%	54.00	65.00
75 Ninth Avenue	1,200,000	22,638	98.11	50.00	50.00
450 West 33rd Street	1,500,000	—	96.14	N/A	N/A
345 Hudson Street	550,000	112,000	94.99	44.00	44.00
75 Varick Street	1,003,920	167,669	85.48	45.00	65.00
Total/Wtd. Avg.	6,553,920	310,558	95.26%	$44.00	$65.00

Source: Cushman & Wakefield

The appraiser, Cushman & Wakefield, determined that the competitive set exhibits a rental rate range from $44.00 to $65.00 per sq. ft. and an average occupancy of 95.26%. By comparison, the 85 Tenth Avenue Property is 99.0% occupied and has a weighted average rental rate of $40.06 per sq. ft., 32.3% below the market rate of $57.89 per sq. ft., as determined by the appraiser.

Property Management.    The 85 Tenth Avenue Property is managed by Related Management Company, L.P., an affiliate of the borrower.

Cash Management.    The 85 Tenth Avenue Loan is structured with a hard lockbox and in-place cash management. The tenants of the 85 Tenth Avenue Property have been instructed to send rent payments directly to a lender controlled account and each month, amounts in this account will be applied in the following order of priority:

(i)	monthly escrows for taxes and insurance;

(ii)	monthly scheduled debt service payments on the 85 Tenth Avenue Loan;

(iii)	monthly budgeted operating expenses (including a management fee not to exceed 2% of operating income);

(iv)	from and after July 1, 2012, funds will be deposited into a monthly reserve for capital expenditures (“Monthly Cap Ex Reserve”) in the amount of $0.25 per annum per rentable sq. ft.;

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

(v)	Provided no event of default has occurred, funds in the amount equal to the debt service of the senior mezzanine loan; and

(vi)	all remaining funds will be deposited into a reserve for tenant improvements and leasing commissions (the “TI and Leasing Reserve”).

Initial Reserves.    At closing, the borrower deposited (ii) $1,529,430 into a tax reserve, (ii) $173,080 into an insurance reserve account, (iii) $500,000 into the TI and Leasing Reserve and (4) $6,500,000 in the Cash Flow Deficit reserve. The Cash Flow Deficit Reserve may be used to cover debt service shortfalls on the 85 Tenth Avenue Loan and the $75 million senior mezzanine loan (described below under “Current Mezzanine or Subordinate Indebtedness”).

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $254,905 into a monthly tax reserve account, (ii) $28,847 into a monthly insurance reserve account and (iii) commencing July 1, 2012, and ending at the 85 Tenth Avenue Loan maturity, 1/12 the product of $0.25 and the square footage of the 85 Tenth Avenue Property into the Monthly CapEx Reserve account. The Sponsor provided a $754,480 guaranty to cover the Monthly CapEx Reserve amounts due before July 1, 2012 (the “CapEx Guaranty”).

Master Leases.    The Sponsor has executed two master leases, each with an annual rent of $150,000 to cover rental income related to signage contracts. The master leases are structured with annual contractual rent increases of 3.0% per annum and expire on May 31, 2017. The Sponsor has the right to terminate the master leases only if the building is damaged by fire or other casualty and the estimated time to substantially complete the repair of such damage exceeds nine months from the date of the estimate.

Guaranty.    The Sponsor provided a $10.0 million joint and several guaranty for tenant improvements and leasing commissions (“TI/LC”). The guaranty will be reduced (a) on a dollar-for-dollar basis by the amount collected from excess cash flow and deposited into the TI and Leasing Reserve that exceeds $1.5 million, and (b) by 75% of every dollar expended by borrower on TI/LC at the 85 Tenth Avenue Property. In addition to the TI/LC Guaranty, the Sponsor has also provided a $754,480 CapEx Guaranty as described under “Monthly Reserves” above.

Current Mezzanine or Subordinate Indebtedness.    Contemporaneously with the closing of the 85 Tenth Avenue Loan, GACC (and its affiliates) and Vornado Realty Trust provided $145.0 million of mezzanine financing secured by 100% of the Sponsors’ equity interest in the borrower. The mezzanine financing is split into three portions as follows: (i) a $75.0 million senior mezzanine loan provided by GACC; (ii) a $35.0 million junior 1 mezzanine loan provided by affiliates of GACC and Vornado Realty Trust; and (iii) a $35.0 million junior 2 mezzanine loan provided by Vornado Realty Trust. The mezzanine loans are governed by an intercreditor agreement that provides, among other things, (i) that the mezzanine loans are subject and subordinate to, and co-terminous with, the 85 Tenth Avenue Whole Loan, (ii) the mezzanine borrowers have an ability to cure defaults under the 85 Tenth Avenue Whole Loan and (iii) the mezzanine borrowers have the right to purchase the 85 Tenth Avenue Whole Loan at par together with all accrued interest and other amounts due thereon after (a) acceleration, (b) the commencement of any enforcement action or (c) if the mortgage loan becomes a “specially serviced mortgage loan” as a result of a monetary event of default that the special servicer determines may result in an impairment of the 85 Tenth Avenue Whole Loan. The mezzanine loans are not assets of the trust fund. The interest due on the junior 1 mezzanine loan and the junior 2 mezzanine loan may be deferred until maturity. Interest on the senior mezzanine loan may not be deferred.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

85 Tenth Avenue
New York, NY 10011
CHELSEA
MEAT PACKING DISTRICT
WEST VILLAGE
CHELSEA PIERS SPORTS COMPLEX
9A
W 23RD STREET
W 14TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
HUDSON STREET
WEST STREET
LONDON TERRACE APARTMENTS
GENERAL THEOLOGICAL SEMINARY
CHURCH OF THE GUARDIAN ANGELS
IAC/ INTERACTIVECORP
99 TENTH
75 NINTH CHELSEA MARKET
111 EIGHTH
THE LEONARDO
PIER 57
PIER 54
PIER 53
PIER 51
DEPARTMENT OF SANITATION
JACKSON SQUARE
ABINGTON SQUARE
UPPER WEST SIDE
UPPER EAST SIDE
CENTRAL PARK
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
WEST VILLAGE
STUYVESANT TOWN
EAST VILLAGE
GREENWICH VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 EARTHDATA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

85 Tenth Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$150,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Mortgage Loan Information
Loan Seller:	KeyBank

Loan Purpose:	Refinance

Original Balance:	$ 122,000,000

Cut-off Balance:	$ 122,000,000

% by Initial UPB:	4.21%

Interest Rate:	5.5300%

Payment Date:	1st of each month

First Payment Date:	June 1, 2007

Maturity Date:	May 1, 2017

Amortization:	Interest Only

Call Protection:	The greater of Yield Maintenance or 1% premium. On and after February 1, 2017, prepayment permitted without penalty.

Sponsor:	HCP Ventures IV, LLC

Borrower:	HCP SWG Birthplace Investors, LLC
HCP MOP Chesapeake VA, LLC
HCP MOP Rockville MD SUB, LLC
HCP MOP Plano TX, LLC
HCP MOP Houston TX, LLC
HCP MOP Corpus Christi TX, LLC
HCP MOP Largo FL, LLC
HCP MOP Clearwater FL, LLC
HCP Chattanooga Surgery Center
Owners, LLC
HCP Chattanooga Plaza Owners,
LLC
HCP DAS Oakbrook IL, LLC
HCP DAS South University Little
Rock AR, LLC
HCP DAS Rodney Parham Little
Rock AR, LLC

Additional Financing:	None

Lockbox/Cash Management:	None

Initial Reserves:	None

Monthly Reserves(1):	TI/LC:	Springing

	Replacement:	Springing

	Tax:	Springing

	Insurance:	Springing

(1)	See “Reserves” section herein for additional information.

Financial Information
Cut-off Balance / Sq. Ft.:	$146

Balloon Balance / Sq. Ft.:	$146

LTV:	70.3%

Balloon LTV:	70.3%

DSCR:	1.58x

Property Information
Single Asset / Portfolio:	Portfolio

Property Type:	Medical Office

Collateral:	Fee Simple and Leasehold(1)

Location:	Various

Year Built / Renovated:	Various

Collateral Sq. Ft.:	836,844

Property Management:	The DASCO Companies, LLC, Cambridge Healthcare Management, Inc., MNC Property Management LP

Occupancy (as of 4/30/2007):	90.9%

Underwritten Net Operating Income:	$12,259,805

Underwritten Net Cash Flow:	$10,780,188

Appraised Value:	$173,470,000

Appraisal Dates:	March 21, 2007 through July 1, 2007

(1)	The borrower has a fee interest in 11 properties and a leasehold interest in 3 properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

HCPI Medical Office Building Portfolio Properties
Property	Location	Medical Office Sub-type	Year Built/ Renovated	Sq. Ft.	% of Portfolio Sq. Ft.	Occupancy(1)	Underwritten NCF	Cut-off Date Allocated Balance	Appraised Value
The Diagnostic Clinic	Largo, FL	On-campus office	1970/1994	114,756	13.7%	100.0%	$2,127,358	$20,008,000	$28,300,000
Medical Place I	Houston, TX	On-campus office	1984/NA	149,465	17.9	81.2	972,326	15,978,000	22,600,000
Southwest General Birth Place	San Antonio, TX	On-campus birthing center	1994/2007	42,177	5.0	100.0	1,269,750	14,635,000	21,600,000
Plano Medical Pavilion	Plano, TX	On-campus office	1984/2001	86,878	10.4	93.0	1,257,923	12,513,000	17,700,000
Mission Surgery Center	Chattanooga, TN	On-campus surgery center	2003/NA	44,979	5.4	85.7	820,869	9,685,000	13,700,000
Oakbrook Terrace Medical Center I	Oakbrook Terrace, IL	General	1986/NA	49,507	5.9	84.3	873,494	8,342,000	11,800,000
BayCare Health Headquarters	Clearwater, FL	General	1988/NA	75,000	9.0	100.0	632,409	7,706,000	10,900,000
Chesapeake Medical Center	Chesapeake, VA	On-campus office	1988/NA	56,947	6.8	82.9	568,945	6,716,000	9,500,000
Oakbrook Terrace Medical Center II	Oakbrook Terrace, IL	General	1989/NA	34,634	4.1	100.0	576,580	6,539,000	9,250,000
Randolph Medical Center	Rockville, MD	General	1972/NA	40,859	4.9	80.8	441,931	6,221,000	8,800,000
Memorial Plaza	Chattanooga, TN	On-campus office	1995/NA	64,778	7.7	93.1	473,794	5,938,000	8,400,000
St. Vincent Clinic-South University	Little Rock, AR	Walk-in Clinic	1985/1994	35,501	4.2	100.0	318,993	3,888,000	5,500,000
Northwest Regional Medical Center	Corpus Christi, TX	On-campus office	2000/NA	34,083	4.1	82.1	378,192	3,040,000	4,300,000
St. Vincent Clinic-Rodney Parham	Little Rock, AR	Walk-in Clinic	1976/NA	7,280	1.0	100.0	67,628	791,000	1,120,000
Total/Weighted Average:				836,844	100.0%	90.9%	$10,780,188	$122,000,000	$173,470,000
(1)	Based on the borrower’s rent rolls dated April 30, 2007.

Major Tenants
Tenant	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Weighted Avg. Rent Per Sq. Ft.	Lease Expiration		Ratings(1) (S&P/Moody’s)
Diagnostic Clinic Medical Group	114,756	13.7%	16.2%	$26.87	4/30/2010		Not rated
BayCare Health Systems, Inc.	75,000	9.0	4.1	10.33	11/30/2013		Not rated/Aa3
Loyola University Health System	49,583	5.9	7.7	31.05	4/30/2011	(2)	Not rated/Baa2
Total:	239,339	28.6%	28.0%
(1)	Certain ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Loyola University leases 3 spaces at 2 properties. Two of the leases, which comprise 40,082 sq. ft. expire on 4/30/2011 and the lease on the 9,501 sq. ft. space expires 8/31/2010.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Rental Rate summary and Demographic Data
Property Name	Location	In-Place Rent Per Sq. Ft.	Market Rent Per Sq. Ft.(1)	Number of Tenants	Proximity to Hospital	5 Mile radius Population	5 Mile Radius Median Household Income
BayCare Health Headquarters	Clearwater, FL	$10.33	$11.00	1	4 miles	168,226	$41,390
Chesapeake Medical Center	Chesapeake, VA	$23.43	$21.00	18	On campus	157,729	60,025
The Diagnostic Clinic	Largo, FL	$26.87	$17.50	1	On campus	211,818	43,074
Medical Place I	Houston, TX	$23.96	$25.00	55	On campus	399,520	40,851
Memorial Plaza	Chattanooga, TN	$18.84	$19.50	8	On Campus	124,333	32,218
Mission Surgery Center	Chattanooga, TN	$25.96	$22.50	5	On campus	124,333	32,218
Northwest-Regional Medical Center	Corpus Christi, TX	$23.76	$16.50	8	On campus	35,522	48,744
Oakbrook Terrace Medical Center I	Oak Brook Terrace, IL	$31.16	$30.40	12	4 miles	265,353	70,724
Oakbrook Terrace Medical Center II	Oak Brook Terrace, IL	$27.84	$26.00	1	4 miles	265,414	70,770
Plano Medical Pavilion	Plano, TX	$22.19	$17.45	17	On Campus	318,380	71,537
Randolph Medical Center	Rockville, MD	$25.73	$28.00	25	4 miles	340,962	84,203
Southwest General Birth Place	San Antonio, TX	$36.05	$36.00	1	On Campus	223,693	29,646
St. Vincent Clinic-Rodney Parham	Little Rock, AR	$10.87	$12.00	1	3.9 miles	124,332	50,325
St. Vincent Clinic-South University	Little Rock, AR	$10.87	$11.00	1	2.5 miles	141,694	38,883
Total/Weighted Average:		$23.23	$20.87	154

Lease Rollover
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Rent / Sq. Ft.	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
MTM	32	69,134	8.3%	69,134	8.3%	$24.22	9.5%	9.5%
2007	14	27,772	3.3	96,906	11.6	23.84	3.8	13.3
2008	35	74,461	8.9	171,367	20.5	23.48	10.0	23.3
2009	20	45,256	5.4	216,623	25.9	23.93	6.2	29.4
2010	24	214,032	25.6	430,655	51.5	25.79	31.4	60.8
2011	21	90,278	10.8	520,933	62.2	24.87	12.8	73.6
2012	3	7,163	0.9	528,096	63.1	23.53	1.0	74.6
2013	3	80,967	9.7	609,063	72.8	11.09	5.1	79.7
2014	3	4,598	0.5	613,661	73.3	24.49	0.6	80.3
2015	2	12,553	1.5	626,214	74.8	21.40	1.5	81.9
2016	2	17,442	2.1	643,656	76.9	17.37	1.7	83.6
2017	1	8,639	1.0	652,295	77.9	18.00	0.9	84.5
2018	1	1,462	0.2	653,757	78.1	23.32	0.2	84.7
2019	0	0	0.0	653,757	78.1	0.00	0.0	84.7
Thereafter	6	106,564	12.7	760,321	90.9	25.27	15.3	100.0
Vacant	–	76,523	9.1	836,844	100.0%	–	–	100.0%
Total/Weighted Average:	167	836,844	100.0%			$23.10	100.0%

(1)	Information based on the average market rent stated in the individual properties’ appraisals.

The Loan.    The HCPI Medical Office Building Portfolio loan (the “HCPI Medical Office Building Portfolio Loan”) is secured by the borrowers’ fee simple interests in 11 medical office building properties and leasehold interests in 3 medical office building properties located in 7 states, primarily in the southeastern portion of the United States. The HCPI Medical Office Building Portfolio Loan was originated on April 27, 2007, and has a principal balance as of the cut-off date of $122.0 million. The HCPI Medical Office Building Portfolio Loan has a 10-year term, accrues interest at a fixed rate equal to 5.53%, and requires interest only payments throughout the ten year loan term. The loan proceeds were used to refinance the mortgaged properties, which were purchased at various times for a total amount of $176.6 million, resulting in the borrower having cash equity of $54.6 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

The Borrowers.    HCP SWG Birthplace Investors, LLC, HCP MOP Chesapeake VA, LLC, HCP MOP Rockville MD SUB, LLC, HCP MOP Plano TX, LLC, HCP MOP Houston TX, LLC, HCP MOP Corpus Christi TX, LLC, HCP MOP Largo FL, LLC, HCP MOP Clearwater FL, LLC, HCP Chattanooga Surgery Center Owners, LLC, HCP Chattanooga Plaza Owners, LLC, HCP DAS Oakbrook IL, LLC, HCP DAS South University Little Rock AR, LLC, HCP DAS Rodney Parham Little Rock AR, LLC individually, collectively, jointly, and severally, are the borrowers for the HCPI Medical Office Building Portfolio Loan. The borrowers are each a single-purpose entity with a springing member, and for which a non-consolidation opinion was obtained at closing. Each co-borrower owns one of the medical office buildings within this portfolio with the exception of HCP DAS Oakbrook IL, LLC, which owns both properties located in Illinois, and HCP MOP Rockville MD SUB, LLC, which does not own a property, but is wholly owned by HCP MOP Rockville MD, LLC, which is the owner of the Maryland property and which entity executed a payment guaranty, secured by the Maryland property, pursuant to a Maryland indemnity deed of trust loan structure. With the exception of HCP MOP Rockville MD SUB, LLC which, as described in the preceding sentence is owned by HCP MOP Rockville MD, LLC, each of the co-borrowers, as well as HCP MOP Rockville MD, LLC, are owned by HCP Ventures IV REOC, LLC, which is wholly owned by HCP Ventures IV, LLC, which is owned by GE/HCPII, LLC (80% member) and HCP Ventures IV Member, LLC (20% member).

HCP Ventures IV Member, the managing member, is owned and controlled by Health Care Property Investors, Inc. (“HCPI”), which is a publicly traded real estate investment trust (NYSE:HCP). HCPI, organized in 1985, is headquartered in Long Beach, CA. HCPI invests in, develops, and manages healthcare facilities, as well as provides mortgage financing on health care properties. Its portfolio includes interests in 730 properties which total approximately 23 million sq. ft., of which 264 are medical office buildings with an average occupancy of 90%. HCPI’s portfolio includes long-term care facilities, assisted living facilities, medical office buildings, physician group practice clinics, hospitals, retirement communities, skilled nursing facilities, and health care laboratories. As of 12/31/06, HCPI had a net equity of $3.29 billion and liquid assets of $60.69 million. HCPI is rated BBB by S&P and Fitch, Baa3 by Moody’s, and has a market capitalization of $6.04 billion.

The Properties.    The HCPI Medical Office Building Portfolio consists of 14 properties totaling 836,844 sq. ft. that were constructed between 1970 and 2003. The portfolio properties are located in Florida, Virginia, Texas, Tennessee, Maryland, Illinois, and Arkansas. 10.4% of the net rentable area of the portfolio is comprised of surgery space, 5.1% is comprised of clinic space, and the remaining 84.47% is comprised of general medical office space. As of April 30, 2007, the occupancy for the portfolio was 90.9% and the weighted average rent was $23.10 per sq. ft.. Eight properties containing 594,061 sq. ft., which comprise 71.0% of the net rentable area (“NRA”) are located on hospital campuses, and the remaining six properties are located within five miles of a hospital. Eight of the properties are either wholly or partially occupied by credit rated tenants. These credit rated tenants occupy 28.9% of the Global NRA in the portfolio.

Major Tenants.    Diagnostic Clinic Medical Group    (114,756 sq. ft., 13.7% of Global NRA, not rated) contributes 16.2% of the gross potential rent (“GPR”) of the portfolio via two leases which expire 4/30/2010. The 1551 West Bay Building lease is for 104,756 sq. ft. on an 11.6 year term with a current rental rate of $27.12/ sq. ft., with 3% escalations until the end of the lease term. The lease has five - 6 year renewal options. The 1601 West Bay Building lease is for 10,000 sq. ft. on an 11.6 year term with a current rental rate of $15.17 per sq. ft., with 3% escalations until the end of the lease term. The lease has five - 6 year renewal options. Diagnostic Clinic is a privately held, physician owned multi-specialty medical group practice which has served the healthcare needs in the Pinellas submarket for 35 years.

BayCare Health Systems, Inc.    (75,000 sq. ft., 9.0% of Global NRA, rated Aa3 by Moody’s) is the second largest tenant and contributes 4.1% of the GPR of the portfolio. The lease is for a term of 10 years which expires 11/30/2013, with no renewal or termination options. Rent is currently $10.33 per sq. ft., with 3% annual rent escalations. BayCare Health System is a community healthcare system that consists of partnerships between nine non-profit hospitals in the Greater Tampa area. BayCare was formed in 1997 and has been located at the property since 2003.

Loyola University Health System    (49,583 sq. ft., 5.9% of Global NRA, rated Baa2 by Moody’s) is the third largest tenant and contributes 7.7% of the GPR of the portfolio. The first lease is with HealthSouth Corporation and Loyola Ambulatory Surgery Center (affiliates of Loyola University Health System), for 9,501 sq. ft. on the 2nd floor. The lease term is 10 years and expires 8/31/2010. Rent is currently $37.11/sq. ft., with 2.5% annual rent escalations. The second lease is with Loyola University Medical Center, for 5,448 sq. ft. on the 1st floor. The lease term is 8 years and expires on 4/30/2011. Rent is currently $27.26/sq. ft., with 2.5% annual rent escalations. Loyola University Health System (“LUHS”) is a health care institution, which includes an exclusive network of specialty and primary care centers in Chicago’s western and southwestern suburbs. LUHS opened in 1969 and has grown to become one of the nation’s premier medical centers for research, education and patient care. Currently, LUHS is comprised of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Loyola University Medical Center (“LUMC”), the Loyola Ambulatory Surgery Center at Oakbrook, and the Loyola Oakbrook Terrace Imaging Center. LUHS also serves as co-owneroperator of RML Specialty Hospital, a long-term-care facility for ventilator-dependent patients in Hinsdale, IL. Loyola University Health System is currently rated Baa2 by Moody’s.

Additional Credit Rated Tenants:    Memorial Health Care System    (32,609 sq. ft., 3.9% of Global NRA) contributes 3.1% of the GPR of the portfolio. Memorial Health Care System occupies 16,142 sq. ft. of office space at a rental rate of $16.80/sq. ft. on a 10 year lease which expires on 2/29/2016. 8,009 sq. ft. of office space is under a 5-year lease at a rental rate of $19.82/sq. ft which expires on 6/30/2010, and 8,458 sq. ft. of office space is under a 5-year lease at a rental rate of $16.69/sq. ft. which expires 6/30/2010. Memorial Hospital is a 405-bed acute care hospital founded in 1952 and owned by Catholic Health Initiatives. Memorial Hospital provides a broad range of medical, surgical, diagnostic and therapeutic services but specializes in cardiac, surgical, and oncology services. Catholic Health Initiatives (“CHI”) is a not-for-profit healthcare organization formed in 1996 when three existing Catholic-affiliated healthcare organizations combined. CHI now consists of 70 acute care hospitals and 43 long-term care facilities located in 19 states. CHI is the second largest Catholic Health System in the United States. CHI is currently rated AA by S&P, and Aa2 by Moody’s.

Southwest General Hospital, LP    (42,177 sq. ft., 5.0% of Global NRA) contributes 8.0% of the GPR of the portfolio at a weighted average rental amount of $37.23/sq. ft. via three leases for the operation of a birthing center, which expire 12/31/2022. Southwest General Hospital (“SGH”) is an acute-care facility with 319 licensed beds, was founded in 1979 and offers all major services including Medical, Surgical, Telemetry, Intensive Care, Emergency, Skilled Nursing, Rehabilitation, Prenatal/ Women’s, Psychiatric Services, Diabetic Education, a Diabetes Wound Care Center, a Hyperbaric Medicine Center, and a Continuing Medical Education for the medical staff. There are a total of 450 physicians on staff, 185 of which are active. SGH became a part of IASIS Healthcare Corporation (“IASIS”) in 1999. IASIS, based in Franklin TN, is a privately held owner and operator of acute care hospitals that develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. IASIS began principal operations in October of 1999 and owns or leases 15 hospitals with a total of 2,451 beds in service. These hospitals are located in five states: Arizona, Florida, Louisiana, Nevada, Texas and Utah. IASIS also operates five ambulatory surgery centers and a Medicaid health plan that currently serves over 114,700 members in Arizona. IASIS is rated B by S&P.

St. Vincent’s Infirmary Medical Center    (42,781 sq. ft., 5.1% of Global NRA) contributes 2.4% of the GPR of the portfolio. The rental rate is $10.71/sq. ft. via two leases at two properties on 15-year lease terms, which expire on 6/30/2020 with annual base rent adjustments of 1.5%. St. Vincent Health System operates walk-in clinics at these properties. St. Vincent’s Infirmary Medical Center is the flagship hospital of the St. Vincent Health System, a 588-bed hospital voted as the #1 orthopedic hospital in Arkansas. The St. Vincent Health System consists of several hospitals, including a rehab hospital, and eight area clinics. St. Vincent Health System operates a total of 934 full-service beds and an additional 60 rehabilitation beds. St. Vincent’s Health System is also owned by CHI, which is currently rated AA by S&P, and Aa2 by Moody’s.

The Markets.

Largo/Clearwater/Tampa/St. Petersburg:    There are 2 properties, which account for 22.7% of the Global NRA of the portfolio and 25.6% of the NCF of the portfolio, located in this market. CoStar reports total office space, for all classes, in the Tampa/St. Petersburg market consists of 116,967,771 sq. ft. in 7,697 properties as of the end of the 1Q07. There were 456,131 sq. ft. delivered 1Q 2007, with net absorptions of 638,404 sq. ft. Overall occupancy for the Tampa market at the end of the 1Q07 was 91.8%. Per the CoStar 1Q07 report for the Pinellas submarket, total Class A, B, and C combined office space, consists of 31,482,126 sq. ft. in 1,860 properties. There were 15,500 sq. ft. delivered in 1Q07, with negative absorption of 161,646 sq. ft. The submarket occupancy as of 1Q07 was 90.5%. The appraiser surveyed properties comparable to the Baycare property, which indicated rental rates ranging from $8.95-13.50/sq. ft. and concluded market rent at the Baycare property of $11/sq. ft. Current in-place rents at the Baycare property are $10.33/sq. ft., which is 6.5% below market. The appraiser surveyed properties comparable to the Diagnostic Clinic property, which indicated rental rates ranging from $15-16/sq. ft. for office space and $21.25-32.48/sq. ft. for surgery centers. The appraiser concluded market rent at the subject to be $20 per sq. ft. for the 1551 West Bay building and $15 per sq. ft. for the 1601 West Bay building, with an average rate of $22.04 per sq. ft. Average current in-place rent at the subject property is $26.87/sq. ft.

San Antonio:    The property located in this market accounts for 5.0% of the Global NRA of the portfolio and 11.8% of the NCF of the portfolio. The appraiser surveyed like properties within the regional area due to lack of competing buildings in the market, which indicated rental rates ranging from

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

$28.50-48 per sq. ft. The appraiser concluded market rent at the subject property of $36 per sq. ft. Current in-place rents at the subject property average $36.07 per sq. ft.

Plano:    The property located in this market accounts for 10.4% of the Global NRA of the portfolio and 11.7% of the NCF of the portfolio. The appraiser surveyed properties comparable to the subject property, which indicated rents for medical office space ranging from $10-15/sq. ft. and $29.20-36.53/sq. ft. for medically intensive/surgery space. The appraiser concluded market rent at the subject property at $14/sq. ft. for medical office space and $20 per sq. ft. for the medically intensive space. Current average in-place rent at the subject property is $22.86 per sq. ft.

Property Management:    Nine of the properties, which comprise 54.0% of the Global NRA and 56.1% of the net cash flow (“NCF”) of the portfolio, are managed and leased by The DASCO Companies, LLC (“DASCO”). Since 1987, DASCO has developed more than 3.5 million square feet of medical facilities worth over $750 million and acquired almost 1.1 million square feet of medical office buildings and out-patient facilities valued at more than $250 million. The company is headquarted in Palm Beach Gardens, FL and maintains management offices in Chicago, Dallas, Denver, Houston, Los Angeles, Orlando, Scottsdale, and Washington, DC.

Cambridge Healthcare Management, Inc. (“Cambridge”) manages the Diagnostic Clinic, Northwest Regional, and Plano properties, which account for 28.2% of the Global NRA and 34.9% of the NCF of the portfolio. Cambridge was formed over 20 years ago by principals, who have a combined total of over 100 years of experience in the operation synergies between hospitals, physician practices and other medical facilities. The company specializes in healthcare facility development, acquisition, ownership and management and is based in Dallas, TX.

MNC Property Management, LP (“MNC”) manages Medical Place I, which accounts for 17.9% of the Global NRA and 9.0% of the NCF of the portfolio. MNC currently manages 15 office properties in the Houston area which comprise over 7,000,000 square feet. The current portfolio managed is over 90% occupied. Velma Marin, the property manager, has been with MNC for over 10 years and has managed the Medical Place I property since 2000.

Reserves.    Following an event of default, Lender may require borrower to establish a tax and insurance reserve to be funded monthly.

Each time the debt service coverage ratio falls below 1.10x, a rollover reserve shall be funded with monthly payments in an amount equal to 1/12 of the amount calculated by multiplying 1.25 by the rentable square footage of all the mortgaged real properties, subject to a cap of $2,500,000. If the debt service coverage exceeds 1.10x for two consecutive fiscal quarters, the rollover release shall be suspended and funds in the reserve account shall be returned to borrower.

Upon the occurrence of an event of default, Lender may require borrower to establish a capital expenditure reserve to be funded with monthly payments in an amount equal to 1/12 of the amount calculated by multiplying 0.25 by the rentable square footage of all of the mortgaged real properties.

Release Provisions.    In connection with a permitted partial prepayment of the HCPI Medical Office Building Portfolio Loan, the borrower has the right to request the release of individual mortgaged real properties from time to time upon satisfaction of certain conditions specified in the loan documents, including prepayment of the greater of: (i) 100% of the allocated loan amount with respect to the respective mortgaged real property to be released; or (ii) the amount that, after giving effect to the partial release, would result in a minimum debt service coverage ratio of 1.30x.

Substitution Provisions.    The borrower has the right to substitute any of the mortgaged real properties from time to time with different real properties of like kind and quality upon satisfaction of certain conditions specified in the loan documents, including: (i) the then-current market value of any proposed substitute property shall equal or exceed the greater of (a) the initial appraised value of the mortgaged real property to be replaced and (b) the then-current market value of the mortgaged real property to be replaced (provided the ratio of the outstanding principal balance to such market value of the proposed substitute property shall be less than 100%); (ii) after giving effect to the proposed substitution, the debt service coverage ratio for the aggregate of all the mortgaged real properties shall be no less than 1.30x; (iii) no mortgaged real property may be replaced with more than one substitute property; (iv) after giving effect to the proposed substitution, the aggregate amount of rent payable under the leases at all the mortgaged real properties for traditional medical office use (as opposed to surgical) shall be not less than 50% of all rents payable under all leases at all mortgaged real properties; and (v) lender shall have received confirmation from the rating agencies that the proposed substitution will not result in any qualification, withdrawal or downgrading of the applicable ratings.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

Ground leases.    The Medical Place I property is encumbered by a 50-year ground lease with SJ Medical Center, LLC as the Lessor, which expires in June 2053. The lease has five 10-year extension options. Rental payments are currently $115,300 per year for the first 5 years. Beginning in June 2008 and every 5 years thereafter, base rent increases by the CPI, but shall never be greater than 10% for any 5-year period. The Memorial Plaza property is encumbered by a 50-year ground lease with Memorial Health Care System, Inc. as the Lessor, which expires June, 2055 and contains two 10-year renewal options. Rental payments are currently $6,300 per year with 10% increases every five years. The Mission Surgery property is encumbered by a 50-year ground lease with Memorial Health Care System, Inc. as the Lessor which expires in June 2055, and contains 2 10-year renewal options. Annual rental payments are $6,600 with 10% increases every five years. The terms of all the ground leases include standard lender protections.

Payment and Completion Guaranty:    In connection with an ongoing renovation and expansion project at one of the mortgaged real properties, Southwest General Birth Place located in San Antonio, Texas (“San Antonio Property”), HCPI guaranteed $2,500,000 of the indebtedness under the HCPI Medical Office Building Portfolio Loan. Such guaranty shall be null and void upon delivery to lender of: (i) a fully executed lease with the tenant operating its business at the San Antonio Property; (ii) a final certificate of occupancy with respect to the expansion area under construction at the San Antonio Property; (iii) a certification from the borrower that the construction at the San Antonio Property is complete and that the costs of such construction have been fully paid; and (iv) an acceptable estoppel certificate from the tenant operating its business at the San Antonio Property.

Lockbox/Cash Management:    None.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

14 Medical Office Properties, Located in 7 states	COLLATERAL TERM SHEET HCPI Medical Office Building Portfolio	Balance:	$122,000,000
		DSCR:	1.58x
		LTV:	70.3%

HCPI Medical Office Building Portfolio

#	Property	Location	#	Property	Location
1	Southwest General Birth Place	San Antonio, TX	8	BayCare Health Headquarters	Clearwater, FL
2	Chesapeake Medical Center	Chesapeake, VA	9	Mission Surgery Center	Chattanooga, TN
3	Randolph Medical Center	Rockville, MD	10	Memorial Plaza	Chattanooga, TN
4	Plano Medical Pavilion	Plano, TX	11	Oakbrook Terrace Medical Center I	Oakbrook Terrace, IL
5	Medical Place I	Houston, TX	12	Oakbrook Terrace Medical Center II	Oakbrook Terrace, IL
6	Northwest Regional Medical Center	Corpus Christi, TX	13	St. Vincent Clinic - South University	Little Rock, AR
7	The Diagnostic Clinic	Largo, FL	14	St. Vincent Clinic - Rodney Parham	Little Rock, AR

ME
Augusta
VT
NH
Montpelier
Concord
NY
Albany
Boston
MA
Hartford
CT
RI
SD
Pierre
Saint Paul
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
WI
MI
Madison
Milwaukee
Lansing
Detroit
PA
Chicago
New York
NJ
NE
Des Moines
IA
Harrisburg
Trenton
Philadelphia
Lincoln
OH
IN
Columbus
Baltimore
MD
Dover
DE
Springfield
Indianapolis
Washington D.C.
Annapolis
MO
IL
Topeka
Charleston
WV
Frankfort
Richmond
KS
Jefferson City
VA
KY
Nashville
NC
Raleigh
Oklahoma City
TN
Charlotte
AR
Memphis
OK
Little Rock
Columbia
SC
Atlanta
Atlantic Ocean
MS
Montgomery
Dallas
AL
GA
TX
LA
Jackson
Jacksonville
Tallahassee
Baton Rouge
FL
Austin
Houston
San Antonio
Gulf of Mexico
Nassau
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Mortgage Loan Information
Loan Seller:	Capmark
Loan Purpose:	Refinance
Original Balance:	$113,000,000
Cut-off Balance:	$113,000,000
% by Initial UPB:	3.90%
Interest Rate:	5.5530%
Payment Date:	1st of each month
First Payment Date:	August 1, 2007
Maturity Date:	July 1, 2017
Amortization:	Interest only for first 36 months of the term and a 30-year amortization schedule thereafter
Call Protection:	Lockout for 24 months from the securitization date, with defeasance permitted thereafter. On and after April 1, 2017 prepayment permitted without penalty.
Sponsor:	Kimco Realty Corporation
Borrower:	Kimco Market Street, LLC
Additional Financing(1):	Future mezzanine debt permitted
Lockbox/Cash Management:	Springing Hard
Initial Reserves(2):	None
Monthly Reserves(3):	Tax:	Springing
	Insurance:	Springing
	Replacement:	Springing
	TI/LC:	Springing
(1)	See “Future Mezzanine or Subordinate Indebtedness” herein for additional information.
(2)	Certain initial reserves funded at origination were released to the borrower upon delivery of a guaranty by Kimco Developers, Inc. See “Reserves” herein for additional information.
(3)	See “Reserves” herein for additional information.

Financial Information
Cut-off Balance / Sq. Ft.:	$241
Balloon Balance / Sq. Ft.:	$216
Cut-off Date LTV(1):	69.2%
Balloon LTV(1):	62.0%
Underwritten DSCR:	1.29x
(1)	Calculated based on “As-Is” appraised value of the property of $148,520,000 plus the appraised value of certain TIF Revenues of $14,700,000. See “The Property” herein for additional information. If the cut-off date LTV and balloon LTV were calculated based upon the “As-Is” appraised value of $148,520,000, such values would be 76.1% and 68.2%, respectively.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	The Woodlands, TX
Year Built / Renovated:	2004 / NA
Collateral Sq. Ft.:	469,121
Property Management:	Trademark Management, Ltd.
Occupancy (as of June 6, 2007)(1):	91.1%
Underwritten Net Operating Income(2):	$10,378,090
Underwritten Net Cash Flow(2):	$10,021,702
Appraised Value(3):	$163,220,000
Appraisal Date:	May 12, 2007
(1)	Includes tenants not yet in occupancy.
(2)	Includes certain TIF Revenues. See “The Property” herein for additional information.
(3)	Calculated based on “As-Is” appraised value of the property of $148,520,000 plus the appraised value of certain TIF Revenues of $14,700,000. See “The Property” herein for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Top-10 Tenants
Tenant	Sq. Ft.	% of Total Sq. Ft.	Lease Expiration(1)	Base Rent /Sq. Ft.		2006 Sales	Ratings (S/M/F)(4)	2006 Sales / Sq. Ft.
HEB	81,300	17.3%	7/31/2024	$14.39		$38,981,820	NR	$479
Borders	25,853	5.5	1/31/2025	15.16		N/A	NR	N/A
Regus	23,495	5.0	2/28/2017	26.50	(2)	N/A	NR	N/A
Cinemark	20,664	4.4	5/31/2020	22.00		$2,096,850	B/NR/NR	$419,370(5)
Tommy Bahama	11,986	2.6	4/1/2014	36.00		$8,391,431	NR	$700
Merrill Lynch	11,969	2.6	2/10/2016	23.00		N/A	AA-/Aa3-/AA-	N/A
Hearthstone	11,153	2.4	6/30/2010	25.00		N/A	NR	N/A
Jasper’s	10,041	2.1	10/31/2015	26.96		$5,523,416	NR	$550
Z Gallerie	10,000	2.1	11/30/2014	36.00		$2,732,789	NR	$273
Orvis	9,518	2.0	4/1/2016	0.00	(3)	N/A	NR	N/A
Total/Weighted Average:	215,979	46.0%		$20.61	(6)
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	The terms of the lease provide that the tenant’s monthly rent will vary (in some cases, materially) throughout the lease term.
(3)	Tenant only pays percentage rent at 9% of gross sales between $0–$3,000,000 and 8% in excess of $3,000,000
(4)	Certain ratings are those of the parent whether or not the parent guarantees the lease
(5)	Sales per screen. Cinemark has 5 screens at the Market Street at The Woodlands property
(6)	Excludes the Orvis space

Rollover Schedule(1)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent/Sq. Ft.(3)	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2008	0	0	0.0	0	0.0	$0.00	0.0	0.0
2009	6	13,009	2.8	13,009	2.8	$27.90	3.6	3.6
2010	11	36,179	7.7	49,188	10.5	$27.02	9.7	13.3
2011	14	32,425	6.9	81,613	17.4	$28.79	9.3	22.6
2012	2	8,583	1.8	90,196	19.2	$26.71	2.3	24.9
2013	0	0	0.0	90,196	19.2	$0.00	0.0	24.9
2014	14	71,334	15.2	161,530	34.4	$30.17	21.4	46.3
2015	14	60,832	13.0	222,362	47.4	$25.29	15.3	61.7
2016	5	33,336	7.1	255,698	54.5	$24.61	5.8	67.5
2017	4	39,740	8.5	295,438	63.0	$27.18	10.7	78.2
Thereafter(2)	4	131,871	28.1	427,309	91.1	$16.58	21.8%	100.0%
Vacant		41,812	8.9	469,121	100.0%
Total:	74	469,121	100.0%
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	All current leases expiring in 2018 through 2025.
(3)	Excludes percentage rent tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Market Street at The Woodlands

The Loan.    The Market Street at The Woodlands Loan (the “Market Street at The Woodlands Loan”) is a $113,000,000, 10-year loan secured by a first mortgage on the borrower’s fee simple interest in a 469,121 square foot anchored retail/office property located in The Woodlands, Montgomery County, Texas. The Market Street at The Woodlands Loan is interest only for the first 36 months of the loan term and amortizes based on a 30-year amortization schedule thereafter. The Market Street at The Woodlands Loan matures on July 1, 2017 and accrues interest at an annual rate of 5.5530%.

The Borrower.     The Market Street at The Woodlands borrower, Kimco Market Street, LLC, is a Delaware limited liability company, single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Kimco Realty Corporation (“Kimco”). Kimco Realty Corporation (NYSE: KIM), operating as a real estate investment trust (REIT), is one of the largest publicly traded owner and operator of neighborhood and community shopping centers in North America. As of January 31, 2007, Kimco’s real estate portfolio includes more than 1,348 properties totaling approximately 175 million square feet of leasable space in Puerto Rico, Canada, Mexico, and 45 states in the United States.

The Property.    The Market Street at The Woodlands Loan is secured by the borrower’s fee simple interest in a 469,121 square foot retail/office center located in The Woodlands, Montgomery County, Texas. The Market Street at The Woodlands property is a Class “A” retail/office center built in 2004 and is situated on a 34.510 acre site. It is comprised of several buildings and is located in the heart of The Woodlands which is a master planned development community that makes up most of the subject neighborhood. The Woodlands is comprised of 27,000-acres that includes residential villages, commercial developments, schools, churches and recreational amenities.

370,611 square feet of the property (approximately 79.0% of the total square feet) is dedicated for retail use and 98,510 square feet (approximately 21.0% of the total square feet) is dedicated for office use. As of June 6, 2007, the property is 91.1% occupied (includes certain tenants not yet in occupancy) by 57 retail tenants and 17 office tenants. The in-place weighted average rent at the property is $24.05 per sq. ft. excluding one tenant that pays percentage rent in lieu of base rent.

Pursuant to a development and operating agreement (the “Development Agreement”) between Kimco Woodlands, LP (“Kimco LP”), the sole member of the borrower, and the City of The Woodlands’ Town Center Economic Development Zone No. 2 (“Zone”), in connection with costs of developing certain improvements with respect to the property, the Zone has agreed to reimburse Kimco LP for such costs based on the receipts of certain sales and use tax revenue (“TIF Revenue”) over a 30 year period or until such costs are fully reimbursed, whichever is sooner. Based on the appraisal, the TIF Revenue is valued at $14,700,000. An approximation of the TIF Revenues were included in the calculation of Net Cash Flow. However, there can be no assurance that the actual TIF Revenue received will equal either the amount underwritten or the amount of such valuation given in the appraisal.

Significant Tenants.

The three largest tenants are:

HEB    (81,300 sq. ft., 17.3% of NRA, not rated) has a lease expiring on July 31, 2024. The base rental rate is $14.39 per sq. ft. There are four five-year extension options to renew the lease with the rental rate per sq. ft. increasing 10% for each option during the renewal periods. HEB owns more than 300 supermarkets, including a growing number of large gourmet Central Markets in major metropolitan areas and more than 80 smaller Pantry Food stores, often in more rural areas. The company was founded in 1905.

Borders    (25,853 sq. ft., 5.5% of NRA, not rated) has a lease expiring on January 31, 2025. The rental rate is $15.16 per sq. ft. There are four five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $15.68, $17.24, $18.97, and $20.86 during the renewal periods. Borders is a subsidiary of Borders Group, which is the second largest bookstore operator in the United States. Borders Group has stores in 50 states, as well as in the UK, Australia, New Zealand, Puerto Rico, and Singapore and offers its customers books, music, movies, and other entertainment items. Its more than 1,240 retail stores include 525 Borders superstores, about 675 mall-based Waldenbooks stores, and almost 35 UK-based Books etc. shops.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

Regus    (23,495 sq. ft., 5.0% of NRA, not rated) has a lease expiring on February 28, 2017. The base rental rate is $26.50 per sq. ft. The terms of the lease provide that the tenant’s monthly rent will vary (in some cases, vary materially) throughout the lease term. Regus Group rents office and meeting space and offers a variety of related services (secretarial, telecommunications systems, video conferencing, conference rooms, and concierge service) to its clients.

The Market.    The Market Street at The Woodlands property is located in The Woodlands, Montgomery County, Texas. The Woodlands is approximately 30 miles north of the Houston Central Business District. The subject property has a good location in The Woodlands with easy access to other portions of the city of Houston as well as reasonable proximity to both employment centers and major roadways including Interstate Highway 45, Woodlands Parkway, and the Hardy Tollroad. The Market Street at The Woodlands property is situated at the corner of the two most heavily traveled roadways in the neighborhood and enjoys excellent visibility. The subject is also located adjacent to the Woodlands Mall, a regional mall in the Houston area. According to the appraisal by CB Richard Ellis dated May 12, 2007 (the “Appraisal”), the neighborhood has experienced an 8.18% annual population growth from 2000 through 2007 within a 1-mile radius. The Appraisal further noted that the 2007 estimated average household income is approximately $98,0000 within a 1-mile radius of the Market Street at The Woodlands property.

Property Management:    The Market Street at The Woodlands property is managed by Trademark Management, Ltd., an affiliate of the borrower.

Lockbox/Cash Management:    The Market Street at The Woodlands Loan has been structured with a springing hard lockbox. The hard lockbox and cash management shall be effective upon the occurrence and continuation of an Event of Default (as defined in the Market Street at The Woodlands Loan documents).

Reserves:    The borrower is required to make monthly deposits of $23,835 into a reserve account for tenant improvements and leasing commissions and $5,864 into a reserve account for replacements, provided the borrower is not required to make such monthly deposits if no Event of Default (as defined in the Market Street at The Woodlands Loan documents) exists and the occupancy rate for the property is at least 85%. In addition, in the event the borrower fails to pay taxes or maintain insurance with respect to the property as required by the loan documents and has not cured such failure, the borrower is required to make immediate deposits into a tax reserve account and insurance reserve account, as applicable, for the payment of taxes and insurance premiums due and monthly deposits into such reserve accounts for the payment of estimated taxes and insurance premiums, as applicable, during the ensuing twelve months.

At origination, the borrower funded certain initial reserves related to certain tenant improvements and leasing commissions and free rent in connection with certain specified tenant leases (the “Specified TI/LC and Rent Reserves”). Funds deposited in such reserves were subsequently released to the borrower upon Kimco Developers, Inc. delivering to the lender a guaranty whereby Kimco Developers, Inc. guaranteed the obligations of the borrower with respect to the Specified TI/LC and Rent Reserves.

Future Mezzanine or Subordinate Indebtedness.    The owners of the borrower are permitted to incur mezzanine indebtedness secured by pledges of the ownership interests in the borrower upon the mortgage loan holder’s consent and subject to, among other things, the following conditions: (i) the combined loan-to-value ratio of the mortgage loan and mezzanine loan does not exceed 80%, (ii) the combined debt service coverage ratio of the mortgage loan and mezzanine loan is not less than 1.20x, and (iii) the borrower shall have delivered written confirmation from the Rating Agencies that the making of the mezzanine loan will not result in a qualification, downgrade or withdrawal of the current ratings assigned to the Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

9595 Six Pines Drive The Woodlands, TX 77380	COLLATERAL TERM SHEET Market Street at The Woodlands	Balance:	$113,000,000
		DSCR:	1.29x
		LTV:	69.2%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Market Street at The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
Shenandoah
The Woodlands
Woodloch
Oak Ridge North
Spring
W G Jones State Forest
FM 1488 Rd
College Park Dr
Northam Rd
242
45
Research Forest Dr
Lake Woodlands Dr
Woodlands Pkwy
Grogans Mill Rd
The Woodlands Mall
Sawdust Rd
Rayford Rd
HARDY TOLL RD
Spring Stuebner Rd
Woodbranch
Tomball
Humble
Crosby
Houston
Pasadena
Sugar Land
Missouri City
Richmond
59
290
90
10
610
6

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

Mortgage Loan Information
Loan Seller:	Capmark

Loan Purpose:	Refinance

Original Balance:	$ 103,000,000

Cut-off Balance:	$ 103,000,000

% by Initial UPB:	3.55%

Interest Rate:	5.8400%

Payment Date:	1st of each month

First Payment Date:	March 1, 2007

Maturity Date:	February 1, 2012

Amortization:	Interest Only

Call Protection:	Prepayment permitted with yield maintenance or 1.0%. On and after August 1, 2011, prepayment permitted without yield maintenance or penalty.

Sponsor:	Jakob Brodt, James Schlesinger and Ghini Zaidman

Borrower:	Fashion Outlet of Las Vegas LLC

Additional Financing:	Senior Mezzanine Loan $30,000,000 (not yet drawn) Junior Mezzanine Loan $10,000,000 ($2,000,000 not yet drawn).

Lockbox/Cash Management:	Soft, Springing Hard

Initial Reserves(1):	Tax:	$138,415

	Insurance:	$104,423

	TI/LC:	$3,488,212

Monthly Reserves(1):	Tax:	$46,138

	Insurance:	$11,603

	Replacement:	$4,641

	TI/LC:	Springing

	Ground Lease:	Springing

(1)	See “Reserves” section herein for additional information.

Financial Information(1)
Cut-off Balance / Sq. Ft. (Net of Reserves):	$277

Balloon Balance / Sq. Ft.(1):	$277

Cut-off Date LTV:	76.3%

Balloon LTV:	76.3%

Underwritten DSCR:	1.37x

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Anchored/Retail

Collateral:	Leasehold

Location:	Primm, NV

Year Built / Renovated:	1998 / NA

Collateral Sq. Ft.:	371,358

Property Management:	FOLV Management, LLC

Occupancy (as of April 21, 2007):	99.08%

Underwritten Net Operating Income:	$8,754,008

Underwritten Net Cash Flow:	$8,352,710

Appraised Value:	$135,000,000

Appraisal Date:	November 29, 2006

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

The Top 10 Tenants
Tenant	Sq. Ft.	% of Total Sq. Ft.	Lease Expiration(1)	UW Base Rent Per / Sq. Ft.		2006 Sales	Ratings (S/M/F)(2)	2006 Sales / Sq. Ft.
Neiman Marcus Last Call	25,007	6.7%	1/31/2009	$11.00		$8,046,743	NR/B2/B-	$322
Vanity Fair	16,929	4.6	3/31/2008	12.00		Not Reported	Not Rated	Not Reported
Old Navy	15,085	4.1	7/31/2012	10.00		$6,508,219	BB+/Ba1/BB+	$431
Williams Sonoma	15,000	4.0	1/31/2009	14.00		$3,312,839	Not Rated	$221
Nike Factory Store	13,779	3.7	1/31/2012	26.00		Not Reported	Not Rated	Not Reported
Polo Ralph Lauren Factory	12,579	3.4	7/31/2008	0.00	(3)	$7,710,274	BBB+/Baa1/NR	$613
Tommy Bahama	10,328	2.8	11/30/2011	29.12		$4,148,315	Not Rated	$402
Banana Republic	10,004	2.7	7/31/2012	24.00		$6,104,786	BB+/Ba1/BB+	$610
Gap	10,002	2.7	7/31/2012	11.75		$5,488,366	BB+/Ba1/BB+	$549
Ann Taylor Factory Store	8,345	2.2	1/31/2016	12.00		$1,581,009	Not Rated	$187
Total/Weighted Average:	137,058	36.9%		$15.71	(4)
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	Certain ratings may be those of the parent whether or not the parent guarantees the lease.
(3)	Tenant pays percentage rent only.
(4)	Excludes Polo Ralph Lauren Factory lease

Rollover Schedule(1)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent / Sq. Ft.(3)	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
MTM	5	15,751	4.2%	15,751	4.2%	$21.88	3.5%	3.5%
2007	5	14,060	3.8	29,811	8.0	$22.35	3.0	6.6
2008	21	71,800	19.3	101,611	27.4	$28.28	19.7	26.3
2009	12	68,755	18.5	170,366	45.9	$18.01	13.7	39.9
2010	5	4,869	1.3	175,235	47.2	$51.31	2.9	42.8
2011	6	27,632	7.4	202,867	54.6	$27.41	8.0	50.8
2012	16	85,173	22.9	288,040	77.6	$25.28	25.3	76.1
2013	2	6,248	1.7	294,288	79.3	$30.89	2.3	78.4
2014	3	9,723	2.6	304,011	81.9	$20.13	2.3	80.7
2015	2	6,608	1.8	310,619	83.6	$24.38	1.9	82.6
2016	6	31,071	8.4	341,690	92.1	$22.75	8.3	90.9
2017	7	15,659	4.2	357,349	96.2	$32.04	5.9	96.8
Thereafter(2)	2	10,608	2.9	367,957	99.1	$25.38	3.2%	100.0%
Vacant		3,401	0.9	371,358	100.0%
Total:	92	371,358	100.0%
(1)	The information in this schedule is based on the assumption that no tenant exercises an early termination option.
(2)	All current leases expiring in 2018 through 2020.
(3)	Excludes tenants who pay percentage rent in lieu of base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

The Fashion Outlet Loan

The Loan.    The Fashion Outlet of Las Vegas Loan (the “Fashion Outlet Loan”) is secured by a first mortgage on the borrower’s leasehold interest in a 371,358 sq. ft. one-story, enclosed regional outlet center located in Primm, Nevada which is approximately 40 miles south of the Las Vegas Strip. The Fashion Outlet Loan matures on February 1, 2012 and accrues interest at an annual rate of 5.84%.

The Borrower.    The Fashion Outlet borrower, Fashion Outlet of Las Vegas LLC, is a Delaware limited liability company, single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by James Schlesinger, Jakob Brodt and Ghini Zaidman, who are guarantors and environmental indemnitors. James Schlesinger has twenty years of experience as principal owning and re-positioning significant sized retail centers. Approximately thirteen years ago, he formed the Talisman Companies. Talisman Companies’ portfolio currently stands over 2 million sq. ft., inclusive of the subject property.

The Property.    The Fashion Outlet property consists of a leasehold interest in an outlet mall constructed in 1998. The improvements consist of a one-story enclosed regional outlet center containing approximately 371,358 sq. ft. The Fashion Outlet property is developed on a 36.1 acre parcel. The property is located along the east side of Interstate 15, adjacent to the south of Primm Valley Resort and Casino, in the City of Primm, Clark County, Nevada.

As of April 21, 2007, the Fashion Outlet property is 99.08% leased to 92 tenants. The in-place weighted average rent at the property is $24.74 per sq. ft, excluding five tenants which pay percentage rent in lieu of base rent.

Significant Tenants.

The three largest tenants are:

Neiman Marcus Last Call (25,007 sq. ft., 6.7% of NRA, rated B2/B- by M/F) has a lease expiring on January 31, 2009. The rental rate is $11.00 per sq. ft. There are two five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $12.50 and $14.00 during the renewal periods. The company operates nineteen Last Call clearance stores that sell marked-down items.

Vanity Fair (16,929 sq. ft., 4.6% of NRA, not rated) has a lease expiring on March 31, 2008. The rental rate is $12.00 per sq. ft. There are two five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $13.50 and $15.00 during the renewal periods. Vanity Fair is a retailer of intimate apparel.

Old Navy (15,085 sq. ft., 4.1% of NRA, rated BB+/Ba1/BB+ by S/M/F) has a lease expiring on July 31, 2012. The rental rate is $10.00 per sq. ft. There are two five-year extension options to renew the lease with the rental rate per sq. ft. increasing to $11.00 and $12.00 during the renewal periods. Old Navy is a clothing retailer owned by The Gap, Inc. The Gap Inc. operates retail and outlet stores that sell casual apparel, accessories, and personal care products for men, women, and children under the Gap, Old Navy, Banana Republic, Piperlime, and Forth & Towne brand names. The Gap, Inc. was founded in 1969 and is headquartered in San Francisco, California.

The Market.    The Fashion Outlet property is located in Primm, Clark County, Nevada. Primm is located on the Nevada side of the California/Nevada state line and is approximately 40 miles from central Las Vegas. Primm generally consists of three casino resorts along Interstate 15, the subject enclosed outlet center, and a 36-hole golf club. Interstate 15 is the major access route from the entire southern California region into Las Vegas. Over 14 million vehicles, carrying more than 34 million passengers travel I-15 annually. The subject markets itself to tourists in Las Vegas as well as those traveling Interstate 15, to and from Las Vegas.

Property Management:    The Fashion Outlet property is managed by FOLV Management, LLC an arm of Talisman Companies. Talisman Companies’ portfolio currently stands over 2 million sq. ft. inclusive of the subject property. Talisman Companies LLC and its predecessor, Schlesinger Companies, led by James Schlesinger have been engaged in the business of adding value to under performing retail centers since 1980.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

Lockbox/Cash Management:    The Fashion Outlet Loan has been structured with a soft lockbox at closing that springs to a hard lockbox upon the occurrence of a Lockbox Trigger Event. A “Lockbox Trigger Event” means the occurrence of any of the following: (1) an Event of Default (as defined in the Fashion Outlet Loan documents) or (2) the initial advance of the senior mezzanine loan (as provided for in the senior mezzanine loan agreement).

Reserves:    At origination, the borrower deposited (i) $138,414.61 into a tax reserve, (ii) $104,422.88 into an insurance reserve and (iii) $3,488,212 into a tenant improvements and leasing commissions reserve to pay specific tenant improvements and leasing commissions identified in the related loan documents. The borrower is required to make monthly escrow payments as follows: (i) taxes, in an amount equal to 1/12 of the annual amount of taxes due, (ii) insurance, in an amount equal to 1/12 of the annual amount of insurance premiums due and, (iii) replacement reserves, in an amount equal to $4,641. The borrower is required to make a monthly deposit to a general tenant improvements and leasing commissions reserve in amount determined by the lender in order to pay the anticipated cost of tenant improvements and leasing commissions that may arise during the term of the Fashion Outlet Loan, provided, however, that the borrower will not be required to make monthly payments to this reserve so long as no Event of Default (as defined in the Fashion Outlet Loan documents) then exists, the DSCR equals or exceeds 1.15x for the prior three months and the occupancy rate at the Fashion Outlet property is at least 90%. During a “Ground Lease Trigger Event”, which is defined as (i) the occurrence and continuation of an Event of Default (as defined in the Fashion Outlet Loan documents) or (ii) the borrower’s failure to deliver on two (2) or more occasions evidence that the ground rent has been paid when due, the borrower is required to make monthly deposits into the ground rent reserve in an amount sufficient to pay the ground lease rent and all other charges due under the ground lease on the ground lease rent payment date occurring on or immediately succeeding the payment date.

Current Mezzanine or Subordinate Indebtedness.    $30,000,000 senior mezzanine loan exists, but has not yet been drawn on by the senior mezzanine borrower. $10,000,000 junior mezzanine loan exists but the related mezzanine borrower has not yet drawn $2,000,000 of the junior mezzanine loan from the related junior mezzanine lender. The junior mezzanine loan provides for the deferral of a portion of the interest payments for a portion of the loan term and once deferral is no longer allowed, such deferred amounts must be repaid over the remaining term of such loan.

Ground Lease.    The borrower has a leasehold interest in the Fashion Outlet property pursuant to a fifty year ground lease agreement with Primm 650 Limited Partnership. The ground lease expires December 31, 2048 and includes one option to extend for a period of twenty-five (25) years. The ground rent due is based on a percentage of net receipts. Every three years the minimum ground rent is recalculated based upon 80% of the average rent paid over the previous three years. The borrower is permitted to expand the ground lease collateral (the “Ground Lease Expansion”) by adding an adjacent parcel (the “Additional Ground Lease Parcel”) pursuant to a separate ground lease so long as it satisfies the conditions set forth in the loan documents. The Additional Ground Lease Parcel will then become part of the collateral securing the Fashion Outlet Loan. It is anticipated that if the Additional Ground Lease Parcel is obtained by the borrower, the borrower will construct improvements on such Additional Ground Lease Parcel.

Partial Release.    So long as no Event of Default (as defined in the Fashion Outlet Loan documents) then exists, at any time after the Ground Lease Expansion occurs, the borrower can obtain a release of the Additional Ground Lease Parcel if the borrower is unable to obtain building permits to commence construction of the improvements and such Additional Ground Lease Parcel is vacant and not subject to any leases, subject to satisfaction of certain conditions set forth in the loan documents. In addition, if the construction of the improvements has not commenced on or prior to the second anniversary of the closing of the senior mezzanine loan, the borrower is required to convey the Additional Ground Lease Parcel to a third party as well as comply with the release provisions set forth in the loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

32100 Las Vegas Boulevard Primm, NV 89019	COLLATERAL TERM SHEET Fashion Outlet of Las Vegas	Balance:	$103,000,000
		DSCR:	1.37x
		LTV:	76.3%

SCALE IN MILES
North Las Vegas
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Fashion Outlet of Las Vegas
32100 Las Vegas Boulevard
Primm, NV 89019
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MEXICO
Pacific Ocean

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

15155 Northam Street
La Mirada, CA

11955 E Peakview Avenue
Centennial, CO

13000 Livingston Road
Manassas, VA

300 Lawrence Drive
Livermore, CA

22

7598 NW 6th Avenue
Boca Raton, FL

N
P
P
R

7801 Statesville
Charlotte, NC

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Acquisition

Original TMA Balance(1):	$89,754,335

Cut-off Date TMA Balance(1):	$89,754,335

% by Initial UPB:	3.10%

Interest Rate:	6.3830%

Payment Date:	1st of each month

First Payment Date:	September 1, 2007

Maturity Date:	August 1, 2017

Amortization:	Interest Only

Call Protection:	Lockout until the earlier of (i) the date
on which the entire principal amount of
the whole loan is securitized or (ii)
August 1, 2008, then yield maintenance
or 3.0% is permitted until the date that is
two years after the securitization of the
last pari passu note from which date
only defeasance is permitted. On and
after February 1, 2017, prepayment is
	permitted without penalty.

Sponsor:	Kohlberg Kravis Roberts and Clayton, Dubilier & Rice

Borrower:	USF Propco I, LLC

Pari Passu Debt(2):	$382,636,915

Additional Financing:	None

Lockbox/Cash Management:	Hard/In-Place

Initial Reserves:	Base Rent:	$4,382,088

	Environmental Testing(3):	$2,556,875

(1)	The original Trust Mortgage Asset (“TMA”) amount of $89,754,335 (evidenced by a pari passu A-1 note) represents a portion of a $472,391,250 whole loan evidenced by six pari passu notes. Only the TMA is included in the Trust. Citigroup Global Markets Realty Corp. currently owns the $89,754,338 pari passu A-2 Note; Goldman Sachs Mortgage Company owns the $67,709,413 pari passu A-3 Note; JPMorgan Chase Bank, N.A. owns the $67,709,413 pari passu A-4 Note; Morgan Stanley Mortgage Capital Holdings LLC, owns the $89,754,338 pari passu A-5 Note and GACC currently owns the $67,709,413 pari passu A-6 note. It is anticipated that each pari passu note will be contributed to one or more future securitizations. See “The Loan” section herein for additional information.
(2)	See “The Loan” section herein for additional information.
(3)	See “Reserves” herein for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Financial Information(1)
Cut-off TMA Loan Balance /Sq. Ft.:	$52

Balloon Balance / Sq. Ft.:	$52

Cut-off Date LTV:	75.0%

Balloon Balance LTV:	75.0%

Underwritten DSCR:	1.60x

(1)	Financial information is based on the $472,391,250 aggregate original balance of the USFS Industrial Distribution Portfolio Whole Loan.

Property Information
Single Asset / Portfolio:	Portfolio (38 properties)

Property Type:	Various

Collateral:	Fee Simple

Location:	Various (25 states)

Year Built / Renovated:	Various / Various

Collateral Sq. Ft.:	9,042,097

Property Management:	U.S. Foodservice, Inc.

Occupancy (8/01/2007):	100.0%

NNN Master Lease Rent:	$52,585,051

Underwritten Net Operating Income:	$50,960,217

Underwritten Net Cash Flow:	$49,030,304

Appraised Value:	$629,855,000

Appraisal Date(1):	Various

(1)	Ranging from May 21, 2007 through May 30, 2007.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property name	Location	MSA	Allocated Cut-Off Date Whole Loan Balance per Sq. Ft.	Allocated Cut-Off Date Whole Loan Balance	% of Allocated Cut-Off Date Whole Loan Balance	Year Built / Renovated	Net Rentable Area (Sq. Ft.)	Occupancy	Appraised Value	Appraised Value per Sq. Ft.
15155 Northam Street	La Mirada, CA	Los Angeles	$104	$45,375,000	9.61%	1995/2000, 2005	436,739	100.0%	$60,500,000	$139
120 Longs Pond Road	Lexington, SC	Columbia	55	27,750,000	5.87%	1988/1992, 2004	504,627	100.0%	37,000,000	73
7004 E. Hanna Avenue	Tampa, FL	Tampa	70	23,700,000	5.02%	1989/2006	336,634	100.0%	31,600,000	94
1685 W. Cheyenne Avenue	North Las Vegas, NV	Las Vegas	76	23,250,000	4.92%	1997	307,790	100.0%	31,000,000	101
7801 Statesville Road	Charlotte, NC	Charlotte	53	22,672,500	4.80%	1992/1997	427,894	100.0%	30,230,000	71
300 Lawrence Dr.	Livermore, CA	San Francisco	65	21,525,000	4.56%	1992/2002	330,250	100.0%	28,700,000	87
4550 W. Buckeye Road	Phoenix, AZ	Phoenix-Mesa	66	20,865,000	4.42%	1989/1998	313,900	100.0%	27,820,000	89
8024 Telegraph Road	Severn, MD	Baltimore	57	19,800,000	4.19%	1989/1998	346,271	100.0%	26,400,000	76
10211 North IH 35	Oklahoma City, OK	Oklahoma City	61	19,575,000	4.14%	1999/2007	321,769	100.0%	26,100,000	81
7598 NW 6th Avenue	Boca Raton, FL	Fort Lauderdale	109	18,750,000	3.97%	1993	172,200	100.0%	25,000,000	145
11994 Livingston Road	Manassas, VA	Washington, DC	62	17,925,000	3.79%	1985/various	287,080	100.0%	23,900,000	83
1500 NC Hwy 39	Zebulon, NC	Atlanta	43	16,762,500	3.55%	1996/2007	394,065	100.0%	22,350,000	57
28001 Napier Road	Wixom, MI	Detroit	47	13,500,000	2.86%	1999	286,800	100.0%	18,000,000	63
11955 E. Peakview Ave.	Centennial, CO	Denver	34	12,825,000	2.71%	1987/1998	381,032	100.0%	17,100,000	45
12301 Cumberland Road	Fishers, IN	Indianapolis	54	12,375,000	2.62%	1998	229,062	100.0%	16,500,000	72
1899 N U.S. Hwy 1	Ormand Beach, FL	Daytona Beach	58	11,625,000	2.46%	1986/1998	202,143	100.0%	15,500,000	77
222 Otrobando Ave. P.O. Box 103	Yantic (Norwich), CT	Hartford	47	11,250,000	2.38%	1950, 1995/1999	240,609	100.0%	15,000,000	62
9605 54th Avenue North	Plymouth, MN	Minneapolis/ St. Paul	51	11,250,000	2.38%	1986	219,530	100.0%	15,000,000	68
W137 N9245 Highway 45	Menomonee Falls, WI	Milwaukee	62	10,650,000	2.25%	1982/1988	172,826	100.0%	14,200,000	82
950 South Shiloh Road	Garland, TX	Dallas	28	10,125,000	2.14%	1989/2007	357,370	100.0%	13,500,000	38
111 Alliant Drive	Houston, TX	Houston	59	9,900,000	2.10%	2001	167,939	100.0%	13,200,000	79
755 Pierce Road	Clifton Park, NY	Schenectady	59	8,850,000	1.87%	1986/1996	150,000	100.0%	11,800,000	79
40 Fort Lewis Boulevard	Salem, VA	Roanoke	25	8,850,000	1.87%	1972/2002	356,178	100.0%	11,800,000	33
8000 Bavaria Road	Twinsburg, OH	Cleveland	49	8,287,500	1.75%	1991/2005	167,575	100.0%	11,050,000	66
10410 S. 50th Place	Phoenix, AZ	Phoenix-Mesa	122	7,620,000	1.61%	1985	62,388	100.0%	10,160,000	163
1 Quality Lane	Streator, IL	Chicago	47	7,275,000	1.54%	1978/1995	155,100	100.0%	9,700,000	63
2850 Selma Highway	Montgomery, AL	Montgomery	23	6,892,500	1.46%	1965/1999	304,112	100.0%	9,190,000	30
5445 Spellmire Drive	Cincinnati, OH	Cincinnati	29	5,947,500	1.26%	1988	203,958	100.0%	7,930,000	39
1350/1400 N. 10th Street	Paducah, KY	Paducah- McCraken	36	5,568,750	1.18%	1976/1998	155,994	100.0%	7,425,000	48
1044/1045 Garden Street	Greensburg, PA	Pittsburgh	17	5,445,000	1.15%	1956/2006	323,900	100.0%	7,260,000	22
4601 32nd Ave S	Grand Forks, ND	Grand Forks	45	5,306,250	1.12%	1994/2004	119,220	100.0%	7,075,000	59
5353 Nathan Lane North	Plymouth, MN	Minneapolis	52	4,181,250	0.89%	1990/2007	79,855	100.0%	5,575,000	70
125 Gardenville Parkway West	Cheektowaga, NY	Buffalo	26	3,975,000	0.84%	1970/1988, 1999	150,104	100.0%	5,300,000	35
6315 John J Pershing Drive	Omaha, NE	Omaha	30	3,225,000	0.68%	1990/2003	107,000	100.0%	4,300,000	40
3500 Saratoga Ave	Bismarck, ND	Bismarck	44	2,887,500	0.61%	1996/2005, 2006	65,800	100.0%	3,850,000	59
333-340 Cleremont Avenue	Chicago, IL	Chicago	57	2,700,000	0.57%	1960	47,700	100.0%	3,600,000	75
2575 Virginia Avenue	Hurricane, WV	Charleston	20	2,700,000	0.57%	1969/various	137,337	100.0%	3,600,000	26
345 Kino Drive	Tucson, AZ	Tuscon	64	1,230,000	0.26%	1960/2001	19,346	100.0%	1,640,000	85
Total/Average			$52	$472,391,250	100.00%		9,042,097	100.0%	$629,855,000	$71

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property Name	% of Portfolio Base Rent	% of Portfolio EBITDAR(1)	2006 Sales per Sq. Ft.	Total Sq. Ft.	Dry Storage % of Sq. Ft.(2)	Cooler % of Sq. Ft.	Freezer % of Sq. Ft.	Ceiling Height (feet)(3)	Bay Doors
15155 Northam Street	8.47%	5.93%	$1,179.93	436,739	57%	15%	27%	40	57
120 Longs Pond Road	5.76%	11.41%	1,204.24	504,627	50%	16%	35%	40	56
7004 E. Hanna Avenue	4.64%	3.69%	891.30	336,634	53%	23%	23%	35	34
1685 W. Cheyenne Avenue	3.53%	4.43%	1,255.98	307,790	65%	16%	19%	30	46
7801 Statesville Road	4.88%	3.30%	1,107.86	427,894	55%	21%	24%	40	67
300 Lawrence Dr.	3.87%	5.39%	1,500.47	330,250	62%	16%	22%	30	36
4550 W. Buckeye Road	3.94%	4.77%	1,286.98	313,900	58%	14%	28%	32	40
8024 Telegraph Road	4.44%	2.66%	1,109.30	346,271	59%	18%	23%	35	43
10211 North IH 35	5.51%	3.02%	871.60	321,769	63%	13%	24%	36	41
7598 NW 6th Avenue	3.27%	0.80%	861.43	172,200	59%	20%	21%	32	30
11994 Livingston Road	3.82%	3.37%	870.44	287,080	59%	21%	20%	43	42
1500 NC Hwy 39	4.12%	6.82%	1,082.52	394,065	64%	13%	23%	40	47
28001 Napier Road	3.14%	1.96%	1,192.35	286,800	59%	21%	20%	35	7
11955 E. Peakview Ave.	2.90%	2.32%	982.36	381,032	70%	20%	10%	35	39
12301 Cumberland Road	2.85%	2.90%	931.11	229,062	65%	14%	22%	28	36
1899 N U.S. Hwy 1	2.31%	2.65%	1,116.21	202,143	51%	17%	32%	27	46
222 Otrobando Ave. P.O. Box 103	2.52%	0.88%	741.90	240,609	81%	6%	13%	44	39
9605 54th Avenue North	2.36%	3.10%	1,318.02	219,530	70%	6%	24%	30	25
W137 N9245 Highway 45	2.14%	0.38%	591.92	172,826	57%	19%	24%	30	22
950 South Shiloh Road	3.12%	3.25%	891.75	357,370	59%	15%	26%	27	28
111 Alliant Drive	2.08%	0.93%	854.43	167,939	54%	27%	19%	34	29
755 Pierce Road	2.14%	3.14%	1,631.52	150,000	47%	23%	31%	33	33
40 Fort Lewis Boulevard	1.86%	4.67%	958.93	356,178	60%	13%	27%	32	56
8000 Bavaria Road	1.75%	1.24%	1,048.76	167,575	46%	30%	24%	28	29
10410 S. 50th Place	1.54%	-4.32%	N/A	62,388	100%	0%	0%	n/a	n/a
1 Quality Lane	1.77%	0.86%	1,622.31	155,100	46%	29%	26%	27	26
2850 Selma Highway	1.45%	5.75%	1,440.65	304,112	62%	10%	27%	38	55
5445 Spellmire Drive	1.26%	2.81%	1,018.23	203,958	58%	15%	27%	35	30
1350/1400 N. 10th Street	1.19%	1.40%	1,077.68	155,994	63%	18%	19%	36	22
1044/1045 Garden Street	1.39%	3.65%	696.31	323,900	81%	6%	12%	30	30
4601 32nd Ave S	1.22%	2.18%	1,207.46	119,220	22%	23%	22%	31	11
5353 Nathan Lane North	0.84%	0.00%	n/a	79,855	100%	0%	0%	24	6
125 Gardenville Parkway West	1.00%	0.95%	979.20	150,104	67%	8%	25%	32	25
6315 John J Pershing Drive	0.84%	0.76%	1,240.96	107,000	63%	15%	22%	24	18
3500 Saratoga Ave	0.66%	0.00%	n/a	65,800	64%	22%	14%	31	12
333-340 Cleremont Avenue	0.59%	1.09%	2,217.80	47,700	40%	47%	13%	14	4
2575 Virginia Avenue	0.59%	1.62%	855.78	137,337	70%	9%	20%	32	17
345 Kino Drive	0.24%	0.24%	410.09	19,346	54%	41%	5%	16	2
Total Wtd./Avg.:	100.00%	100.00%	$1,058.18	9,042,097	62%	17%	21%	30	32
(1)	EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges.
(2)	Dry Storage allocation includes dry storage, dock space and office space.
(3)	Ceiling height only applies to distribution space height.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

The USFS Industrial Distribution Portfolio Loan

The Loan.    The USFS Industrial Distribution Portfolio Loan (the “USFS Industrial Distribution Portfolio Loan”) is a $89,754,335 10-year, interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 37 distribution centers and 1 office building located in 25 states throughout the continental United States (the “USFS Industrial Distribution Portfolio Properties”).

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the “Sponsors”) acquired 100% of the outstanding shares of capital stock of U.S. Foodservice, Inc. (the “Acquisition”), a wholly-owned subsidiary of Koninklijke Ahold N.V. (“Ahold”). The total purchase price was approximately $7.3 billion, which was financed with a $4.979 billion debt financing and $2.25 billion of sponsor equity. The total debt commitment is split into $4.349 billion of non-CMBS financing comprised of asset-based lending cash, and various unsecured credit facilities. The remaining $630 million of debt is comprised of the USFS Industrial Distribution Portfolio Whole Loan and $169 million of floating rate CMBS debt net of closing costs. The USFS Industrial Distribution Portfolio Whole Loan was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties. The USFS Industrial Distribution Portfolio Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc. (“U.S. Foodservice”), as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.4 million of cash equity in the USFS Industrial Distribution Portfolio Properties.

The USFS Industrial Distribution Portfolio Loan, evidenced by the A-1 Note, is part of a $472,391,250 whole loan (the “USFS Industrial Distribution Portfolio Whole Loan”) that consists of the USFS Industrial Distribution Portfolio Loan and $382,636,915 of pari-passu debt. The USFS Industrial Distribution Portfolio Whole Loan is split into six pari-passu A-Notes as follows: (i) the $89,754,335 USFS Industrial Distribution Portfolio Loan (19.0%) and the $67,709,413 A-6 Note (14.3%) are currently owned by GACC, (ii) the $89,754,338 A-2 Note (19.0%) is currently owned by Citigroup Global Markets Realty Corp., (iii) the $67,709,413 A-3 Note (14.3%) is currently owned by Goldman Sachs Mortgage Company, (iv) the $67,709,413 A-4 Note (14.3%) is currently owned by JP Morgan Chase Bank, N.A., and (v) the $89,754,338 A-5 Note (19.0%) is currently owned by Morgan Stanley Mortgage Capital Holdings LLC. The respective rights of the holders of the pari-passu A-Notes and the USFS Industrial Distribution Portfolio Loan will be governed by a co-lender agreement described under “Split Loan Structures” in the accompanying free writing prospectus. It is anticipated that the other pari-passu A-notes will be contributed to other future fixed rate securitizations.

The Borrower. The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors. The borrower is sponsored by Kohlberg Kravis Roberts (50%) and Clayton, Dubilier & Rice (50%).

Kohlberg Kravis Roberts (“KKR”) is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo, and implements an investment approach that is focused on acquiring business franchises and implementing value-creating strategies. Since its founding, KKR has completed more than 150 transactions with an aggregate value of over $279 billion.

Clayton, Dubilier & Rice (“CD&R”) is a private equity firm that was founded in 1978, and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R’s acquisitions represent a broad range of industries with an aggregate transaction value in excess of $50 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe’s largest broadline foodservice distributor.

The Properties.    The USFS Industrial Distribution Portfolio Properties consist of 37 warehouse distribution centers and 1 office building comprising approximately 9.0 million sq. ft. located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio Properties were built between 1950 and 2001 and are used to service approximately 250,000 customers ranging from independent establishments to large multi-national companies. The USFS Industrial Distribution Portfolio Properties are 100% leased to U.S. Foodservice, the second largest food distributor in the United States under a 20-year absolute triple net lease at an initial in-place rental rate of $5.82 per sq. ft. The USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice’s 2006 EBITDAR.

The USFS Industrial Distribution Portfolio Properties range in size from 19,346 sq. ft. to 504,627 sq. ft. with an average of approximately 237,950 sq. ft. A majority of the USFS Industrial Distribution Portfolio Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Industrial Distribution Portfolio Properties over 200,000 sq. ft. On average, approximately 62% of the net rentable area (“NRA”) of each of the USFS Industrial Distribution Portfolio Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage (17% of NRA) and warehouse freezer storage (21% of NRA). The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

The USFS Industrial Distribution Portfolio Properties are located within close proximity to major metropolitan areas, and have easy access to major roadways. The USFS Industrial Distribution Portfolio Properties average 21.4 miles from each of their respective metropolitan statistical areas (“MSA”), enabling widespread regional service. Approximately 63.2% of the USFS Industrial Distribution Portfolio Properties are located within the top 50 MSAs in the United States.

Tenant.    U.S. Foodservice is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country’s population. U.S. Foodservice operates more than 70 facilities with 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately 4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units (“SKU”) and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually. Broadline is U.S. Foodservice’s primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves “National Chain Restaurant” customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant Foodservice and established U.S. Foodservice as the second largest broadline foodservice distribution company in the United States. In November of 2006, Ahold cited limited near-term synergies between U.S. Foodservice and its retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an annual growth rate of over 6% for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

Lease.    U.S. Foodservice is subject to a 20-year absolute triple-net unitary master lease (the “U.S. Foodservice Lease”) expiring on July 31, 2027 at an initial rental rate of $5.82 per sq. ft. and an average rental rate during the USFS Industrial Distribution Portfolio Loan term of $6.11 per sq. ft. The lease is structured with contractual rent increases of 10% on the fifth, tenth, and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The lease does not contain any extension options or termination options. U.S. Foodservice is responsible for payments for all real estate taxes, insurance premiums, operating expenses and capital expenditures.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Base Lease Term Schedule of Rents
Period	Sq. Ft.	Rent Per Sq. Ft.	Total NNN Base Rent
Years 1-5	9,042,097	$5.82	$52,585,051
Years 6-10	9,042,097	$6.40	$57,843,556
Years 11-15	9,042,097	$7.04	$63,627,911
Years 15-20	9,042,097	$7.74	$69,990,703

Lockbox/Cash Management.    The USFS Industrial Distribution Portfolio Loan is structured with a hard lockbox and in-place cash management. All rental payments under the U.S. Foodservice Lease are required to be deposited into a lender-controlled lockbox account. Funds in the cash management account will be applied in the following order of priority:

(i)	fees and expenses due and owing under the USFS Industrial Distribution Portfolio Loan documents;

(ii)	monthly interest payments under the USFS Industrial Distribution Portfolio Loan;

(iii)	after an event of default, monthly deposits for tax and insurance reserves;

(iv)	after an event of default, monthly deposits into a monthly ground rent reserve account; and

(v)	excess cash receipts to the borrower unless there is a payment event of default in existence and continuing under the U.S. Foodservice Loan.

Property Management.    The property manager is U.S. Foodservice, Inc.

Reserves.    At closing, the borrower deposited $2,556,875 to cover environmental testing and possible remediation recommended by the environmental engineer with respect to various properties. The reserve amount represents 125% of the environmental consultant’s conservative estimate of related costs. There is no evidence of environmental contamination of the USFS Industrial Distribution Portfolio Properties. The environmental escrow amount may be disbursed from time to time, provided that in no event shall any allocated environmental testing amount (as identified on a property by-property basis) be reduced to less than 20% of such allocated environmental testing amount prior to the final installment. The borrower has agreed to complete all recommended environmental testing within three months of the USFS Industrial Distribution Portfolio Loan closing. On or before the first payment date, the borrower is required to deposit reserves equal to one month of base rent under the U.S. Foodservice master lease to be held as additional collateral for the USFS Industrial Distribution Portfolio Loan. From and after the occurrence of an Event of Default (as such term is defined in the USFS Industrial Distribution Portfolio Loan documents) the borrower is required to deposit funds into tax, insurance and ground rent reserve accounts.

Release.    The borrower is permitted to obtain the release of individual properties under the USFS Industrial Distribution Portfolio Loan in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110% of the allocated loan balance, provided no event of default is continuing. After giving effect to such release, the DSCR of the remaining USFS Industrial Distribution Portfolio Properties may not be less than the greater of (i) 80% of the DSCR immediately prior to such release and (ii) the DSCR at closing. The LTV ratio of the USFS Industrial Distribution Portfolio Properties may not be greater than the LTV ratio at closing.

Substitution.    The borrower may substitute one or more similar fee owned or ground leased property for any of the USFS Industrial Distribution Portfolio Properties so long as: (i) such substitution satisfies REMIC eligibility; (ii) after giving effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR immediately prior to such substitution and (b) the DSCR at closing; (iii) after giving effect to such substitution, the LTV is not greater than the lesser of (a) the LTV ratio immediately prior to such substitution and (b) the LTV ratio at closing, (iv) the lender has received written confirmation from each rating agency that such substitution will not result in a downgrade withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates and (v) the borrower has submitted customary due diligence materials

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

satisfying the criteria described in the USFS Industrial Distribution Portfolio Loan documents. The substitute property will also be subject to a geographic diversity test, so that USFS Industrial Distribution Portfolio Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. The substitute property shall be made subject to the U.S. Foodservice Lease and shall not have a value that is less than the property being replaced. The borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount, subject to REMIC eligibility tests.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not Permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

37 Warehouse/Distribution Centers, 1 Office, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$89,754,335
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

CANADA
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MAP © 2007 CARTIFACT, LOS ANGELES

USFS INDUSTRIAL DISTRIBUTION PORTFOLIO

1	15155 Northam Street	La Mirada	CA	90638	20	W137 N9245 Highway 45	Menomonee Falls	WI	53051
2	120 Longs Pond Road	Lexington	SC	29072	21	8000 Bavaria Road	Twinsburg	OH	44087
3	10211 North IH 35	Oklahoma City	OK	73131	22	40 Fort Lewis Boulevard	Salem	VA	24153
4	7004 East Hanna Avenue	Tampa	FL	33610	23	755 Pierce Road	Clifton Park	NY	12065
5	1685 West Cheyenne Avenue	North Las Vegas	NV	89032	24	10410 South 50th Place	Phoenix	AZ	85044
6	7801 Statesville Road	Charlotte	NC	28269	25	1 Quality Lane	Streator	IL	61364
7	4550 West Buckeye Road	Phoenix	AZ	85043	26	2850 Selma Highway	Montgomery	AL	36108
8	8024 Telegraph Road	Severn	MD	21144	27	125 Gardenville Parkway West	Cheektowaga	NY	14224
9	300 Lawrence Drive	Livermore	CA	94551	28	1044/1045 Garden Street	Greensburg	PA	15601
10	1500 NC Hwy 39	Zebulon	NC	27597	29	1350/1400 North 10th Street	Paducah	KY	42001
11	11994 Livingston Road	Manassas	VA	20109	30	4601 32nd Avenue South	Grand Forks	ND	58201
12	7598 NW 6th Avenue	Boca Raton	FL	33487	31	5445 Spellmire Drive	Cincinnati	OH	45246
13	950 South Shiloh Road & 1992 Forest Lane	Garland	TX	75042	32	11955 East Peakview Avenue	Centennial	CO	80111
14	28001 Napier Road	Wixom	MI	48393	33	5353 Nathan Lane North	Plymouth	MN	55442
15	12301 Cumberland Road	Fishers	IN	46038	34	6315 John J Pershing Drive	Omaha	NE	68110
16	1899 N US Hwy 1	Ormond Beach	FL	32174	35	3500 Saratoga Avenue	Bismarck	ND	58503
17	222 Otrobando Avenue P.O. Box 103	Yantic	CT	06389	36	333-340 Claremont Avenue	Chicago	IL	60612
18	111 Alliant Drive	Houston	TX	77032	37	2575 Virginia Avenue	Hurricane	WV	25526
19	9605 54th Avenue North	Plymouth	MN	55442	38	345 Kino Drive	Tucson	AZ	85719

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Floor:
32 Ampex Corporation 6,750 4/03/08 $54.00
31 Tradescape/E*Trade 6,850 2/28/11 $85.00
30 Vacant 6,750
29 First Atlantic Capital, LTD 10,385 10/31/09 $54.00
28 First Atlantic Capital, LTD (The Invus Group, LLC) 3,315 10/31/09 $59.85
27 Balyasny Asset Management, LLC 20,250; 4/30/16 $72.00
26 Balyasny Asset Management, LLC 4,926; 4/30/16 $86.92
25 Vacant 12,800
24 Vacant 12,800
23 Vacant 12,800
22 Vacant 12,800
21 Cohen Brothers & Co., 12,800 12/31/16 $70.00
20 Ampex Coporation (Calpyso Capital Mgmt) 12,625 04/30/08 $54.52
19 Links Holdings LLC 6,975 10/31/11 $73.00 | Vacant 5,825
18
17 Tradescape/E*Trade 25,600 2/28/11 $53.00
16 The Sansio Trading Co., LTD. 2,133 11/30/10 $60.00 | Vacant 725 | Vacant 9,500
15 Links Holdings LLC 12,800 03/31/13 $70.00
14 Tradescape/E*Trade 20,450 20/28/11 $55.00
12 Liability Solutions, Inc. 1,500 M-T-M $53.00 | Metropolitan New York 3,250 06/30/11 $62.00
11 Links Holdings LLC 12,800 02/28/13 $59.00
10 Global Trading 12,800 5/31/11 $64.00
9 Links Holdings LLC 12,800 09/06/10 $64.00
8 Links Holdings LLC 12,800 09/30/10 $64.00
7 Links Holdings LLC 12,800 03/31/13 $59.00
6 Links Holdings LLC 16,000 03/31/13 $65.00
5 Vacant 16,125
4 Vacant 16,125
3 Vacant 16,125
1 Daffy's 18,000 1/31/11 $31.48
IKEA U.S., Inc. 6,891 9/30/10 $89.63 | Starbucks 708 7/31/09 $286.02 | Brown Group Retail, Inc. 4,000 6/30/14 $81.25
Daffy's 18,000 1/31/11 $31.48 | Alice Kwartler Antiques, Ltd. 2,500 11/30/08 $91.13 | 57th Street Day Spa LLC 6,400 09/30/10 $84.38
Ground
Daffy's 18,000 1/31/11 $31.48
Basement
Assumed Market Rent PSF | Wtd. Avg. Rent PSF | % Below Market
$90 | $66.54 | 26.07%
$85 | $61.21 | 27.99%
$80 | $62.60 | 21.75%
$75
Vacant:
MTM
2008:
2009:
2010:
2011:
2012:
2013:
2014+:

Sq.Ft.; Lease Expiration Date; $ PSF
Sub-Tenant: Company

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Mortgage Loan Information
Loan Seller:	GACC

Loan Purpose:	Refinance

Shadow Rating (S/M):	AAA/Baa3

Original Pooled Balance(1):	$69,500,000

Cut-Off Pooled Balance(1):	$69,500,000

% by Initial UPB:	2.40%

Interest Rate:	5.4300%

Payment Date:	1st of each month

First Payment Date:	May 1, 2007

Maturity Date:	April 1, 2017

Amortization:	Interest only for the initial 60 months of the loan term, thereafter amortizes on a 30-year schedule.

Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after January 1, 2017, prepayment is permitted without penalty.

Sponsor:	Charles Steven Cohen

Borrower:	135 East 57th Street LLC

Existing Debt(1):	Yes

Additional Financing(2):	Future Mezzanine Debt Permitted

Lockbox/Cash Management(3):	Hard / In-place

Initial Reserves:	Tax:	$1,718,475

	Insurance:	$36,519

	Ground Lease:	$43,750

Monthly Reserves:	Tax:	$548,000

	Insurance:	$36,519

	Ground Lease:	$43,750

	Replacement(4):	$12,468

	Rollover(4):	$108,840
(1)	The 135 East 57th Street Property secures a mortgage loan (the ‘‘First Mortgage’’ or the ‘‘135 East 57th Street Loan’’) with an aggregate original balance of $85.0 million, comprised of a $69.5 million senior pooled portion (the ‘‘135 East 57th Street Senior Pooled Portion’’) and a $15.5 million subordinate non pooled portion (the ‘‘135 East 57th Street Subordinate Non-Pooled Portion’’) each of which are included in the trust. See ‘‘The Loan Section’’ herein for additional information
(2)	See ‘‘Future Mezzanine or Subordinate Indebtedness’’ section herein for additional information.
(3)	See ‘‘Lockbox/Cash Management’’ section herein for additional information.
(4)	See ‘‘Reserves’’ section herein for additional information.

Financial Information(1)
	Senior Pooled Portion	First Mortgage Loan

Loan Balance / Sq. Ft.:	$163	$199

Balloon Balance / Sq. Ft.:	$151	$185

Cut-off Date LTV:	24.0%	29.3%

Balloon LTV:	22.2%	27.2%

Underwritten DSCR(2):	1.56x	1.27x
(1)	Financial information is based on the Senior Pooled Portion only unless otherwise specified.
(2)	DSCR is based on a 30-year amortization schedule. The DSCR on an interest only basis for the senior pooled portion and for the first mortgage loan are 1.91x and 1.56x, respectively.

Property Information
Single Asset / Portfolio:	Single Asset

Property Type:	Class A Office

Collateral:	Leasehold

Location:	New York, NY

Year Built/Renovated:	1988 / NA

Total Sq. Ft.:	427,483

Property Management:	Cohen Brothers Realty Corporation (a borrower affiliate)

Occupancy (2/22/2007):	71.4%

Underwritten Net Operating Income:	$8,426,783

Underwritten Net Cash Flow:	$7,318,472

Appraised Value:	$290,000,000

Appraisal Date:	March 1, 2007

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Major Office Tenants
Tenant	Ratings (S/M/F)(1)	Sq. Ft.	% of NRSF	% of GPR	Weighted Avg. Rent / Sq. Ft.(2)	% Below Mkt Rent(3)	Lease Expiration
Links Holdings, LLC(4)	NR/NR/NR	86,975	20.3%	42.1%	$64.32	20.7%	3/31/2013(5)
Daffy’s	NR/NR/NR	54,000	12.6	12.8	31.48	35.6	1/31/2011
Tradescape.com/E*Trade	BB-/Ba2/NR	52,900	12.4	23.0	57.92	32.4	2/28/2011
Balyasny Asset Management, L.P.	BB-/Ba2/BB	25,176	5.9	14.2	74.92	15.8	4/30/2016
Ampex Corporation(6)	NR/NR/NR	19,375	4.5	7.9	54.34	37.4	4/30/2008
Total/Wtd. Avg.		238,426	55.7%	73.5%	$55.77	27.5%
(1)	Current ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Rental rates do not include scheduled rent steps.
(3)	The market rents are based on the appraiser’s determination of market rents for each floor.
(4)	An affiliate of Guggenheim Partners.
(5)	Links Holdings LLC is subject to six leases with: 54,400 sq. ft. expiring 3/31/2013, 6,975 sq. ft. expiring 10/31/2011, and 25,600 sq. ft. expiring 9/30/2010.
(6)	Ampex Corporation currently subleases 12,625 sq. ft. to Calypso Capital Management at a rental rate of $54.52 per sq. ft.

Lease Rollover(1)
Year	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Rent / Sq. Ft.	% Base Actual Rent Rolling	Cumulative % of Base Actual Rent
MTM	1	1,500	0.4%	1,500	0.4%	$53.00	0.4%	0.4%
2008	3	21,875	5.1	23,375	5.5	58.54	7.1	7.5
2009	3	14,408	3.4	37,783	8.8	66.75	5.3	12.8
2010	5	41,024	9.6	78,807	18.4	71.28	16.2	29.0
2011	7	129,925	30.4	208,732	48.8	48.44	34.8	63.8
2012	—	—	0.0	208,732	48.8	—	—	63.8
2013	4	54,400	12.7	263,132	61.6	63.35	19.0	82.8
2014	1	4,000	0.9	267,132	62.5	81.25	1.8	84.6
2015	—	—	0.0	267,132	62.5	—	—	84.6
2016	3	37,976	8.9	305,108	71.4	73.26	15.4	100.0
Vacant	—	122,375	28.6	427,483	100.0	—	—	100.0
Total/Wtd. Avg.	27	427,483	100.0%			$59.30

(1)  Assumes no tenant exercises any early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

The 135 East 57th Street Loan

The Loan.    The 135 East 57th Street Loan (the “135 East 57th Street Loan”) is an $85.0 million, 10-year fixed rate loan secured by a first priority mortgage on the borrower’s leasehold interest in a 427,483 sq. ft. Class A office building located at 135 East 57th Street in Manhattan, New York (the “135 East 57th Street Property”). The 135 East 57th Street Loan is interest-only for the first five years of the loan term and then amortizes based on a 30-year schedule. The 135 East 57th Street Loan proceeds were used to refinance existing debt, make deposits in the reserve accounts, fund any working capital requirements of the 135 East 57th Street Property and fund closing costs.

The 135 East 57th Street Loan is split into a senior pooled portion with an original principal balance of $69.5 million (the “135 East 57th Street Senior Pooled Portion”) and a subordinate non-pooled portion with an original principal balance of $15.5 million (the “135 East 57th Street Non-Pooled Portion”). The 135 East 57th Street Non-Pooled Portion will be included in the trust and will back a loan-specific pass-through certificate. The 135 East 57th Street Non-Pooled Portion is subordinate in right of payment to the 135 East 57th Street Senior Pooled Portion.

The Borrower.    The borrower, 135 East 57th Street LLC, a New York limited liability company, is a special-purpose, bankruptcy remote entity with an independent director. The borrower is sponsored by Charles Steven Cohen.

Cohen Brothers Realty Corporation (“CBRC”) is a private real estate development and management firm with more than 50 years experience in New York. CBRC holdings include more than 12 million sq. ft. of real estate throughout the United States, including Class “A” office buildings and to-the trade design centers in the New York area, Southern California, Southern Florida, and Texas. Major CBRC New York City properties consist of 623 Fifth Avenue, 750 Lexington Avenue, 805 Third Avenue, 622 Third Avenue, 3 Park Avenue, 475 Park Avenue South, and 3 East 54th Street. As President and Chief Executive, Mr. Cohen leads a team of more than 400 dedicated employees at CBRC. Mr. Cohen is a repeat sponsor a Deutsche Bank borrower.

The Property.    The 135 East 57th Street Property is a 32-story Class A office and retail building containing 427,483 sq. ft. of net rentable area (“NRA”), which is comprised of 352,984 sq. ft. of office space (82.6% of NRA) and 74,499 sq. ft. is retail space (17.4% of NRA). The 135 East 57th Street Property was constructed in 1988 at an all in cost of approximately $181.7 million or $425 per sq. ft. As of February 22, 2007, the 135 East 57th Street Property was 71.4% occupied by 16 tenants consisting of 10 office tenants and six retail tenants with a weighted average rental rate of $59.30 per sq. ft. which is approximately 37% below the prevailing market rent as determined by the appraiser. The top five tenants at the 135 East 57th Street Property occupy 55.7% of the net rentable area while representing approximately 73.4% of the current base rent. Collectively, the weighted average rental rate for the top five tenants is approximately 27.5% below the prevailing market rent as determined by the appraiser.

Largest Office Tenants.

Links Holdings, LLC (86,975 sq. ft., 20.3% of NRA, $64.32 per sq. ft.). The tenant is subject to a gross lease with 54,400 sq. ft. expiring in 3/31/2013, 6,975 sq. ft. expiring in 10/31/2011 and 25,600 sq. ft. expiring in 9/30/2010. The in-place weighted average rental rate is $64.32 per sq. ft, which is 20.7% below the prevailing market rent. The lease is structured with two, 5-year extension options at a rental rate that is 95% of fair market value. The lease has contractual rent increases of $5.00 per sq. ft. on 3/1/2008, 4/1/2008 and 11/1/2009 for the 11th floor, 7th floor and 6th/15th floors, respectively. The 15th floor has a contractual rent increase of $3.00 per sq. ft. on 11/1/09. Links Holdings LLC, an affiliate of Guggenheim Partners, LLC, is a money management firm located on the 6th through 9th, 11th, 15th and part of the 19th floors at the 135 East 57th Street Property. Guggenheim Partners, LLC is a diversified financial services firm with over 525 employees and over $125 billion of assets under management.

Tradescape.com / E*Trade (52,900 sq. ft., 12.4% of NRA, $57.92 per sq. ft., parent rated BB-/Ba2 by S/M). The tenant is subject to an 11-year gross lease that expires on 2/28/2011 at a weighted average contractual rental rate of $57.92 per sq. ft., which is 32.4% below the prevailing market rent. The lease has contractual rent increases for floors 17 and 18 to $55.00 per sq. ft. on 5/1/2008. E*Trade offers trading, investing, banking and lending services and has retail assets of approximately $14.5 million and institutional assets of approximately $45.6 million. E*Trade acquired Tradescape Corporation in 2002, a next-generation brokerage and technology firm for professional investors that processed over 10% of NASDAQ’s daily trading volume and is one of the largest electronic brokerage firms in the United States (by trading volume) in 2002.

Balyasny Asset Management, L.P.    (25,176 sq. ft., 5.9% of NRA, $74.92 per sq. ft.). The tenant is subject to a 10-year lease that expires on 4/30/2016 at a weighted average rental rate of $74.92 per sq. ft. The lease has a contractual additional rent premium for 4,926 sq. ft. on the 26th floor of $428,175 per annum ($86.92 per sq. ft.) which began on 2/12/2007. Balyasny Asset Management, L.P. is an international multi-strategy asset management firm founded in December 2001 with offices in New York City, Chicago, Connecticut and London. Balyasny Asset Management employs approximately 60 professionals.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

Largest Retail Tenant.

Daffy’s (54,000 sq. ft., 12.6% of NRA, $31.48 per sq. ft.). The tenant, occupying a portion of the ground floor and 2nd floor, is subject to a 15.4-year gross lease expiring on 1/31/2011 at a weighted average rental rate of $31.48 per sq. ft., which is 35.6% below the prevailing market rent. The lease has a contractual rent increase to $37.04 per sq. ft. beginning 9/1/2010. There are two, 5-year renewal options at a fixed rate equal to $2 million per annum ($37.04 per sq. ft.) for the first renewal term and the greater of (i) 90% of fair market value or (ii) $2.3 million per annum ($42.59 per sq. ft.) for the second renewal term. Daffy’s is a discount retail chain selling housewares and sportswear for men, women and children. Daffy’s was established in 1961 and currently operates 17 stores in four states.

The Market.    The 135 East 57th Street Property is located in Midtown Manhattan’s Plaza District on the northwest corner of East 57th Street and Lexington Avenue overlooking the 57th street commercial and retail corridor. The subway station at 59th Street and Lexington Avenue serves the N, R, 4, 5, and 6 subway lines. Additionally, local bus routes run south and northbound along Lexington and Third Avenues, respectively and westbound buses travel along 57th Street. The 135 East 57th Street Property is located in the Midtown Manhattan office market. In 2006, REIS reported that the average asking rent in Midtown Manhattan increased 16.0% to $51.45 per sq. ft., while Class A asking rents averaged approximately $66.92 per sq. ft. in the first quarter of 2007. In 2006 net absorption totaled approximately 5 million sq. ft., with 3.7 million sq. ft. absorbed in the second half and 1.6 million sq. ft. in the fourth quarter. REIS predicts that 2.6 million sq. ft. will be absorbed in 2007, with an average net absorption of 2.0 million sq. ft. per year expected beginning in 2008 through 2011. With the exception of One Bryant Park and the New York Times Headquarters, which are already 100% pre-leased, the next newly constructed building in the Midtown Manhattan office market is not scheduled to be delivered until 2009.

The 135 East 57th Street Property is situated in the 55.3-million-square-foot Plaza District submarket defined by the area between 47th Street to the south and 65th Street to the north and from Avenue of the Americas to the East River. The Plaza District exhibited a Class A office vacancy rate of 5.0% with an average rental rate of $80.96 per sq. ft. as of the first quarter 2007. In 2006 the average Class A asking rent increased 21.7% year over year, the highest such increase exhibited by the submarket and New York City. REIS reports no new space is expected to be developed in the Plaza District submarket through 2011. According to REIS, average rents in the Plaza District have grown by 8.0% over the last three-years combined.

According to Cushman & Wakefield, at the end of 2006 there were only 12 blocks of space 100,000 sq. ft. and larger that were available for immediate possession, totaling approximately 2.0 million sq. ft. with over 30 companies seeking contiguous blocks of space greater than 100,000 sq. ft. The 135 East 57th Street Property is currently offering 122,375 sq. ft. for lease on 10 floors. Recent leases signed in Midtown Manhattan over the last 12 months have ranged from 5,272 sq. ft. to 522,000 sq. ft. at rental rates ranging from $82 per sq. ft. to $155 per sq. ft., with terms of 5 years to 17 years.

Recent Midtown Leasing Deals
Address	Tenant	Type	Date	Sq. Ft.	Rent per Sq. Ft.	Term
9 West 57th Street	Highland Capital	New Lease	3Q 06	12,100	$155	10 years
767 Fifth Avenue	Citibank	New Lease	4Q 05	10,080	$128-$ 138	10 years
390 Park Avenue	GLG Partners	New Lease	3Q 06	10,400	$125-$ 130	10 years
375 Park Avenue	Quadrangle	New Lease	3Q 06	17,325	$125	6 years
712 Fifth Avenue	Broadband Capital	New Lease	3Q 06	6,300	$125-$ 135	10 years
667 Madison Avenue	SPG Partners	New Lease	4Q 05	8,500	$120-$ 125	10 years
590 Madison Avenue	CEMEX	New Lease	4Q 05	13,000	$120	15 years
153 East 53rd Street	Amber Fund	New Lease	3Q 06	30,518	$108-$ 118	10 years
153 East 53rd Street	Magnitude Capital	New Lease	3Q 06	5,272	$101-$ 106	10 years
9 West 57th Street	Ingress	New Lease	4Q 05	11,000	$100-$ 105	10 years
10 East 50th Street	Merrill Lynch & Co.	New Lease	1Q 06	36,000	$100	10 years
9 West 57th Street	Och-Ziff Capital Mgmt	New Lease	4Q 05	32,000	$97.50	10 years
375 Park Avenue	Wachovia Bank	New Lease	4Q 05	75,072	$95-$101	15 years
399 Park Avenue	Northstar Realty	New Lease	3Q 06	23,021	$95- $ 101	11 years
153 East 53rd Street	Ivory Capital	New Lease	3Q 06	5,942	$95- $ 105	5 years
153 East 53rd Street	Citadel	New Lease	2Q 06	60,412	$90- $ 100	10 years
280 Park Avenue	Promontory Financial Group	New Lease	3Q 06	19,495	$90- $ 95	10 years
520 Madison Avenue	Jefferies	New Lease	3Q 06	134,400	$82- $ 92	15 years

Source: Eastdil Secured

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

The appraiser estimated that the property office and retail market rents are as follows in the chart below:

Market Rental Rate
Type Space	Rent/SF

Floors 3-4	$75.00/Sq.Ft.

Floors 5-11	$80.00/Sq.Ft.

Floors 12-26	$85.00/Sq.Ft.

Floors 27-32	$90.00/Sq.Ft.

Source: Cushman & Wakefield

Retail Market Rental Rate
Type Space	Rent/SF

Lexington Avenue	$350.00/Sq.Ft.

East 57th Street	$150.00/Sq.Ft.

Second Floor	$75.00/Sq.Ft.

Basement	$40.00/Sq.Ft.

Ground Lease.    The 135 East 57th Street Property is subject to a 131 year net ground lease that expires December 31, 2103. The current annual ground rent is $525,000, subject to scheduled readjustments on January 1, 2008, 2020, 2045, 2070 and 2095. The January 1, 2008 readjustment occurs during the term of the 135 East 57th Street Loan and will result in an estimated $10.8 million annual ground rent payment.

Property Management.    The 135 East 57th Street Property is managed by Cohen Brothers Realty Corporation, an affiliate of the borrower.

Lockbox/Cash Management.    The 135 East 57th Street Loan is structured with a hard lockbox and in-place cash management. The tenants at the 135 East 57th Street Property have been instructed to send rent directly to a lender controlled account and each month, amounts in the lender controlled account will be applied in the following order of priority:

(i)	monthly escrows for taxes and insurance;

(ii)	monthly amount required for the Ground Rent Reserve;

(iii)	monthly debt service payments;

(iv)	funds required to pay servicing agent fees, default interest and late fees, if applicable; and

(v)	all remaining amounts will be disbursed back to the borrower.

During a Trigger Period (as defined below), before remaining amounts are disbursed to the borrower (as provided in clause (v) above), amounts will be disbursed to the Replacement and Rollover reserve accounts, as described below, under “Reserves”.

A “Trigger Period” means that period commencing at the conclusion of any calendar quarter in which the Trigger Debt Service Coverage Ratio for the 135 East 57th Street Loan is less than 1.15x and ending only when the Trigger Debt Service Coverage Ratio exceeds 1.15x for two consecutive calendar quarters. The “Trigger Debt Service Coverage Ratio” means that at the end of each calendar quarter, the ratio of the net operating income for the twelve calendar month period immediately preceding the date of calculation to the projected debt service payments that would be due for the twelve calendar month period immediately following such calculation.

Reserves.    The borrower will be required to make monthly deposits into reserve accounts for (i) taxes and insurance and (ii) ground lease payments. Additionally, during a Trigger Period, the borrower is required to contribute $12,468 to the Replacement reserve account (which amount is equal to one twelfth of the product of the square footage of the gross leasable square footage of the 135 East 57th Street Property multiplied by $0.34 per sq. ft.) and $108,840 to the Rollover reserve account.

Current Mezzanine or Subordinate Indebtedness.    The 135 East 57th Street Non-Pooled Portion is subordinate in right of payment to the 135 East 57th Street Senior Pooled Portion.

Future Mezzanine or Subordinate Indebtedness.    The 135 East 57th Street Loan permits future mezzanine debt, subject to, among other conditions, (i) delivery of an acceptable intercreditor agreement by the mezzanine lender; (ii) a DSCR (based on combined balances) of not less than 1.10x, assuming a mezzanine debt interest rate equal to the actual capped interest rate constant (if the mezzanine debt is a floating rate loan) or an annual loan constant of 8% (if the permitted mezzanine debt is a fixed rate loan); (iii) an aggregate loan-to-value ratio not exceeding 75.0% (based on an appraisal approved by lender); and (iv) the additional mezzanine loan having a maturity date at least one year beyond the maturity date of the 135 East 57th Street Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$2,555,252,000 (Approximate)

COMM 2007-C9

135 East 57th Street New York, NY 10022	COLLATERAL TERM SHEET 135 East 57th Street	Senior Pooled Balance:	$69,500,000
		Senior Pooled DSCR:	1.56x
		Senior Pooled LTV:	24.0%

135 East 57th Street
New York , NY 10022
CENTRAL PARK
UPPER EAST SIDE
SUTTON PLACE
TURTLE BAY
MIDTOWN NORTH
MURRAY HILL
MIDTOWN SOUTH
TUDOR CITY
EAST RIVER
QUEENSBORO BRIDGE
CENTRAL PARK SOUTH
W 57TH STREET
E 57TH STREET
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
FIRST AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
BLOOMINGDALE'S
BLOOMBERG TOWER
FOUR SEASONS
RITZ TOWER
THE PLAZA HOTEL
GENERAL MOTORS BLDG. FAO SCHWARTZ
SOLOW BLDG.
IBM BLDG.
TRUMP TOWER
SONY BLDG.
MUSEUM OF MODERN ART
CITIGROUP CENTER
LIPSTICK BLDG
SEAGRAM BLDG.
345 PARK
WALDORF ASTORIA HOTEL
ST. PATRICK'S CATHEDRAL
SAKS FIFTH AVENUE
GENERAL ELECTRIC BLDG.
ROCKEFELLER PLAZA
MET LIFE BUILDING
GRAND CENTRAL TERMINAL
CHRYSLER BLDG
GRAYBAR BLDG.
HELMSLEY BUILDING
UNITED NATIONS PLAZA
UN GENERAL ASSEMBLY
BRYANT PARK
NEW YORK PUBLIC LIBRARY
EMPIRE STATE BUILDING
HERALD SQUARE
MORGAN LIBRARY
SAINT VARTAN PARK
THE CORINTHIAN
HUDSON RIVER
NEW JERSEY
NEW YORK
UPPER WEST SIDE
UPPER EAST SIDE
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
WEST VILLAGE
GREENWICH VILLAGE
STUYVESANT TOWN
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.